As filed with the U.S. Securities and Exchange Commission on December 12, 2025.

Registration No. 333-291040

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CGL LOGISTICS HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	4731	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 1805, 18F, Tower 1, Ever Gain Plaza,

88 Container Port Road

Kwai Chung, New Territories, Hong Kong

Telephone: +852 2136 6013

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood village, CO 80111 Telephone: (303) 292-3883	David D. Danovitch, Esq. Aaron M. Schleicher, Esq Sullivan & Worchester LLP 1251 Avenue of the Americas 19th Floor New York, NY 10020 Telephone: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated December 12, 2025

PRELIMINARY PROSPECTUS

CGL Logistics Holdings Limited

1,750,000 Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.0001 par value per share (the “Ordinary Shares”). We are offering, on a firm commitment basis, 1,750,000 Ordinary Shares. The initial public offering price of the Ordinary Shares is assumed to be US$4.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CGL”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

Investing in our Ordinary Shares involves significant risks, including the risk of losing your entire investment. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own, and not securities of our Operating Subsidiaries established in China and Hong Kong through which we conduct substantially all of our operations. We directly hold equity interests in our Operating Subsidiaries in China and Hong Kong, and we do not currently use a variable interest entity (“VIE”) structure. See “Risk Factors” beginning on page 28 to read about factors you should consider before buying our Ordinary Shares.

CGL Logistics Holdings Limited is a holding company incorporated in the Cayman Islands (the “Company”) with no material operations of its own. As a holding company with no material operations of our own, we conduct our operations in Hong Kong through our subsidiary, China Global Lines Limited (“CGL”), incorporated in Hong Kong, and in the People’s Republic of China (“China” or the “PRC”) through our subsidiaries CGL Flying Fish Logistics (Beijing) Limited (“Flying Fish (BJ)”) and CGL Flying Fish Logistics (Shanghai) Ltd., (“Flying Fish (SH)”), both incorporated in the PRC (collectively, the “Operating Subsidiaries”). The Company and the Operating Subsidiaries may be collective referred to as the “Group”. The Ordinary Shares offered in this offering are shares of the Company, a Cayman Islands holding company, and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

Since the Company’s business operations are conducted in China and Hong Kong through its Operating Subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene in or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares.

China and PRC shall refer to the People’s Republic of China, excluding for the purpose of this prospectus only the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 25 of this prospectus for more information.

We are subject to legal and operational risks associated with having certain of our Operating Subsidiaries’ operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does involve the collection of user data and may implicate cybersecurity reviews pursuant to the amended Cybersecurity Review Measures, which was promulgated by CAC and other relevant PRC governmental authorities on December 28, 2021 and took effect on February 15, 2022. We currently expect that these new regulations may have an impact on our Operating Subsidiaries or this offering. Furthermore, we cannot rule out the possibility that the PRC government will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares. We have been advised by PacGate Law Office, our PRC counsel, that, in its opinion, the filing requirements under the Trial Measures do not apply to the Company since: (1) the majority of its senior management are not Chinese citizens or domiciled in China and (2) less than 50% of its operating revenue, total profit, total assets or net assets is accounted for by domestic companies.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals were or are not required, our ability to offer or continue to offer our Securities to investors could be significantly limited or completely hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities. See “Risk Factors” beginning on page 28 of this prospectus for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Securities.

Although Hong Kong is a Special Administrative Region and a dependency of the PRC, it has enacted its own laws pertaining to data security and anti-monopoly concerns. Hong Kong enacted the Personal Data (Privacy) Ordinance (the “PDPO”) to ensure an adequate level of data protection to retain its status as an international trading center and to give effect to human rights treaty obligations. Moreover, Hong Kong has also enacted a similar piece of legislation regulating competition in the market (the “Competition Ordinance”). The Competition Ordinance prohibits: (i) anti-competitive agreements and concerted practices; and (ii) abuse of power with the object or effect of preventing, restricting or distorting competition in Hong Kong. If we were to be found in violation of either of these laws, our Hong Kong Operating Subsidiary’s operations may be restricted, and it may be required or elect to make changes to its operations in Hong Kong so as to be in accordance with the PDPO and/or the Competition Ordinance. Moreover, Hong Kong authorities may take other action against us, such as imposing taxes or other penalties, which could materially affect our financial results. Thus, our revenue and business operations in Hong Kong would be adversely affected.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The U.S. Securities and Exchange Commission (the “SEC”) adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, PKF Littlejohn LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess PKF Littlejohn LLP compliance with applicable professional standards. PKF Littlejohn LLP is headquartered in the England and Wales and has been inspected by the PCAOB on a regular basis, with the last inspection in October 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB Determinations.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Ordinary Shares may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China and Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq Capital Market, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.”

As a holding company, we will rely on dividends and other distributions on equity paid by our PRC or Hong Kong Operating Subsidiaries for our cash and financing requirements. If our PRC or Hong Kong Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Moreover, to the extent cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or Hong Kong government on the ability to transfer cash. However, none of our Operating Subsidiaries have made any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC or Hong Kong Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to U.S. investors.

As of the date of this prospectus, there have been no cash flows between our Cayman Islands holding company and any of our Subsidiaries or Operating Subsidiaries. Except for RMB 800,000 transferred from our PRC operating subsidiary, Flying Fish (SH), to our newly set up PRC operating subsidiary, Flying Fish (BJ) in September 2021, there has been no transfer of funds among our Subsidiaries for working capital purposes. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision), (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020, to regulate the financing activities between natural persons, legal persons, and unincorporated organizations. The provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiaries’ ability to transfer cash between subsidiaries. We intend to conduct regular review and management of all of our Subsidiaries’ and Operating Subsidiaries’ cash transfers and report to our Board of Directors.

Upon completion of this offering, our issued and outstanding shares will consist of 16,750,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 17,012,500 Ordinary Shares, assuming the over-allotment option is exercised in full. As of the date of this prospectus, Fook Star International Holding Limited, a British Virgin Islands international business company (“Fook Star”) owns 100% of our Ordinary Shares. We will be a controlled company as defined under Nasdaq Listing Rule 5615(c) because, immediately after the completion of this offering, Byron Lee, our Controlling Shareholder, Chairman, executive director and Chief Executive Officer, through his ownership of 100% of the outstanding shares of Fook Star, will own 89.55% of our total issued and outstanding Ordinary Shares, representing 89.55% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 88.17% of our total issued and outstanding Ordinary Shares, representing 88.17% of the total voting power, assuming that the over-allotment option is exercised in full.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total(3)
Initial public offering price	US$	4.00	US$	7,000,000
Underwriting discounts and commissions(1)	US$	0.32	US$	560,000
Proceeds to the Company before expenses(2)	US$	3.68	US$	6,440,000

(1) We have agreed to pay the underwriters a discount equal to 8% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering we have agreed to pay the representative of the underwriters, Revere Securities LLC (“Revere Securities” or the “Representative”), or reimbursement to the underwriters for certain expenses incurred relating to this offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 151.

(2) Excludes fees and expenses payable to the underwriters and other expenses of this offering. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 155.

(3) Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 262,500 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts, and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$644,000, and the total proceeds to us, before expenses, will be US$7,406,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

We expect to deliver the Securities offered hereby against payment in New York, New York on or about [●] [●], 2025, subject to satisfaction of customary closing conditions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

REVERE SECURITIES LLC

The date of this prospectus is December [●], 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our Securities means that the information contained in this prospectus, or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our Securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our Securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find Additional Information.”

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. We do not take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information, and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

For the purpose of undertaking a public offering of its Ordinary Shares, effective June 9, 2022, the Company engaged in a series of re-organizing transactions resulting in 15,000,000 Ordinary Shares issued to Fook Star, which have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the US dollar. For the purpose of presenting these financial statements of subsidiaries using HKD as the functional currency, translations of balances in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows from HK$ into US$ as of and for the six months ended March 31, 2025 and 2024 and as of and for the years ended September 30, 2023 and 2024 are solely for the convenience of the reader and were calculated at the rate of US$1.00 to HK$7.8. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including an Industry Market Research report prepared for our Company by Stave Horizon Initiative Limited, a third-party global research organization, commissioned by our Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical fact included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

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These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and in this section of the prospectus.

Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national, or global political, economic, business, competitive, market and regulatory conditions and the following:

●	our Operating Subsidiaries’ business strategies, operating plans, and business prospects;

●	our Operating Subsidiaries’ capital commitment plans and funding requirements;

●	our ability to effectuate and manage our Operating Subsidiaries’ planned business expansion;

●	our Operating Subsidiaries’ ability to attract customers and maintain customer loyalty;

●	our Operating Subsidiaries’ ability to maintain good relationships with their cargo space providers and other logistics service providers;

●	our Operating Subsidiaries’ ability to retain senior management team members and recruit qualified and experienced new team members;

●	our Operating Subsidiaries’ ability to maintain their competitiveness and operational efficiency;

●	our Operating Subsidiaries’ prospective financial conditions;

●	general economic market and business and financial conditions in Hong Kong, the PRC and globally;

●	the imposition of tariffs or other trade restrictions which could have a material adverse effect on our business, operations, and financial results;

●	laws, regulations, and rules for the freight forwarding and other logistics industry in Hong Kong, the PRC and globally;

●	future trends, developments and conditions in the freight forwarding and other logistics industry in Hong Kong, the PRC and globally;

●	certain statements in ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ with respect to trends in prices, volumes, and operations;

●	our ability to execute strategies for our Operating Subsidiaries;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which our Operating Subsidiaries operate, and to client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our Operating Subsidiaries’ business;

●	changes in interest rates or rates of inflation;

●	legal, regulatory, and other proceedings arising out of our Operating Subsidiaries’ operations; and

●	other factors that are described in “Risk Factors.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update nor revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various research and other publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for freight forwarding services may not grow at the rate projected by such market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Airway bill” means a non-negotiable document that applies to shipment by air freight, serving as a contract between the shipper and the air freight carrier, a receipt by the carrier for goods shipped and evidence of the contract between the shipper and the carrier for carriage of goods over routes of the carrier.

“Articles of Association” means the amended and restated memorandum and articles of association of our Company adopted on April 26, 2022, and as further supplemented, amended, or otherwise modified from time to time.

“ASEAN” means the Association of Southeast Asian Nations.

“Bill of Lading” means a document that applies to shipment by sea freight, serving as a contract between the shipper and the sea freight carrier, a receipt by the carrier for goods shipped and a document of title to the goods which evidences the contract between the shipper and the carrier for carriage of goods over routes of the carrier.

“Block space arrangement(s)” means arrangement(s) under which the marketing carrier purchases a pre-agreed quantity of cargo space from the operating carrier and sells that space under its own code, under which unsold cargo space will be subject to penalty by the operating carrier.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“CBM” means cubic meter.

“Carrier” means the individual or organization who transports passengers or goods for a profit.

“CGL” means China Global Lines Limited, a private company limited by shares incorporated on October 24, 1996, under the laws of Hong Kong and one of our Operating Subsidiaries conducting business operations in Hong Kong.

“CGLH” means China Global Lines Holding Limited, a British Virgin Islands business company incorporated on November 16, 2016, and a holding company not conducting any business operations.

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“CGL Holding” means CGL Holding Ltd., a British Virgin Islands business company incorporated on November 19, 2008, and a holding company not conducting any business operations.

“Co-loading” means the practice of transferring or co-loading our Operational Subsidiaries’ on-hand business from customers to other freight forwarders who offer good services and competitive rates to particular destinations.

“Company,” “we,” “us” or “our” means CGL Logistics Holdings Limited, an exempted company limited by shares incorporated on March 3, 2022, under the laws of the Cayman Islands.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented and/or otherwise modified from time to time.

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the laws of Hong Kong) as amended, supplemented, or otherwise modified.

“Consignee” means one to whom a consignment is made, i.e., the person named in the bill of lading to whom or to whose order the bill promises delivery.

“Consignor” or “shipper” means a person or firm (usually the seller of goods to be transported) named in the shipping documents as the party responsible for initiating a shipment to a consignee (usually the buyer of goods to be transported) named in the shipping documents.

“Consignment(s)” means goods or property sent by the aid of a common carrier from one person in one place to another person in another place.

“Consolidation” means the process by which a number of consignments of goods of different weights, volumes and sizes are grouped together into a single consignment for carriage in order to maximize utilization of cargo space on an aircraft or a vessel.

“Controlling Shareholder(s)” means for the purposes of our Company, Mr. Byron Lee, individually, and Fook Star International Holding Limited, as a group, where the context requires.

“Covid-19” means the Coronavirus Disease 2019.

“CSA(s)” means cargo sales agent(s) appointed by an airline which typically non-exclusively authorizes such sales agents in a region or territory where that airline has a principal place of business or representative office in relation to that airline’s cargo freight forwarding business, to deliver cargo to that airline, who will then offer air freight services to such agent and where the term refers to the business undertaken by such an agent, it stands for cargo sales agency.

“EIT Law” or “EIT Rules” means the Enterprise Income Tax Law of the People’s Republic of China.

“EU” means the European Union.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Flying Fish (BJ)” means CGL Flying Fish Logistics (Beijing) Limited, a limited liability company incorporated on September 8, 2021, under the laws of the PRC, which is one of our Operating Subsidiaries conducting business operations in the PRC.

“Flying Fish (SH)” means CGL Flying Fish Logistics (Shanghai) Ltd, a limited liability company established on November 30, 2004, under the laws of the PRC, which is one of our Operating Subsidiaries conducting business operations in the PRC and has six branches in the PRC.

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“Fook Star” means Fook Star International Holding Limited, a British Virgin Islands business company incorporated on November 14, 2016, which is a holding company not conducting any business operations owning the total issued and outstanding shares of the Company, and whose total issued, and outstanding shares are owned by Mr. Byron Lee, a Controlling Shareholder.

“Freight forwarder(s)” means one(s) who accepts bookings, consolidates shipments, and performs or provides total logistics services. A freight forwarder may act as a principal or as an agent. As a principal, the freight forwarder assumes responsibility for the transportation of goods from the place of receipt to the place of delivery by issuing its own house bill of lading to individual shippers who desire to ship goods by air, sea, rail, or road, or by providing agency logistics service whereby it provides port-to-port or door-to-door logistics services to satisfy the requirements of the client. As an agent, the freight forwarder is entrusted by shippers and consignees to handle transportation of goods, or related business, in the names of the shippers and consignees offering logistic services.

“Group,” “our Group,” “we,” “us,” or “our” means the Company and the Operating Subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“GSA” means a General Sales Agent for this freight forwarding industry who is generally responsible for selling cargo space.

“Hong Kong dollars” or “HKD” or “HK$” means Hong Kong dollars, the lawful currency of Hong Kong.

“Hong Kong Operating Subsidiary” means CGL.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse nor descendant (by birth or adoption) of any 5% owner of the Company.

“ISO 9001” means the standards set by the International Organization for Standardization for a quality management system where an organization is required to demonstrate its ability to consistently provide products and services that meet customer and applicable statutory and regulatory requirements and aims to enhance customer satisfaction.

“IT” means information technology.

“kg” means kilogram.

“NASDAQ Markets” mean an online global electronic marketplace for buying and selling securities, which operates 25 markets, 1 clearinghouse and 5 central securities depositories in the United States and Europe.

“NVOCC” means non-vessel operating common carrier.

“Operating Subsidiaries” means Flying Fish (BJ), Flying Fish (SH), and CGL.

“Pallet” means a flat transport structure that serves as the structural foundation of a unit load, which allows handling and storage efficiencies.

“Palletization” means a process by which goods are bundled together on a pallet in order to facilitate a mechanical handling of stacked goods.

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“Pick and pack” means part of a complete supply chain management process that is commonly used in, but not limited to, the retail distribution of goods. It entails processing small to large quantities of product, picking the relevant product for each destination and re-packaging with shipping label affixed and invoice included.

“PRC” or “China” means the People’s Republic of China, excluding, for the purposes of this prospectus only, the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“PRC Operating Subsidiaries” means Flying Fish (BJ) and Flying Fish (SH).

“Principal Shareholder” means Fook Star International Holding Limited, a company beneficially owned 100% by Mr. Byron Lee, our Chairman, Executive Director, and Chief Executive Officer.

“RCEP” means Regional Comprehensive Economic Partnership, a free-trade agreement between the 10 member states of the Association of Southeast Asian Nations (ASEAN) and its 5 Free Trade Agreement (FTA) partners, Australia, China, Japan, New Zealand, and the Republic of Korea.

“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the listing on the NASDAQ Markets, which are described in more detail in “History and Corporate Structure” in this prospectus.

“RMB” means Renminbi, the lawful currency of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Subsidiaries” means CGLH and CGL Holding, both of which are holding companies not conducting any business operations.

“Trillion” means Trillion Power Logistics Limited, a limited liability company incorporated on March 6, 2019, under the laws of Hong Kong, which was one of our Operating Subsidiaries conducting warehouse business operations in Hong Kong until it was sold to a third party on March 31, 2023.

“UN” means the United Nations.

“US$,” “$”, or “USD” means United States dollar(s), the lawful currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to CGL Logistics Holdings Limited, a Cayman Islands exempted company limited by shares.

Overview and Corporate History

We are a freight forwarding company founded in Hong Kong with over 20 years of history and, through our Operating Subsidiaries, we are principally engaged in providing freight forwarding services. Our Group’s history began approximately in 1999 when CGL, our primary Operating Subsidiary in Hong Kong, was founded by Mr. Byron Lee, our Chairman, Executive Director and Chief Executive Officer, and his spouse, Ms. Cheng. CGL commenced its freight forwarding business with a focus on providing international sea freight services between China and European countries.

In November 2004, Flying Fish (SH), our second Operating Subsidiary, was formed under the laws of the PRC and established our first PRC office in Shanghai to provide international freight forwarding services primarily in Shanghai and Jiangsu province. Between November 2005 and June 2021, Flying Fish (SH) established six more branches in the PRC to provide international freight forwarding services to and among other cities and areas, including Shanghai, Guangdong province, Fujian province, Zhejiang province, Shandong province, and in June 2021, its branch in Beijing, which has been opened but as of the date of this prospectus is not yet conducting business. An additional branch is further planned for establishment in Jiangmen.

In March 2019, Trillion, our former Operating Subsidiary, was established in Hong Kong to provide warehousing business operations in Hong Kong until it was sold to a third party in March 2023. In September 2021, Flying Fish (BJ), was established to conduct further business operations in Beijing. Together, CGL, Flying Fish (SH), and Flying Fish (BJ) are our “Operating Subsidiaries.”

The use of a VIE structure to circumvent restrictions on foreign ownership is a longstanding industry practice and well known to officials and regulators in China; however, VIEs are not formally recognized under Chinese law. Recently, the government of China provided new guidance to and placed restrictions on China-based companies raising capital offshore, including through VIE structures. Although the China Securities Regulatory Commission published that they do not object to the use of VIE structures for Chinese companies to raise capital from non-Chinese investors, there is no guarantee that the Chinese government or a Chinese regulator will not otherwise interfere with the operation of VIE structures. The Company directly holds equity interests in its Operating Subsidiaries in China and Hong Kong and does not currently use a VIE structure or expect to do so in the future.

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Reorganization

Effective June 9, 2022, our Group completed a reorganization to consolidate its business operations in Hong Kong and the PRC into an offshore corporate holding structure to expand our freight forwarding operations and strengthen agency logistics services operations and in anticipation of listing on a recognized securities market. The Company was incorporated on March 3, 2022. The Reorganization, which does not utilize a VIE structure, resulted in the corporate structure as set forth in the chart below. The primary reason for this offering and our listing on the NASDAQ Markets is to allow us to raise funds to strengthen our market position and to further expand our market share. For details, please refer to the section headed “History and Corporate Structure” on page 77 of this prospectus.

The major steps of the Reorganization were as follows:

(i)	incorporation on March 3, 2022 of CGL Logistics Holdings Limited in the Cayman Islands as an exempted company with limited liability with an authorized share capital of $30,300.00 consisting of 303,000,000 shares of a nominal or par value of US$0.0001 each; at incorporation, one share was issued as fully paid to the nominee of the secretarial company engaged by us, and such share was subsequently transferred to Fook Star on March 3, 2022;

(ii)	on April 26, 2022, we acquired from Fook Star the entire issued share capital of CGL Holding and CGLH at a consideration of two new Ordinary Shares issued by us; upon completion of the acquisition, CGL Holding and CGLH became the directly wholly owned subsidiaries of the Company and indirectly wholly owned by Mr. Byron Lee; and

(iii)	on June 9, 2022, we issued 14,999,997 Ordinary Shares at a par value of US$0.0001 for an aggregate consideration of US$1,499.99 to Fook Star at the beginning of the first period presented herein, thus making us a wholly owned subsidiary of Fook Star.

Therefore, as a result of the Reorganization and as of the date of this prospectus: (i) Fook Star, a holding company incorporated in the British Virgin Islands that is 100% owned by Mr. Byron Lee, owns 100% of our Company, (ii) our Company is a holding company and owns 100% of CGL Holding and CGLH, (iii) CGL Holding owns 100% of Flying Fish (SH), (iv) CGLH owns 100% of CGL, and (vi) CGL owns 100% of CGL Flying Fish (BJ).

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The following chart sets forth our corporate structure before this offering (as a result of the Reorganization and as of the date of this prospectus) and following this offering (without giving effect to any exercise of the underwriter’s overallotment option).

Purchasers in this offering are buying shares of CGL Logistics Holdings Limited (“Company”), a Cayman Islands company, whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

Business of the Operating Subsidiaries

Our Operating Subsidiaries have an aggregate of over twenty years of operating history. Our headquarters is based in Hong Kong, and our Operating Subsidiaries operate seven offices located in the PRC (Beijing, Qingdao, Shanghai, Ningbo, Xiamen, Shenzhen, and Guangzhou) from which they provide regional and international freight forwarding services to their customers.

Our Operating Subsidiaries’ freight forwarding services to their customers comprise sea freight forwarding, air freight forwarding and rail freight forwarding. Our Operating Subsidiaries also offer and provide agency logistics services, which include trucking services, warehousing services, and customs clearance/declaration to their customers as standalone services.

Our mission is to be an industry leader in providing regional and international freight forwarding services.

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Regulatory Oversight in China

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments).

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to Critical Information Infrastructure Operator (“CIIO”), any Data Processing Operator (“DPO”) controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance, and substantial uncertainties exist with respect to their interpretation and implementation.

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Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our customers, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) one of our Operating Subsidiaries is incorporated and located in Hong Kong and the other Operating Subsidiary is incorporated and located in mainland China; (ii) we have an Operating Subsidiary engaged in business operations in mainland China; and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we currently may expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law to have an impact on our Operating Subsidiaries or this offering. We believe that we are required to comply with the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law but shall not be deemed as an “Operator” required to file for cybersecurity review before listing in the United States, because: (i) one of our Operating Subsidiaries is incorporated and operates in Hong Kong and the other Operating Subsidiary is incorporated and operates in China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of the date of this prospectus, our Operating Subsidiaries may have in aggregate collected and stored personal information of far fewer than one million users; and (iii) all of the data our Operating Subsidiaries have collected is primarily stored in servers located in Hong Kong but may also be stored in servers located in China. As of the date of this prospectus, none of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it must file for a cybersecurity review or a CSRC review.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Revised Review Measures are adopted into law in the future and if any of the Operating Subsidiaries are deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

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As of the date of this prospectus, (1) we and our PRC Subsidiary have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied, and (2) we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, and, in the opinion of our PRC legal counsel PacGate Law Office, the filing requirements under the Trial Measures do not apply to the Company since: (1) the majority of our senior management are not Chinese citizens or domiciled in the PRC and (2) less than 50% of our operating revenue, total profit, total assets or net assets is accounted for by domestic companies. As of the date of this prospectus, we believe that no approval or permissions are required to be obtained from Chinese authorities for the Company to offer securities to foreign investors. See “Risk Factors — Risks Related to our Securities and the Offering.”

Furthermore, management does not believe that it meets the criteria of a “network platform operator controlling more than one million user’s personal information” since it does not carry out data processing activities which affect or may affect national security, does not control more than one million user’s personal information and has not received any notice from the relevant Chinese regulatory authorities requiring the Company to apply for a cybersecurity review, it does not believe that any such application is required. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC, CAC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC, CAC, or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Securities to investors could be significantly limited or completely hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities. See “Risk Factors” beginning on page 28 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Securities.

Holding Foreign Companies Accountable Act

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill, enacted on December 29, 2022, which amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

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On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. If the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. See “Risk Factors — Risks Relating to Doing Business in the People’s Republic of China and Hong Kong — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq Capital Market, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.” on page 34. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our auditor, PKF Littlejohn LLP (“PKF”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess PKF’s compliance with applicable professional standards. PKF Littlejohn LLP is headquartered in the England and Wales and has been inspected by the PCAOB on a regular basis, with the last inspection in October 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB Determinations.

See “Risk Factors — Risks Related to our Securities and the Offering.”

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Implications of Being a Holding Company - Transfers of Cash to and from Our Operating Subsidiaries

As a holding company, we will rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI, China and Hong Kong, through loans or capital contributions. Our BVI subsidiaries are permitted under the laws of the BVI to provide funding to us through dividend distribution subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of our BVI subsidiaries. Our subsidiaries (other than our BVI subsidiaries) are permitted under the respective laws of China and Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent that cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or the Hong Kong government on the ability to transfer cash. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. See “Risk Factors – Risks Related to Our Corporate Structure - We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 28.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that is applying to trade on the Nasdaq Capital Market in the United States is CGL Logistics Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability. See “History and Corporate Structure” on page 77 of this prospectus for further details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC, Hong Kong, the BVI and the Cayman Islands. After investors’ funds enter CGL Logistics Holdings Limited, the funds can be directly transferred to CGLH and CGL Holding. CGL Holding can then transfer the funds to Flying Fish (SH). CGLH can also directly transfer funds to CGL, and those funds can be transferred to Flying Fish (BJ).

If the Company intends to distribute dividends, Flying Fish (BJ) will transfer the dividends to CGL in accordance with the laws and regulations of the PRC and Hong Kong. CGL will transfer the funds to CGLH. CGLH will then transfer the dividends to CGL Logistics Holdings Limited in accordance with the laws and regulations of the BVI. CGL Logistics Holdings Limited will then transfer the dividends to all of its shareholders respectively in proportion to the Shares they hold in accordance with the laws and regulations of the Cayman Islands, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. With the exception of the payment of a dividend by CGL of US$14,307,000 in fiscal year 2022 and US$1,989,000 for six months ended March 31, 2025, neither the Company nor any of its Operating Subsidiaries or Subsidiaries has paid dividends or made distributions during the fiscal years ended September 30, 2024 and 2023, or up to the date of this prospectus. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended September 30, 2024, or 2023 and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries or Subsidiaries via capital contribution or shareholder loans. See “Risk Factors – Risks Related to Our Corporate Structure” on page 28 of this prospectus.

On June 23, 2022, the Board of Directors of the Company declared a dividend to Fook Star, its sole shareholder, in the amount of US$14,307,000 to offset the loan amount of US$14,307,000 advanced to Mr. Byron Lee as of June 23, 2022. On March 31, 2025, the Board of Directors of the Company declared a dividend to Fook Star, its sole shareholder, in the amount of US$1,989,000 to offset the loan amount of US$1,989,000 advanced to Mr. Byron Lee as of March 31, 2025. Mr. Byron Lee is the sole shareholder of Fook Star, and our Chairman, Executive Director, and Chief Executive Officer. There was no actual cash movement in payment of this dividend. See “Related Party Transactions - Related Parties” on page 132 of this prospectus.

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4. Our PRC Operating Subsidiaries and Hong Kong Operating Subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations and the Companies Ordinance of Hong Kong permit our PRC Operating Subsidiaries and Hong Kong Operating Subsidiary, respectively, to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with applicable accounting standards and regulations. In addition, our PRC Operating Subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as cash dividends. See “Regulatory Environment” on page 114 of this prospectus for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China, and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC Operating Subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC Operating Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Moreover, the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash or the assets of our PRC Operating Subsidiaries out of China and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash or assets within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition. See “Risk Factors – Risks Related to Doing Business in the People’s Republic of China and Hong Kong - Restrictions on RMB currency exchange may limit our ability to utilize our revenues effectively” on page 34.

In addition, the EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax residents. This withholding tax will reduce the amount of dividends we may receive from our PRC Operating Subsidiaries.

Summary Risk Factors and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 28 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Corporate Structure

●	We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business, including any restrictions imposed under PRC laws and PRC withholding tax or the Companies Ordinance of Hong Kong. Moreover, to the extent that cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or the Hong Kong government on the ability to transfer cash. See “Risk Factors - Risks Related to Our Corporate Structure - We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 28.

●	Our corporate structure may involve unique risks for investors and could be disallowed by Chinese regulatory authorities. See “Risk Factors – Risks Related to Our Corporate Structure” on page 29.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. See “Risk Factors – Risks Related to Our Corporate Structure” on page 29.

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Risks Related to Doing Business in the People’s Republic of China and Hong Kong

●	A downturn in the Hong Kong, Chinese or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 30.

●	Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be implemented quickly with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 31.

●	The Chinese government may exercise significant oversight and discretion or intervene or influence at any time the conduct of our Operating Subsidiaries’ business operations, including government laws and regulations regarding the freight forwarding logistics industry, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of our Ordinary Shares. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 31.

●	Although we are based in Hong Kong and conduct operations in both Hong Kong and China, if we become subject to the recent scrutiny, criticism and negative publicity involving U.S. listed China-based companies, we may have to expend significant resources to investigate and/or defend negative allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 32.

●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 32.

●	Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong, China, and other markets where the majority of our customers reside. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 33.

●	The PCAOB’s HFCAA Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong (“the Determination”) could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 34.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or Securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 39.

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Risks Related to Our Operating Subsidiaries’ Business Operations

●	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 41.

●

Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of Covid-19. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 42.

●	The imposition of tariffs or other trade restrictions could have a material adverse effect on our business, operations, and financial results. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 42.

●	The war in Ukraine could materially and adversely affect our business and results of operations. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 43.

●	Our Operating Subsidiaries rely on their suppliers and other logistics service providers and are susceptible to disruptions in the business activities of such suppliers, including insufficient cargo space, preventing our Operating Subsidiaries from meeting their customers’ needs. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 44.

●	Significant increases in freight charges may materially and adversely affect our Operating Subsidiaries’ business, financial condition, and results of operations. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 45.

●	Our Operating Subsidiaries’ business is reliant on information technology. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 45.

●	Our Operating Subsidiaries do not enter into long-term contracts with their customers, and they may not be able to maintain a stable source of revenue. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 46.

●	Our Operating Subsidiaries may not be able to cover all losses and risks associated with their business operations. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 46.

●	Our Operating Subsidiaries rely on our management team and employees in their business. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 46.

●	Our Operating Subsidiaries derive a significant portion of their revenue from international operations and are exposed to foreign exchange risk. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 47.

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Risks Related to Our Operating Subsidiaries’ Industry

●	The dramatic increase in fuel prices currently resulting from the moratorium and sanctions on Russian imports of oil and gas, among other factors, will increase our Operating Subsidiaries’ cost of operation and hence reduce the profitability of their business. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 49. Terrorist attacks and cargo hijacking may reduce demand for our Operating Subsidiaries’ services and increase the costs of their operations. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 50.

●	Terrorist attacks and cargo hijacking may reduce demand for our Operating Subsidiaries’ services and increase the costs of their operations. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 50.

●	Our Operating Subsidiaries’ business operates in the logistics industry, which is susceptible to the risk of changes in shipping policies, which could have a direct adverse impact on their business, financial condition, and results of operations. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 50.

Risks Related to Our Securities and the Offering:

●

We face uncertainty with respect to the requirement of cybersecurity review by the CAC and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, our listing and the offering.

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 51.

●

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 51.

●	Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if it should occur to us, may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 52.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 53.

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 53.

●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Listing Requirements and corporate governance standards. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 53.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 55.

●	Certain judgments obtained against us by our shareholders may not be enforceable. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 56.

●	Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if it should occur to us, may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 52.

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●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse U.S. federal income tax consequences. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 56.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 57.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 58.

●	Following this Offering, our Controlling Shareholder will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, our Controlling Shareholder has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” under Nasdaq rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders, on page 58.

●	Our Chief Executive Officer has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could present or cause a change of control or other transactions. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 58.

●	There are uncertainties with respect to indirect transfers of assets (including equity interests) of our Operating Subsidiary in the PRC. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 41.

●	We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes and be subject to PRC taxation on our worldwide income, which could result in unfavorable tax consequences to us and our shareholders. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 58.

Corporate Information

We were incorporated in the Cayman Islands on March 3, 2022, for the purpose of being the holding company for the listing on the Nasdaq Capital Market. Our registered office in the Cayman Islands is at P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 1205 Cayman Islands. Our principal executive office is at Unit 1805, 18/F, Tower 1, Ever Gain Plaza, 88 Container Port Road, Kwai Chung, New Territories, Hong Kong. Our telephone number at this location is +852 2136 6013. Our website address is http://www.cglhkg.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors - Risks Related to Our Securities and the Offering” on page 51 of this prospectus, and “Enforceability of Civil Liabilities” on page 59 of this prospectus for more information.

Implications of Being a “Controlled Company”

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules a “controlled company” is a company with more than 50% of its voting power held by a single person, entity, or group. Under the Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

On the other hand, a controlled company must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Upon completion of this offering, Fook Star and Mr. Byron Lee, our Controlling Shareholder, will be the beneficial owners of an aggregate of 15,000,000 Ordinary Shares, which will represent 89.55% (or 88.17% if the underwriters exercise the over-allotment option in full) of the then total issued and outstanding Ordinary Shares. As a result, we will continue to be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the Controlling Shareholder will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. As of the date of this prospectus, we have not relied on these exemptions, but we may elect to do so in the future. See “Risk Factors Risks Related to Our Securities and the Offering - Following this Offering, our Controlling Shareholder will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, our Controlling Shareholder has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” under Nasdaq rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders, on page 58.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We may take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. See “Risk Factors Risks Related to Our Securities and the Offering - As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market corporate governance listing standards.” on page 58.

Impact of COVID-19

Our business operations were materially and adversely affected by the COVID-19 pandemic that we experienced from 2020 to early 2023. The World Health Organization declared COVID-19 a pandemic on March 11, 2020, after the virus spread from China to other countries around the world. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of restrictions and other quarantine measures to try to contain the spread of COVID-19.

Although the spread of COVID-19 appears to be under control as of the date of this prospectus, the extent to which the COVID-19 pandemic may impact the Company’s future financial results will depend on future developments, such as new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 and any COVID-19 variants, the related travel advisories and restrictions, the overall impact of the COVID-19 pandemic on the global economy and capital markets, and the efficacy of COVID-19 vaccines, which may also take extended time to be widely and adequately distributed, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity, and results of operations.

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The Offering

Offering Price	The initial public offering price is assumed to be US$4.00 per Ordinary Share.

Ordinary Shares offered by us	1,750,000 Ordinary Shares (or 2,012,500 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Ordinary Shares issued and outstanding prior to this offering	15,000,000 Ordinary Shares.

Ordinary Shares to be issued and outstanding immediately after this offering	16,750,000 Ordinary Shares (or 17,012,500 Ordinary Shares if the underwriters exercise the over-allotment option in full).

Over-allotment option	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 262,500 Ordinary Shares at the initial public offering price, less underwriting discounts, and commissions, solely for the purpose of covering over-allotments. See “Underwriting” on page 151 of this prospectus.

Use of proceeds	We currently intend to use the net proceeds from this offering, without giving effect to the over-allotment option, as follows: (i) approximately $1,619,359 for expanding our Operating Subsidiaries’ office network to increase market penetration; (ii) approximately $231,337 for further expansion of our CSA arrangements in order to further develop the market for our Operating Subsidiaries’ freight forwarding services; (iii) approximately $323,872 to develop e-business by leveraging our Operating Subsidiaries’ current network in Hong Kong and the PRC; (iv) approximately $601,476 to lease more warehousing space to further develop our Operating Subsidiaries’ warehousing business; (v) approximately $462,674 to enhance our IT system; and (vi) approximately $1,388,021 for working capital and other general corporate purposes, including the payment of $268,000 pursuant to a Financial Consulting Agreement. See “Use of Proceeds” on page 60 of this prospectus.

Indemnification escrow	Net proceeds of this offering in the amount of $200,000 shall be used to fund an escrow account for a period of 12 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of the underwriting agreement.

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Lock-up

Each of our directors and executive officers and our Controlling Shareholder have agreed, subject to certain exceptions, for a period of six months after the date of this prospectus, not to, except in connection with this offering, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

In addition, the Company has agreed not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of six months after the closing of this offering.

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 28 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Application has been made for the listing of the Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	CGL

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

Payment and Settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●] [●], 2025.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Corporate Structure

We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Our Company is a holding company, and we will rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC, Hong Kong, the BVI and the Cayman Islands. Our subsidiaries (other than our BVI subsidiaries) are permitted under the respective laws of China and Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or the Hong Kong government on the ability to transfer cash. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

After investors’ funds enter CGL Logistics Holdings Limited, the funds can be directly transferred to CGLH and CGL Holding. CGL Holding can then transfer the funds to Flying Fish (SH). CGLH can also directly transfer funds to CGL, and those funds can be transferred to Flying Fish (BJ). If the Company intends to distribute dividends, Flying Fish (BJ) will transfer the dividends to CGL in accordance with the laws and regulations of the PRC and Hong Kong. CGL will transfer the funds to CGLH. CGLH will then transfer the dividends to CGL Logistics Holdings Limited in accordance with the laws and regulations of the BVI. CGL Logistics Holdings Limited will then distribute the dividends to all of its shareholders respectively in proportion to the Shares they hold in accordance with the laws and regulations of the Cayman Islands, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Under the laws of Cayman Islands and our Articles of Association, our Company is permitted to provide funding to its subsidiaries through loans or capital contributions, provided that such funding is in the best interest of our Company. Our Board of Directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they become due in the ordinary course of business. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

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Under the Companies Ordinance of Hong Kong, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S investors, nor on distributing earnings from our Operating Subsidiaries’ businesses to our Company and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends.

Under PRC laws, rules and regulations, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of their registered capital. As a result of these laws, rules and regulations, our PRC subsidiaries are restricted in their ability to transfer a portion of their respective net assets to us. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition, and results of operations.

With the exception of the dividend declared by CGL of US$14,307,000 during fiscal year 2022 and US$1,989,000 for the six months ended March 31, 2025, neither the Company nor any of its Operating Subsidiaries or Subsidiaries has paid dividends or made distributions during the fiscal years ended September 30, 2024, and 2023, or up to the date of this prospectus. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended September 30, 2024, or 2023, and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries or Subsidiaries via capital contribution or shareholder loans.

Moreover, to the extent that cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or Hong Kong government on the ability to transfer cash. Any limitation on the ability of our Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely affect our financial position and the value of our Ordinary Shares.

Our corporate structure may involve unique risks for investors and could be disallowed by Chinese regulatory authorities. Any PRC regulations pertaining to our corporate structure, loans to and investment in PRC entities by offshore holding companies may delay us from making loans or capital contributions to our Operating Subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their businesses, which could cause our Ordinary Shares to significantly decline in value or become worthless.

With regards to our corporate structure, any funds we may transfer to our PRC Operating Subsidiary, either as a loan or as an increase in registered capital, are subject to approval by or registration with relevant government authorities in China, regardless of the amount of the transfer. According to the relevant PRC regulations, capital contributions to our PRC Operating Subsidiary are subject to the submission of reports of changes through the enterprise registration system and registration with a local bank authorized by SAFE. In addition, any foreign loan procured by our PRC Operating Subsidiaries is required to be registered with SAFE, and such loan is required to be registered with the NPRC. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC Operating Subsidiaries. If we fail to complete such registration or other procedures, our ability to maintain our corporate structure while capitalizing our PRC Operating Subsidiaries’ operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management had not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

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Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

Risks Related to Doing Business in the People’s Republic of China and Hong Kong

A downturn in the Hong Kong, China or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition.

Our Operating Subsidiaries’ business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on our PRC Operating Subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses and have a negative impact on our Operating Subsidiaries’ business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be implemented quickly with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our Operating Subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement thereof involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protections to which we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability of our Operating Subsidiaries to enforce their contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement.

The Chinese government may exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rule, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Company is a holding company, and we conduct our operation through our Operating Subsidiaries in Hong Kong and the PRC. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which our Operating Subsidiaries are subject may change rapidly and with little notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our Operating Subsidiaries’ current policies and practices. New laws, regulations and other government directives in China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our Operating Subsidiaries’ development;

●	result in negative publicity or increase our Operating Subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our Operating Subsidiaries’ business, including fines assessed for our Operating Subsidiaries current or historical operations, or demands or orders that our Operating Subsidiaries modify or even cease their business practices.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development, or public interest before carrying out mergers, restructuring or splits that affect or may affect national security. These statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our Operating Subsidiaries’ operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Operating Subsidiaries’ cost of operations.

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The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Operating Subsidiaries’ operations and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Operating Subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

Although we are based in Hong Kong and conduct operations in both Hong Kong and China, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. The Chinese government also may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares. Moreover, as a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming, likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Ordinary Shares could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

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Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong, China, and other markets where the majority of our Operating Subsidiaries’ customers reside.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on our Operating Subsidiaries and their customers, our Operating Subsidiaries’ service providers and their other partners. International trade disputes could result in tariffs and other protectionist measures, which may materially and adversely affect our Operating Subsidiaries’ business.

Tariffs could increase the cost of the goods and products which could affect customers’ investment decisions. In addition, political uncertainty, such as the recent invasion by Russia in Ukraine, and surrounding international trade disputes and their potential of escalation to trade wars and global recession, could have a negative effect on customer confidence, which could materially and adversely affect our Operating Subsidiaries’ business. Our Operating Subsidiaries may also have access to fewer business opportunities, and their operations may be negatively impacted as a result. In addition, the current and future actions, or escalations by either the United States or China, including those sanctions imposed by the United States and other countries on Russia, and that affect trade relations may cause global economic turmoil and potentially have a negative impact on our Operating Subsidiaries’ markets, their business, or their results of operations, as well as the financial condition of their customers. We cannot provide any assurances as to whether such actions will occur or the form that they may take.

The PRC government’s control over the conversion of foreign exchange and fluctuations in the value of RMB may result in foreign currency exchange losses and limit our ability to pay dividends.

Since our Operating Subsidiaries conduct business in Hong Kong and the PRC, we receive part of their revenue and pay part of our expenses in the RMB. The value of RMB against the U.S. dollar and other currencies fluctuates from time to time and is subject to changes in the domestic and international political and economic developments, including the global and monetary effects of the war in Ukraine, as well as the fiscal and foreign exchange policies prescribed by the PRC government. We cannot assure you that the value of the RMB will remain at the current level against the U.S. dollar or any other foreign currency. If the RMB appreciates or depreciates against the U.S. dollar or any other foreign currency, it will have mixed effects on our Operating Subsidiaries’ business, and there is no assurance that the overall effect will be positive.

The RMB is not currently a freely convertible currency. Conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. Pursuant to the existing foreign exchange regulations in the PRC, we are allowed to carry out foreign exchange transactions for current account items (including dividend payment) without submitting the relevant documentary evidence of such transactions to the SAFE of the PRC for approval in advance as long as they are processed by banks designated for foreign exchange trading. However, we may need to obtain the SAFE’s prior approval for foreign exchange transactions for capital account items. If we fail to obtain the SAFE’s approval to convert RMB into foreign currencies for foreign exchange transactions, our Operating Subsidiaries’ business operations, financial condition, results of operations and prospects, as well as our ability to pay dividends, could be materially and adversely affected.

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Restrictions on RMB currency exchange may limit our ability to utilize our revenues effectively.

A substantial portion of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our Operating Subsidiary. Currently, our PRC Operating Subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC and/or transfer cash or assets out of China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our Operating Subsidiaries. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash or assets within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition, and results of operations.

Dividends payable by the Company to our foreign investors and gains on the sale of our Ordinary Shares may be subject to PRC income taxes.

Pursuant to the EIT Law and EIT Rules, subject to any applicable tax treaty or arrangement between the PRC and the jurisdiction of residence of our investors that provides a different income tax arrangement, the payment of dividends by a PRC resident enterprise to investors that are non-PRC resident enterprises (including enterprises that do not have an establishment or place of business in the PRC and enterprises that have an establishment or place of business but their income is not effectively connected with the establishment or place of business) or any gain realized on the transfer of shares by such investors is generally subject to PRC income tax at a rate of 10% to the extent that such dividend has its source in the PRC or such gain is regarded as income derived from sources within the PRC. Under Individual Income Tax Law of the PRC and its implementation rules, dividends sourced within the PRC paid to foreign individual investors who are not PRC residents and gains from PRC sources realized on the transfer of our Ordinary Shares by such investors would be subject to PRC income tax at a rate of 20%, subject to any reduction or exemption set out in applicable tax treaties and PRC laws.

It is uncertain whether we will be considered as a PRC ‘‘resident enterprise’’. If we are considered as a PRC “resident enterprise,” dividends payable by us with respect to our Ordinary Shares, or any gain realized from the transfer of our Ordinary Shares, may be treated as income derived from sources within the PRC and may be subject to PRC income tax, subject to the interpretation, application, and enforcement of the EIT law and the EIT rules by the relevant tax authorities. If we are required under the EIT Law or other related regulations to withhold PRC income tax on our dividends payable to foreign holders of our Ordinary Shares which are ‘‘non-resident enterprises,’’ or if our Shareholders are required to pay PRC income tax on the transfer of our Ordinary Shares under PRC tax laws, the value of an investment in our Ordinary Shares may be materially and adversely affected.

Although the audit report included in this prospectus is prepared by auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq Capital Market, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

Our auditor, PKF Littlejohn LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess PKF Littlejohn LLP compliance with applicable professional standards. PKF Littlejohn LLP is headquartered in the England and Wales and has been inspected by the PCAOB on a regular basis, with the last inspection in October 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB Determinations. We cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures.

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As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq Capital Market, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to Commission-Identified Issuers. The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

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On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in mainland China and Hong Kong, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under the HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If any our Operating Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected.

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Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Our Operating Subsidiaries’ business and operations in Hong Kong are subject to data privacy related laws and regulations. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest.

The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

If our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution. Based on advice of counsel, we believe we have established the necessary protocols and data collection standards to ensure compliance with the PDPO.

Moreover, the increase in attention to and regulation of data protection, data privacy and cybersecurity across the globe in recent years will require us to further devote resources and incur additional costs associated with compliance. Although we strive to comply with applicable laws and regulations regarding data protection and data privacy and to inform our suppliers and customer of our business practices, it is possible that these laws and regulations may be interpreted and applied in a manner that is inconsistent with our data collection, use, maintenance, and other processing practices or that it may be argued that our practices do not comply with Hong Kong’s Personal Data (Privacy) Ordinance. Due to rapid changes in technology and the inconsistent interpretations of privacy and data collection and protection laws and regulations, we may be required to materially change the way we do business. The challenges imposed by the ongoing need to remain compliant with such laws and regulations, as well as the need to implement any changes due to newly introduced laws and regulations, may slow our growth, and if we are not able to cope with these challenges as effectively as other companies, we will be competitively disadvantaged.

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We are incorporated under the laws of the Cayman Islands and are subject to its Data Protection Act, which regulates our collection and processing of personal data of our investors. A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of any third-party service providers could harm our reputation and subject us to significant liability.

We collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time as well as any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”). We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller.” By virtue of your investment in the Company, we and certain of our third-party service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Customers’ personal data will be processed fairly and for lawful purposes, including: (i) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request; (ii) where the processing is necessary for compliance with any legal, tax, or regulatory obligations to which we are subject; or (iii) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. We anticipate that we will share your personal data with our third-party service providers for certain purposes. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions, or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory, including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We are fully aware that cybersecurity threats, privacy breaches, insider threats or other incidents and malicious internet-based activity continue to increase, evolve in nature, and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, and other external parties, as well as nation-state and nation-state-supported actors. While we have not experienced any cyberattacks, many companies that provide services similar to ours have reported a significant increase in cyberattack activity since the beginning of the Covid-19 pandemic.

Our Board of Directors has adopted a cybersecurity policy (the “Cybersecurity Policy”) and has authorized the Audit Committee to have full authority and powers to implement the Cybersecurity Policy. The Audit Committee Charter provides the members of the Audit Committee with authorization and authority to conduct continuous analysis of and review for any potential cybersecurity risks as part of the Company’s overall risk management program and to create a cyber-resilient organization, which will contribute to the value preservation of the Company. The Audit Committee Charter further provides authority and responsibility to the members of the Audit Committee to: (i) understand the economic drivers and impact of cyber risk, including the financial impact to our Company; (ii) align cyber-risk management policies with the Company’s business needs by integrating cyber-risk analysis into significant business decisions; (iii) ensure our Company’s organizational structure supports cybersecurity goals; and (iv) incorporate cybersecurity expertise into board governance. See “Management – Audit Committee Charter”.

In addition, because we may utilize a third-party contractor to provide these services to us, including cloud, software, data center and other critical technology, to collect and maintain personal data on our shareholders, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our or our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of software systems could result in the compromise of the confidentiality, integrity or availability of the data housed. We cannot guarantee that any similar incidents may not occur again and adversely affect our shareholders. We and our third-party service providers and partners may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, we may also become liable in the event our or our third-party service providers are subject to security breaches, privacy breaches or other cybersecurity threats. This could expose us to a risk of litigation, indemnity obligations and damages, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and fines and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such cybersecurity attack or other security breach or incident and implement additional security measures.

We currently do not maintain cybersecurity insurance, and in the event that we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

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We may become subject to a variety of PRC laws and other regulations regarding data security or Securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or the “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in the PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replace the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any and online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our customers, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) one of our Operating Subsidiaries is incorporated and located in Hong Kong and the other Operating Subsidiary is incorporated and located in China; (ii) we have an Operating Subsidiary engaged in business operations in mainland China; and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we currently may expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our Operating Subsidiaries or this offering.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

These statements and regulatory actions are new, and it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Trial Measures become applicable to our Operating Subsidiaries, if any of our Operating Subsidiaries is deemed to be an “Operator” required to file for cybersecurity review before listing in the United States or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Operating Subsidiaries, the business operations of our Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our Operating Subsidiaries may become subject to fines and other penalties, which may have a material adverse effect on our business, operations, and financial condition, may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

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If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. As of the date of this prospectus we believe that we are in full compliance with the rules and regulations promulgated by the CAC and CSRC and associated policies as issued to current date.

These recent statements, laws, and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures, have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Company’s Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or “the Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

If we have erroneously concluded that these permission requirements do not apply to us, or if applicable laws, regulations, or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business operations and financial position. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the Opinions come into effect and are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our Securities may significantly decline in value or become worthless.

Given the current PRC regulatory environment, it is uncertain whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and if such permission is required, whether it will be denied or later rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares. We have been advised by PacGate Law Office, our PRC counsel, that, in its opinion, the filing requirements under the Trial Measures do not apply to the Company since: (1) the majority of its senior management are not Chinese citizens or domiciled in China and (2) less than 50% of its operating revenue, total profit, total assets or net assets is accounted for by domestic companies. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

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On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered, and listed securities must be filed with the CSRC within three business days after the offering is completed. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our Securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery of our Ordinary Shares, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our IPO, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our Securities.

There are uncertainties with respect to indirect transfers of assets (including equity interests) of our Operating Subsidiaries in the PRC.

The Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (“Announcement No. 37”) and the Announcement on Certain Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises (“Circular 7”) issued by The State Administration of Taxation (“SAT”), provide comprehensive guidelines in relation to, and also heighten the PRC tax authorities’ scrutiny over, indirect transfers by a non-resident enterprise of assets (including equity interests) of a PRC resident enterprise (“PRC Taxable Assets”).

Announcement No. 37 and Circular 7 specify that the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets when a non-resident enterprise transfers PRC Taxable Assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC Taxable Assets by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC Taxable Assets if such transfer is deemed to have been conducted for the purposes of avoiding PRC enterprise income taxes and without any other reasonable commercial purposes. It is unclear whether any exemptions specified under Circular 7 will be applicable to the transfer of our Shares on a public market by our non-resident enterprise Shareholders or to any future acquisition by us outside of the PRC involving PRC Taxable Assets. Therefore, the PRC tax authorities may deem any transfer of our Shares by our Shareholders that are non-resident enterprises, or any future acquisition by us outside of the PRC involving PRC Taxable Assets, to be subject to the foregoing regulations, which may subject our Shareholders or us to additional PRC tax reporting obligations or tax liabilities.

Risks Related to Our Operating Subsidiaries’ Business Operations

Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents.

In accordance with the relevant laws and regulations in the PRC, our Operating Subsidiaries are required to maintain various approvals, licenses and permits to operate their businesses, including, but not limited to, business licenses. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws, and regulations.

Our Operating Subsidiaries may be subject to a large number of regulatory measures imposed by various governmental entities in the PRC as follows: (i) Regulations Relating to Competition; (ii) Electronical Commerce Law; (iii) Regulations Relating to Intellectual Property: Copyright, Trademark, Patent and Domain Name; (iv) Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to their PRC Subsidiaries; (v) Regulations Relating to Foreign Exchange; (vi) Regulations Relating to Dividend Distributions; (vii) Regulations Relating to Overseas Listings; (viii) Regulations Relating to Employment; (ix) Regulations Relating to Customer Rights Protection; and (x) Regulations Relating to Tax: Income Tax, Value-Added Tax. As of the date of this prospectus, our Operating Subsidiaries have received all necessary governmental approvals and licenses for operations in the PRC and have not been denied any such licenses or approvals.

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The logistics industries in Hong Kong and the PRC are regulated by specific legislations regulating freight forwarding or customs clearance/declaration, warehousing and transportation, and approvals and licenses are required to be obtained from or, as the case may be, registrations are required to be performed at regulatory authorities in Hong Kong and the PRC. In providing integrated logistics services in Hong Kong, our Hong Kong Operating Subsidiaries have obtained business registration certificates. CGL is registered as a regulated agent under the Regulated Agent Regime adopted by the Hong Kong Aviation Security Program in Hong Kong. To provide sea freight forwarding services to the U.S., our Operating Subsidiaries have been registered as NVOCC (as defined under the U.S. Code of Federal Regulations) in compliance with the U.S. Code of Federal Regulations. Our Operating Subsidiaries have also obtained the licenses (such as NVOCC certificates in the PRC) and completed filings necessary to conduct their operations in the PRC. Some of these licenses and approvals are subject to renewal.

Moreover, our Operating Subsidiaries are also subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety and may be adversely affected by new and changing laws and regulations. They are required to adopt measures to control the discharge of polluting matters, toxic substances or hazardous substances and noise at their facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of their employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies in the freight forwarding industry could impose new restrictions or prohibitions on their current practices. Our Operating Subsidiaries may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on their business, financial condition, results of operations and prospects.

As of the date of this prospectus, our Operating Subsidiaries have received all governmental approvals for operations in the PRC and Hong Kong. However, in the event that our Operating Subsidiaries fail to renew the relevant licenses or filings, there is no assurance that our Operating Subsidiaries can find suitable suppliers in a timely manner or on reasonable commercial terms, or that such suppliers will at all times perform in a satisfactory level. Therefore, our Operating Subsidiaries’ business, reputation, prospects, results of operations and financial condition may be materially and adversely affected. For further discussion, including the possible consequences for non-compliance, see “Regulatory Environment.”

The imposition of tariffs or other trade restrictions could have a material adverse effect on our business, operations, and financial results.

On July 14, 2020, President Trump signed an executive order and the Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy.

On February 1, 2025, President Trump imposed a 10% tariff on goods from Hong Kong targeting imports originating from the PRC.

On April 2, 2025, President Trump declared that foreign trade and economic practices had created a national emergency under the International Emergency Economic Powers Act of 1977 (IEEPA) and imposed across-the-board tariffs on all countries, along with individual reciprocal higher tariffs for certain countries, subject to certain exceptions. These tariffs will remain in effect until such a time as President Trump determines that the threat posed by the trade deficit and underlying nonreciprocal treatment is satisfied, resolved, or mitigated.

These tariffs and other recent actions may represent an escalation in political and trade tensions involving the U.S., PRC and Hong Kong, and may prompt retaliatory action by other countries and escalate the ongoing trade war. This will require the Company to evaluate the following to determine the impact on our business which could potentially harm our business.

– The effect the new U.S. tariffs or new tariffs to be imposed by the other countries will have on the volume of shipments made by our customers.

– How the tariffs will impact the price that we charge for our services.

– Whether the imposition of tariffs will impact the demand for our services.

– Whether the imposition of tariffs will cause inflationary pressures in the economy and will otherwise have negative economic impacts that could in turn impact the demand for our services.

Given the relatively small geographical size of Hong Kong, any such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA or these tariffs in Hong Kong and companies with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of PRC-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence of Covid 19 or a prolonged outbreak of a similar global pandemic.

Our business operations were materially and adversely affected by the COVID-19 pandemic that we experienced from 2020 to early 2023. The World Health Organization declared COVID-19 a pandemic on March 11, 2020, after the virus spread from China to other countries around the world. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of restrictions and other quarantine measures to try to contain the spread of COVID-19.

Although the spread of COVID-19 appears to be under control as of the date of this prospectus, the extent to which a reoccurrence of COVID-19 or the outbreak of a similar pandemic may impact the Company’s future financial results will depend on future developments, such as new information on the effectiveness of the mitigation strategies, the duration, spread, severity, and recurrence of COVID-19 or similar pandemics, the related travel advisories and restrictions, and the overall impact of such pandemics on the global economy and capital markets, remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of a reoccurrence of COVID-19 or the outbreak of a similar pandemic on its future operations, financial condition, liquidity, and results of operations.

42

Many of the economies in Asia and worldwide are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our revenues.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures, including the increased cost of power due to climate change. Inflationary pressures may result in government intervention in the economy, including policies that may adversely affect the overall performance of the respective countries’ economy, which could, in turn, adversely affect our operations and the price of our Ordinary Shares. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credit, interest rates, limitations on loans and restrictions on currency conversion and foreign investment. There also may be imposition of price controls and, if these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Our business is based on a cost-plus basis, and we therefore are not directly impacted by inflation as increases in fuel and transportation costs are passed on to our clients. However, we are indirectly impacted by inflationary pressure on our freight and shipping clients who find that their businesses have decreased due to inflation increasing the cost of and reducing the demand for their products which correspondingly will reduce the amount of freight shipped and accordingly result in a decrease of our freight and shipping. Because we are not limited to any specific commodity or product, the ultimate industry in which we operate may be affected more severely by such a slowing of economic growth.

Inflation, measures to contain inflation and speculation about potential measures can also contribute to significant uncertainty in relation to the economy and weaken investor confidence, which could affect our ability to access finance, including access to equity of international capital markets. Future measures by the governments, including increases in interest rates, intervention in the foreign exchange market and actions to adjust or fix the value of monetary denominations may trigger further increases in inflation, adversely affecting the overall performance of the respective economies. Inflation can also increase our costs and expenses, and we may not be able to transfer such costs to our freight and shipping customers, which would reduce our profits and net profit margins.

The war in Ukraine and shipping disruptions in the Red Sea could materially and adversely affect our business and results of operations.

The war in Ukraine has affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, the European Union, and other countries against Russia and possibly countries that support, directly or indirectly, Russia’s incursion. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the businesses of our customers, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

Recently there have been shipping disruptions in the Red Sea and surrounding waterways due to attacks on marine vessels by the Houthi movement which controls part of Yemen. These disruptions may impact our ability to distribute our products to our customers in a cost-effective and timely manner and to meet our customers’ demands, all of which could have an adverse effect on financial condition and results of operations.

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We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our freighting and shipping operations.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea level rise and other climate-related events, could affect our operations, warehousing, and financial results. Climate change events can result in the disruption of the continued functioning of infrastructures, such as the transportation network and utilities. For example, drought can result in increases in commodity and/or food prices and shortages. Enterprises are increasingly focused on managing risks arising from climate change and compliance with relevant laws and regulations. As countries worldwide undertake to lower greenhouse gas emissions, businesses relating to commodity production may be increasingly subject to regulatory requirements relating to reduced emissions, including carbon tax and other emission reduction measures. Such new regulations can lead to increased production costs. The inflation in prices due to the effects of climate change and increases in fuel and transportation costs may make our or our customers’ costs increase significantly. Alternatively, we may be unwilling to pass these increased costs on to our customers, which would decrease our profit margins. Moreover, we may lose our competitiveness if our transportation or freighting prices increase significantly. We could incur significant costs to improve the climate resiliency of our infrastructures and otherwise prepare for, respond to, and mitigate such physical effects of climate change, including those associated with our freighting and shipping operations. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change. In either case, this could have a material adverse effect on our business, results of operation and financial condition.

Our Operating Subsidiaries rely on their suppliers and other logistics service providers and are susceptible to disruptions in the business activities of such suppliers, including a lack of cargo space preventing them from meeting their customers’ needs. Our Operating Subsidiaries may also fail to maintain stable business relationships with their suppliers and are further sensitive to general economic and political conditions and other factors beyond their control. Thus, their results of operations are prone to significant and unpredictable fluctuations.

Our Operating Subsidiaries are susceptible to disruptions in the business activities of their suppliers of cargo space and other logistics service providers. Our Operating Subsidiaries rely on their suppliers to provide cargo space for their freight forwarding customers. Any disruptions in the business activities of such suppliers will adversely affect our Operating Subsidiaries’ business and operations. Such disruptions may include: (a) suspension, cancellation or re-routing of flights as a result of military conflicts, technical failures, extreme weather conditions or insufficient staff due to COVID-19; (b) political and industrial actions such as labor strikes at transportations hubs or destination ports; and (c) serious financial difficulties faced by their suppliers which render their provision of services impossible. In the event of an occurrence of the above, our Operating Subsidiaries may have to source an alternative supplier of cargo space for their customers within a tight time constraint. If our Operating Subsidiaries are unable to make prompt adjustments in response to such disruptions in the business activities of their cargo space suppliers and other logistics service providers, their customers may switch to their competitors. Our Operating Subsidiaries’ reputation, business, financial condition and results of operations could also be adversely affected.

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Significant increases in freight charges may materially and adversely affect our Operating Subsidiaries’ business, financial condition, and results of operations.

Our Operating Subsidiaries directly and indirectly purchase sea, air and rail cargo space from shipping lines, airlines, CSAs, train operators or other freight forwarders, as well as providing or arranging for trucking services.

Freight charges are significantly affected by a wide range of external factors, including fuel price, exchange rate, supply, and demand of cargo space, imposition, or removal of, or change in, import, or export taxes and market conditions. Our Operating Subsidiaries price their services on a cost-plus basis, principally by reference to competitiveness of buying costs, market demand, competition, and volume of individual shipment. Failure to pass on any significant increase in freight charges or other costs to their customers could materially and adversely affect their business, financial condition, and results of operations.

Moreover, our Operating Subsidiaries do not own cargo space and directly and indirectly purchase cargo space from shipping lines, airlines, CSAs, train operators and other freight forwarders. Our Operating Subsidiaries entered into CSAs with various airlines and such arrangements allow them to directly purchase air cargo space from airlines. Directly purchasing cargo space from airlines is more cost effective than purchasing such cargo space through other freight forwarders. Since cargo space is usually offered on a first-come-first-served basis, we cannot assure that our Operating Subsidiaries will always be able to source sufficient cargo space economically or in a timely manner. In the event our Operating Subsidiaries fail to obtain sufficient cargo space to meet their customers’ demand, in particular during peak seasons, our Operating Subsidiaries’ reputations may be adversely impacted.

Our Operating Subsidiaries’ business is reliant on information technology.

Since our Operating Subsidiaries provide integrated logistics services, which involves considerable logistics arrangement among various parties, our Operating Subsidiaries rely on information technology to maintain their electronic system and database to coordinate the arrangement for their business operations. Our Operating Subsidiaries’ suppliers and customers’ information and logistics arrangements, such as flight and shipping schedules, are recorded in their system. In the event of system failure, if our Operating Subsidiaries are unable to promptly recover their system and database, their reputation, business, and operations could be adversely affected.

To effectively manage all information and enhance our Operating Subsidiaries’ competitiveness, it is essential that they maintain an up-to-date IT system to facilitate smooth business operations so that they can promptly respond to their customers’ demands. There is no assurance that our Operating Subsidiaries can always keep up with technological improvements to meet their customers’ needs. In addition, system failure or attacks on our Operating Subsidiaries’ IT systems could significantly disrupt customer workflows, and they may be held liable for losses caused by delayed delivery of their customers’ products, which could damage their reputations. There is no assurance that our Operating Subsidiaries can successfully block and prevent all hacking, other attacks, or system failures, which have been on the increase and could materially and adversely affect our business, reputation and results of operations.

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Our Operating Subsidiaries do not enter into long-term contracts with their customers, and they may not be able to maintain a stable source of revenue.

During the six months ended March 31, 2025 and during the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries served approximately 5,144, 6,855 and 6,547 customers, respectively. For the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries’ top five customers were Independent Third Parties, and they generated revenue of approximately US$4,863,000, US$8,684,000 and US$3,974,000 representing approximately 27.5%, 27.3% and 19.0% of total revenue, respectively.

For the six months ended March 31, 2025, the top three customers accounted for 11.2%, 6.7% and 6.1% of total revenues. For the fiscal year ended September 30, 2024, the top three customers accounted for 13.3%, 5.7% and 5.3% of total revenues. For the fiscal year ended September 30, 2023, one top customer accounted for 9.0% of total revenues. No other customer accounts for more than 5% of total revenue for the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, respectively.

As of March 31, 2025, three customers accounted for 26.9%, 17.6% and 9.4% of the total balance of accounts receivables. As of September 30, 2024, five customers accounted for 17.2%, 14.8%, 7.5%, 6.0% and 5.5% of the total balance of accounts receivable. As of September 30, 2023, four customers accounted for 22.0%, 17.3%, 11.6% and 10.1% of the total balance of accounts receivable. No other customer accounts for more than 5% of our Company’s accounts receivable as of March 31, 2025, September 30, 2024, and 2023, respectively.

Our Operating Subsidiaries’ customers generally book cargo space on an order-by-order basis. Our Operating Subsidiaries do not enter into any long-term contracts with their customers. To maintain a stable source of revenue, it is important that our Operating Subsidiaries’ customers make continuous purchases of cargo space from them. However, the demand for cargo space may also change from season to season or year to year due to factors such as changes in end customers’ business cycles, outbreak of wars such as in Ukraine, changes in regulatory regime or other acts of God, all of which are beyond our control and the nature and degree of which are highly unpredictable.

Our Operating Subsidiaries may not be able to cover all losses and risks associated with their business operations.

As of the date of this prospectus, our Operating Subsidiaries do not maintain insurance policies against loss or damages as a freight forwarder. If there is a substantial uninsured loss, our Operating Subsidiaries may be liable to pay such losses, damages, and liabilities out of their own funds, which could materially and adversely affect our business, financial condition, and results of operations. Furthermore, in the event that we obtain insurance policies for coverage in the future, such prior incurred losses or damages may result in higher premiums than the insurance companies would normally charge, which would affect our Operating Subsidiaries’ profitability.

Our Operating Subsidiaries rely on our management team and employees in their business.

Our experienced executive directors and senior management team are one of the key factors contributing to our Operating Subsidiaries’ success. Their extensive experience and knowledge of the freight forwarding logistics industry help formulate and implement business strategy and foster growth of our Operating Subsidiaries’ business. Particularly, we rely on our Chairman, Mr. Byron Lee, and our other Executive Director, Mr. Jian, in the overall management, strategic planning and development and daily operation of our Operating Subsidiaries. The loss of services of either of our Executive Directors or of senior management members without timely and suitable replacement may cause disruption or loss of our Operating Subsidiaries’ business operation and prospects. Please refer to “Management – Executive Officers and Directors,” “– Independent Non-Executive Directors” and “– Senior Management/Key Personnel” in this prospectus for details about the experience and roles of our Executive Directors, independent non-executive Directors, and senior management.

Aside from our key management, our Operating Subsidiaries also rely on our employees for their daily operations. Our Operating Subsidiaries’ results of operations and business performance may be materially and adversely affected if we cannot retain the services of our employees and recruit suitable replacements in a timely manner.

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Our Operating Subsidiaries derive a significant portion of their revenue from international operations and are exposed to foreign exchange risk. Moreover, fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Most of our Operating Subsidiaries’ sales are settled in USD, and a significant portion of their payments (other than for purchases of sea cargo space) for operations in the PRC are settled in RMB. Our Operating Subsidiaries currently do not have a foreign currency hedging policy. For the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries recorded a net foreign exchange gain/(loss) of approximately US$105,000, (US$73,000) and (US$7,000), respectively. Significant volatility in foreign exchange rates may negatively affect our results of operations and other comprehensive income.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted, and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed a regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, the RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen, and the British pound. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

Significant revaluation of the RMB may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation, or depreciation in the value of the RMB relative to U.S. dollars would affect our financial results reported in U.S. dollar terms regardless of any underlying change in our business or results of operations.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, our Operating Subsidiaries have not entered into any hedging transactions in an effort to reduce their exposure to foreign currency exchange risk. While our Operating Subsidiaries may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and our Operating Subsidiaries may not be able to adequately hedge their exposure, or at all. In addition, our Operating Subsidiaries’ currency exchange losses may be magnified by PRC exchange control regulations that restrict their ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material and adverse effect on your investment.

In addition, our Operating Subsidiaries’ revenues and expenses will also be denominated in Hong Kong dollars. Although the exchange rate between of the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars and U.S. dollars may have a material adverse effect on our Operating Subsidiaries’ revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our Operating Subsidiaries’ operations, fluctuations in the exchange rates of the Hong Kong dollar against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps, or currency borrowings to hedge our exposure to foreign currency risk.

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Our Operating Subsidiaries may fail to identify referred shipments that carry goods of dangerous or illicit nature.

Our Operating Subsidiaries’ overseas freight forwarder customers contributed approximately 85%, 92% and 90% of our total revenue for the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, respectively. Overseas freight forwarders may refer business or engage our Operating Subsidiaries to provide agency logistics services where our Operating Subsidiaries do not have control over and have limited knowledge of the customers or the goods, they carry other than that as declared in customs clearance/declarations. While our Operating Subsidiaries have implemented internal control measures to minimize this risk, they cannot ensure that those will be sufficient in blocking and preventing transport of any illegal goods. Should these referred shipments carry goods of dangerous and illicit nature and our Operating Subsidiaries fail to identify them, these goods may end up being impounded by customs, and our Operating Subsidiaries may be prosecuted for violating local laws and fined by local authorities. In such event, our Operating Subsidiaries’ reputation, business, and results of operations may be materially and adversely affected.

Our Operating Subsidiaries are exposed to the credit risk of their customers.

The credit risk exposure of our Operating Subsidiaries mainly arises from trade receivables from customers. As of March 31, 2025 and September 30, 2024, and 2023, our Operating Subsidiaries’ accounts receivables amounted to approximately US$7,274,000, US$7,248,000 and US$4,246,000, respectively, which represented approximately 42.9%, 45.4% and 37.7% of total assets. For the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries recorded net impairments of US$8,000, US$197,000 and US$1,048,000, respectively. As such, our Operating Subsidiaries are subject to the credit risk of their customers, and their liquidity is dependent on their customers making prompt payments.

Furthermore, our Operating Subsidiaries’ suppliers generally offer them a credit period of 30 days to 60 days, while our Operating Subsidiaries generally grant their customers a credit period ranging from 30 days to 90 days. The longer credit period granted to our Operating Subsidiaries’ customers compared to that offered by their suppliers indicates a potential risk of a possible cash flow shortage, which may affect the liquidity of their business. In the event that our Operating Subsidiaries experience a cash flow shortage when their customers do not make settlements on a timely manner, the financial position, profitability, and cash flow of our Operating Subsidiaries may be adversely affected.

Our Operating Subsidiaries may be harmed by negative publicity.

Our Operating Subsidiaries operate in highly competitive industries, and there are other companies in the market that offer similar products and services. They derive most of their customers through word of mouth and rely on the positive feedback of their customers. Thus, customer satisfaction with our Operating Subsidiaries’ freight forwarding services is critical to the success of their business, as this will also result in potential referrals from existing customers. If our Operating Subsidiaries fail to meet their customers’ expectations, there may be negative feedback regarding their freight forwarding services, which may have an adverse impact on our Operating Subsidiaries’ business and reputation. In the event that our Operating Subsidiaries are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our Operating Subsidiaries’ business, financial condition, results of operations and prospects may also be adversely affected.

Our Operating Subsidiaries’ reputation may also be adversely affected by negative publicity in reports and publications such as major newspapers and forums or any other negative publicity or rumors. There is no assurance that our Operating Subsidiaries will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on their reputation or prospects. This may result in our Operating Subsidiaries’ being unable to attract new customers or retain existing customers and may in turn adversely affect their business and results of operations.

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We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries.

As part of our business strategies and future plans, we intend to expand our Operating Subsidiaries’ operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiaries’ business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiaries’ freight processing services and business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for their services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans for our Operating Subsidiaries’ business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiaries’ operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiaries fail to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs, and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Related to Our Operating Subsidiaries’ Industry

Our Operating Subsidiaries operate in a highly fragmented and competitive industry, and failure to compete with other industry players could materially and adversely affect their business.

The freight forwarding industry in which our Operating Subsidiaries operate is a vast and fragmented ecosystem. Our Operating Subsidiaries face competition from existing players, which have already established sophisticated networks within the industry, and companies that are new entrants in the industry. According to industry analysts, freight forwarding logistics service markets in China and Hong Kong are fragmented and characterized by a large number of small to medium sized enterprises. As of December 2024, an estimated 51,000 freight forwarding service providers in the PRC were active across air, sea, and land segments, highlighting the market’s scale and diversity. Hong Kong’s freight forwarding service market thrives as a competitive yet fragmented landscape, supported by an estimated 3,700 freight forwarding service providers as of December 2024.

The leading companies are primarily state-owned, and most of them have their own fleets, giving them higher bargaining power and transportation capacity. The leading participants in the industry were mainly multinational corporations. Competition from other freight forwarders within the market may adversely affect our Operating Subsidiaries’ customer base and market share. See “Industry Overview.”

In addition, our Operating Subsidiaries’ ability to compete also depends on a number of factors beyond their control, including the price and quality of comparable services offered by competitors and market demand. Although the Operating Subsidiaries have remained competitive throughout the past 20 years, there is no assurance that in the future our Operating Subsidiaries will be able to withstand the competition and sustain a competitive advantage in the industry. There is also no guarantee that our Operating Subsidiaries can timely utilize the latest technological advancements. If our Operating Subsidiaries are unable to maintain their customer base, business, financial condition, and results of operations could be adversely affected.

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The dramatic increase in fuel prices currently resulting from the U.S. moratorium and sanctions on Russian imports of oil and gas, among other factors, will increase our Operating Subsidiaries’ cost of operation and hence reduce the profitability of their business.

Fuel prices are affected by a number of unpredictable factors, such as the current invasion by Russia in Ukraine. Russia is the world’s largest energy exporter. The U.S. has declared a unilateral moratorium on all Russian energy imports. The United Kingdom has further declared phasing out of Russian oil (not gas) and the EU has phased out two-thirds of Russian gas (not oil). More countries will certainly be imposing their own sanctions against Russia. The global discussion has moved to “sanction picking,” with individual countries imposing import restrictions based on their country’s current economic conditions and other sources of global supply. These sanctions are likely to increase global fuel prices while depressing the price of the sanctioned fuel.

Fuel prices are also affected by oil production from oil-exporting countries, such as Saudi Arabia, and increased oil consumption driven by the economic growth and other geo-political risks. Since the fuel prices can easily be affected by various factors beyond our control, we cannot accurately predict when the fuel prices will raise or drop significantly. The change in fuel prices will directly affect the air, sea, and rail freight rates, and hence an increase in fuel prices may increase our Operating Subsidiaries’ costs. The inability of our Operating Subsidiaries to pass on any significant increases in fuel prices to their customers could therefore materially and adversely affect their business, financial condition, and results of operations.

Terrorist attacks and cargo hijacking may reduce demand for our Operating Subsidiaries’ services and increase the costs of their operations.

Fear of terrorist attacks is still a top concern for people across the globe as terrorist attacks, such as mass shootings and suicide bombings which have frequently occurred in various countries. These attacks have triggered alarm among governments, which have called for tightened security procedures at major airports and ports. Terrorist attacks may result in negative impacts on the freight forwarding logistics industry in which our Operating Subsidiaries operate. For instance, the demand for our Operating Subsidiaries’ freight forwarding services will be reduced when the transportation of goods becomes more inconvenient, with higher insurance costs, more port delays and increased security checks.

Cargo hijacking or theft incidents also pose serious threats to our Operating Subsidiaries’ operations. If our Operating Subsidiaries are under any risk of cargo hijacking, our Operating Subsidiaries must adopt better risk management measures, such as global positioning system and security escort services which will inevitability increase their cost of operations. In such event, our business, financial condition, and results of operations may be adversely affected.

Our Operating Subsidiaries’ business operates in the logistics industry, which is susceptible to the risk of global changes in shipping policies and could have a direct adverse impact on our Operating Subsidiaries’ business, financial condition, and results of operations.

Our Operating Subsidiaries’ operations are headquartered in Hong Kong. Revenue generated from Hong Kong amounted to approximately US$14,290,000, US$23,000,000 and US$9,132,000 for the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, representing approximately 80.7%, 72.3% and 43.8% of total revenue, respectively. We expect that Hong Kong will continue to be an important logistics hub in Asia. Therefore, any changes in the economic, social, political, or regulatory environment in Hong Kong will materially and adversely affect our Operating Subsidiaries’ business and results of operation. As our Operating Subsidiaries’ operations are also partially located in the PRC, their business is subject to the economic, social, political, or regulatory environment in the PRC. Details of the risks relating to conducting business in the PRC are set out in the sub-section headed ‘‘Risks relating to doing business in the People’s Republic of China and Hong Kong’’ in this section. Our Operating Subsidiaries’ business operates in the logistics industry, which is susceptible to the risk of global changes in shipping policies and could have a direct adverse impact on our Operating Subsidiaries’ business, financial condition, and results of operations. As a result of the frequent worldwide accidents concerning certain types of cargo on aircraft, tightened safety measures have been imposed globally on aircraft and vessels. If there are any changes in shipping policies, for instance prohibiting consignments containing lithium batteries from loading onto passenger aircrafts, are adopted, the transportation needs of our Operating Subsidiaries’ customers could be adversely affected. In light of the tightened safety controls, suppliers may be under pressure to increase their prices in order to cover any costs they may suffer. As such, our Operating Subsidiaries may have to pass on the increased costs to their customers. If our Operating Subsidiaries are unable to source suitable alternative cargo space for their customers or fail to pass on increased costs to their customers, any changes in the shipping policies will materially and adversely affect our Operating Subsidiaries’ business and results of operation.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to Our Securities and the Offering

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the CSRC, pursuant to a written opinion from our PRC counsel; (iii) are not subject to permission requirements from the CAC or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iv) have not received or were denied such permissions by any PRC authorities. We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including the NYSE, the NYSE American or any of the NASDAQ Markets. However, given the current PRC regulatory environment, the laws and regulations in China change frequently, the interpretation and enforcement thereof involve uncertainties, and it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors.

We face uncertainty with respect to the requirement of cybersecurity review by the CAC and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, our listing and the offering.

In response to recent data security concerns arising from overseas listings of Chinese internet companies operating in the PRC, on December 28, 2021 the CAC issued Measures for Cybersecurity Review (2021) to expand the types of businesses and circumstances that would require cybersecurity review by the CAC. Pursuant to Measures for Cybersecurity Review (2021), if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to the cybersecurity review. In addition, a network platform operator holding more than one million users’ personal information must go through the cybersecurity review if it seeks to list abroad.

We do not believe that we may be directly subject to these regulatory actions or statements as we do not carry out data processing activities which affect or may affect national security, do not control more than one million user’s personal information and has not received any notice from the relevant Chinese regulatory authorities requiring the Company to apply for a cybersecurity review or informing that it is a critical information infrastructure operator. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact any such modified or new laws and regulations will be on our Operating Subsidiaries’ daily business operations or our ability to accept foreign investments and list on a U.S. exchange. For further information, see “Risks Factors – Risks Related to Doing Business in the People’s Republic of China and Hong Kong.”

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by us based on several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If the Nasdaq Capital Market delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect that our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or preempts states from regulating their sale. However, the law does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our shares.

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Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provided Nasdaq with broad discretionary authority over our Initial Public Offering and further provides Nasdaq with such discretionary authority over the continued listing of our securities in Nasdaq. In general, Nasdaq may use such discretion to deny initial listings, apply additional or more stringent criteria for the initial or continued listings of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listings or to apply additional and more stringent criteria in the instances, including but not limited to where: (i) the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For any of the aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing of our Ordinary Shares.

Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if it should occur to us, may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. The trading price of our Ordinary Shares following this offering is likely to be volatile, and our Ordinary Shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our Ordinary Shares, price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

We also anticipate that our Ordinary Shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of Ordinary Shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our Ordinary Shares could, for example, decline precipitously in the event that a large number of our Ordinary Shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$3.5355 per share, representing the difference between our as adjusted net tangible book value per share of US$0.4645 as of March 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4 per share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Nasdaq Capital Market corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

For example, we are exempt from Nasdaq Capital Market regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq Capital Market. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq Capital Market corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

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Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on March 31, 2026 In the future, we would lose our foreign private issuer status if: (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting, and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association; the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Corporate Law and U.S. Corporate Law” on page 139 of this prospectus.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China or Hong Kong against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct a substantial amount of operations in China, and a substantial portion of our assets are located in China and Hong Kong. In addition, certain senior executive officers reside within China and/or Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China or Hong Kong. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in any of these non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations - Passive Foreign Investment Company Considerations.”

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We are an “emerging growth company” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are not required to comply with, among other things, the auditor attestation requirements of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt-out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt-out is irrevocable. We have elected not to opt-out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, may not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with other public companies difficult or impossible because of the potential differences in accountant standards used. Investors may find our securities less attractive because we rely on these provisions. If investors find our securities less attractive as a result, there may be a less active trading market for our securities and prices of the securities may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that may require prospective or retroactive changes in our financial statements or identify other areas for further attention or improvement. In addition, for as long as we are an “emerging growth company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to restatements of our financial statements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The PCAOB inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic PCAOB inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. These PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and cast doubt upon the accuracy of our published audited financial statements.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors but nevertheless, we will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Prior to the completion of the offering, as a privately held company, we were not required to comply with certain corporate governance and financial reporting practices and policies required by a publicly traded company. Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq Capital Market detailed requirements concerning corporate governance practices of public companies.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares, and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; (ii) the end of the financial year during which we have total annual gross revenues of US$1.235 billion or more; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the last day of our financial year following the fifth anniversary of the completion of this Offering.

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule3b-4(c) under the Exchange Act. As a result, even after we are no longer an emerging growth company, we will not be subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may take advantage of certain exemptions scaled disclosures in the NASDAQ listing rules that allow us to follow Cayman Island law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

57

Following this Offering, our Controlling Shareholder will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, our Controlling Shareholder has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” under Nasdaq rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Upon completion of this Offering, Fook Star and Mr. Byron Lee, our Controlling Shareholder will beneficially own approximately 89.55% (assuming no exercise of the over-allotment option) of the aggregate voting power of our outstanding Ordinary Shares. As a result, our Controlling Shareholder will have the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq Listing Rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our Chief Executive Officer has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could present or cause a change of control or other transactions.

Prior to this offering, through his 100% ownership of Fook Star, Mr. Byron Lee, our Chairman, Executive Director, and Chief Executive Officer, beneficially owns 100% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Mr. Byron Lee’s beneficial ownership will be decreased to approximately 89.55% (or 88.17% if the underwriters exercise the over-allotment option in full), and our public shareholders will beneficially own approximately 10.45% (or 11.83% if the underwriters exercise the over-allotment option in full) of our issued and outstanding Ordinary Shares.

Accordingly, our Controlling Shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholder.”

If securities or industry analysts do not publish research or reports about our business and the business of our Operating Subsidiaries, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business and the business of our Operating Subsidiaries. If one or more analysts downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn. could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares, and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our Ordinary Shares in this offering, we have 15,000,000 Ordinary Shares issued and outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. There will be 16,750,000 Ordinary Shares outstanding immediately after this offering. We cannot predict what effect, if any, market sales of securities held by our Controlling Shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Shares Eligible for Future Sale” on page 145, of this prospectus for a more detailed description of the restrictions on selling our Ordinary Shares after the offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily to:(i) to expand our Operating Subsidiaries’ office network in the PRC to increase market penetration; (ii) further expand our CSA arrangements in order to further develop the market for our Operating Subsidiaries’ freight forwarding services; (iii) develop e-business by leveraging our Operating Subsidiaries’ current network in Hong Kong and the PRC; (iv) lease more warehousing space to further develop our Operating Subsidiaries’ warehousing business; (v) enhance our IT systems; (vi) repay loans made to us by the banks and (vi) use as general working capital and for other general corporate purposes. See “Use of Proceeds” on page 60 of this prospectus”.

We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes and be subject to PRC taxation on our worldwide income, which could result in unfavorable tax consequences to us and our shareholders.

Under the EIT Law, if an enterprise is established outside of the PRC with a ‘‘de facto management body’’ located within the PRC, such enterprise will be considered a PRC tax resident enterprise for tax purposes. Under the regulation on the Implementation of the EIT Rules, the term ‘‘de facto management body’’ is defined as a body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise, so we may be considered a PRC resident enterprise by the PRC tax authorities and will normally be subject to the enterprise income tax on our worldwide income at the rate of 25%. Please see “Regulatory Environment” in this prospectus for further details.

It is unclear how the PRC tax authorities will determine whether an offshore entity is a non-PRC resident enterprise. There is no assurance that PRC tax authorities will not consider us as a ‘‘resident enterprise.’’ If the PRC tax authorities subsequently determine that we or our offshore holding companies are deemed to be or should be classified as “resident enterprise(s),” such entity or entities may be subject to enterprise income tax on their worldwide income at a rate of 25%, which could have a material and adverse impact on our financial condition and results of operations.

58

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our and our Operating Subsidiaries’ operations and current assets being located in Hong Kong and China. In addition, our auditors are located in England and Wales, and our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining the information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Appleby that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or another penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

PRC

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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USE OF PROCEEDS

If the underwriter does not exercise its over-allotment option, we expect to receive approximately US$4,826,739 of net proceeds from this offering, based on an assumed initial offering price of US$4 per share, after deducting underwriting discounts and commissions of US$560,000, a non-accountable expense allowance to the underwriter of US$70,000 and estimated offering expenses of approximately US$1,543,261 payable by us. If the underwriter exercises its over-allotment option in full, we expect to receive approximately US$5,782,239 of net proceeds from this offering after deducting underwriting discounts and commissions of US$644,000, a non-accountable expense allowance to the underwriter of US$80,500 and estimated offering expenses of approximately US$1,543,261.

Proceeds from this offering in the amount of US$200,000 shall be used to fund an escrow account for a period of 12 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

We currently intend to use the net proceeds as follows

●	approximately US$1,619,359 (US$1,953,784 if the over-allotment is exercised in full) for expanding our Operating Subsidiaries’ office network to increase market penetration;

●	approximately US$231,337 (US$279,112 if the over-allotment is exercised in full) for further expanding our CSA arrangements in order to further develop the market for our Operating Subsidiaries’ freight forwarding services;

●	approximately US$323,872 (US$390,757 if the over-allotment is exercised in full) to develop e-business by leveraging our Operating Subsidiaries’ current network in Hong Kong and the PRC;

●	approximately US$601,476 (US$725,691 if the over-allotment is exercised in full) to lease more warehousing space to further develop our Operating Subsidiary’s warehousing business;

●	approximately US$462,674 (US$558,224 if the over-allotment is exercised in full) to enhance our IT system; and

●	approximately US$1,388,021 (US$1,674,671 if the over-allotment is exercised in full) for working capital and other general corporate purposes, including US$268,000 to be paid pursuant to a Financial Consulting Agreement (1)

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs, or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

(1)	See “Management – Financial Consulting Agreement”

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect the issuance and sale of 1,750,000 Ordinary Shares by us in this offering at an assumed initial public offering price of US $4.00 per Ordinary Share, assuming the underwriters do not exercise the over-allotment option.

You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual		As adjusted(1)
Cash and Cash Equivalents	US$	4,828,000	US$	9,654,739

Total Liabilities	US$	12,902,000	US$	12,902,000

Shareholders’ Equity
Ordinary Shares, par value US$0.0001 par value per share, 303,000,000 Ordinary Shares authorized, 15,000,000 Ordinary Shares outstanding on an actual basis, and 16,750,000 Ordinary Shares outstanding on an as adjusted basis (assuming 1,750,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option) and 17,012,500 Ordinary Shares outstanding on an as adjusted basis (assuming over-allotment option is exercised in full)	US$	2,000	US$	2,175
Additional paid-in capital	US$	48,000	US$	4,874,564
Statutory reserve	US$	806,000	US$	806,000
Retained earnings	US$	3,298,000	US$	3,298,000
Accumulated other comprehensive loss	US$	(120,000)	US$	(120,000)
Total Capitalization	US$	4,034,000	US$	8,860,739

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of US$4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately US$4,826,739 assuming no exercise of the Underwriter’s over-allotment option.

A $1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by US$1,592,500, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

An increase (decrease) of 1 million in the number of the Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by US$3,640,000, assuming no change in the assumed initial public offering price per the Ordinary Share as set forth on the cover page of this prospectus

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DIVIDENDS AND DIVIDEND POLICY

With the exception of a dividend declared by CGL of US$14,307,000 in fiscal year 2022 and US$1,989,000 for the six months ended March 31, 2025, no other dividends were declared or paid by us or our Operating Subsidiaries for the fiscal years ended September 30, 2024, and 2023. On June 23, 2022, the Board of Directors of the Company declared a special dividend to Fook Star, its sole shareholder, in the amount of US$14,307,000 to offset the loan amount of US$14,307,000 advanced to Mr. Byron Lee as of June 23, 2022. Mr. On March 31, 2025, the Board of Directors of the Company declared a dividend to Fook Star, its sole shareholder, in the amount of US$1,989,000 to offset the loan amount of US$1,989,000 advanced to Mr. Byron Lee as of March 31, 2025. Byron Lee is the sole shareholder of Fook Star. There is no actual cash movement involved in the payment of this special dividend. See “Related Party Transactions - Amount due from director” on page 132 of this prospectus.

Any future dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all. Further, as of the date of this prospectus, our Board does not intend to pay any dividends on our Ordinary Shares for the foreseeable future. We anticipate that all of our net earnings, if any, will be used for the operation and growth of our Operating Subsidiaries’ businesses.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, is also subject to the approval of our Shareholders, the Cayman Islands Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Our net tangible book value as of March 31, 2025, was US$2,954,000, or US$0.1969 per Ordinary Share. Historical net tangible book value per share represents our total tangible assets (total assets excluding right-of-use assets of US$669,000 and deferred tax assets of US$411,000) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$4.00 per Ordinary Share, after deducting US$1,613,261 in estimated offering expenses payable by the Company, the as adjusted net tangible book value as of March 31, 2025 would have been approximately US$7,780,739, or US$0.4645 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.2676 per Ordinary Share to our existing stockholders and an immediate dilution of US$3.5355 per share to new investors purchasing Ordinary Shares in this offering.

 If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per Ordinary Share after the offering would be US$0.5135 per outstanding Ordinary Share, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.3166 per Ordinary Share, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.4865 per Ordinary Share.

The following table illustrates this dilution on a per Ordinary Share basis to new investors in the offering, assuming either no or full exercise of the underwriters’ option to purchase additional Ordinary Share

	No exercise	Full exercise
Initial public offering price per Ordinary Share	4.00	4.00
Net tangible book value per Ordinary Share as at March 31, 2025	0.1969	0.1969
Increase in pro forma net tangible book value per Ordinary Share attributable to the investors in this offering	0.2676	0.3166
Pro forma net tangible book value per Ordinary Share after this offering	0.4645	0.5135
Dilution per share to new investors participating in this offering	3.5355	3.4865

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

A $1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share would increase (decrease) each of net tangible book value attributable to the investors in this offering, as adjusted net tangible book value per Ordinary Share after giving effect to this offering and Dilution per share to new investors participating in this offering by US$1,592,500, US$0.0951 and US$0.9049, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us, assuming no exercise of the Underwriter’s over-allotment option.

An increase (decrease) of 1 million in the number of the Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) each of net tangible book value attributable to the investors in this offering, as adjusted net tangible book value per Ordinary Share after giving effect to this offering and Dilution per share to new investors participating in this offering by US$3,640,000, US$0.1789 and US$0.1789, assuming no change in the assumed initial public offering price per the Ordinary Share as set forth on the cover page of this prospectus.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summarizes the consolidated statements of income and comprehensive income for the six months ended March 31, 2025 and 2024, the fiscal years ended September 30, 2024, and 2023, and the consolidated balance sheet as of March 31, 2025, September 30, 2024, and 2023 have been derived from our consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the six months ended March 31,		For the year ended September 30,
	2025	2024	2024	2023
	US$’000	US$’000	US$’000	US$’000
REVENUE	17,700	11,252	31,809	20,870

COST AND EXPENSES
Cost of revenue	(14,051)	(9,271)	(25,825)	(16,745)
General and administrative expense	(2,932)	(2,105)	(3,918)	(5,294)

Total cost and expenses	(16,983)	(11,376)	(29,743)	(22,039)

INCOME (LOSS) FROM OPERATIONS	717	149	2,066	(1,169)

OTHER INCOME AND EXPENSES
Other income and gain, net	462	510	863	840
Interest expense	(31)	(22)	(48)	(78)

INCOME (LOSS) BEFORE INCOME TAX	1,148	637	2,881	(407)

Income tax expense	(131)	(172)	(785)	(348)

NET INCOME (LOSS)	1,017	465	2,096	(755)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Owner of the Company	1,017	465	2,096	(580)
Non-controlling interest	-	-	-	(175)
	1,017	465	2,096	(755)
OTHER COMPREHENSIVE INCOME
Foreign currency translation	291	(15)	106	(252)

TOTAL COMPREHENSIVE INCOME	1,308	450	2,202	(1,007)

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owner of the Company	1,308	450	2,202	(832)
Non-controlling interest	-	-	-	(175)
	1,308	450	2,202	(1,007)
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted (number of shares)	15,000,000	15,000,000	15,000,000	15,000,000

Net Income (loss) per share attributable to ordinary shareholders
Basic and diluted (in US$)	0.07	0.03	0.14	(0.04)

64

CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of March 31,	As of September 30,
	2025	2024	2023
	US$’000	US$’000	US$000
ASSETS
Current assets:
Cash and cash equivalents	4,828	3,205	2,230
Accounts receivable, net	7,274	7,248	4,246
Contract asset	1,663	1,871	1,343
Contract cost	404	633	370
Prepayments, deposits and other receivables	1,036	1,136	1,783
Amounts due from related parties	448	3	2
Amount due from a director	-	586	1
Deferred offering costs	84	-	-
Total current assets	15,737	14,682	9,975

Non-current assets:
Right of use assets	669	726	748
Property and equipment, net	95	114	151
Deferred tax assets	411	416	381
Deposits	7	7	-
Amount due from a related party	17	18	18
Total non-current assets	1,199	1,281	1,298

TOTAL ASSETS	16,936	15,963	11,273

Current liabilities:
Accounts payable	6,869	5,756	4,606
Other payables and accrued liabilities	464	434	327
Contract liabilities	235	358	244
Tax payables	3,188	2,833	1,994
Operating lease liabilities – current	138	156	160
Bank borrowings - current	1,346	996	703
Total current liabilities	12,240	10,533	8,034

Non-current liabilities:
Operating lease liabilities – non-current	538	579	590
Deferred tax liabilities	124	136	136
Total non-current liabilities	662	715	726

TOTAL LIABILITIES	12,902	11,248	8,760

Commitments and contingencies

Shareholders’ equity:
Ordinary shares, US$0.0001 par value; 303,000,000 shares authorize, 15,000,000 shares issued and outstanding as of March 31, 2025, September 30, 2024, and 2023(1)	2	2	2
Additional paid-in capital	48	48	48
Accumulated other comprehensive losses	(120	(411)	(517)
Statutory reserve	806	806	806
Retained earnings	3,298	4,270	2,174
Total shareholders’ equity	4,034	4,715	2,513
Non-controlling interests	-	-	-
TOTAL EQUITY	4,034	4,715	2,513
TOTAL LIABILITIES AND EQUITY	16,936	15,963	11,273

65

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

CGL Logistics Holdings Limited, through its Operating Subsidiaries, is engaged in the provision of freight forwarding and agency services in the transportation industry. CGL, our first Operating Subsidiary, formed in 1996 in Hong Kong, has been actively engaged in business operations since 1999, and has served as headquarters. With the continuing support from our customers and suppliers during the past 20 years, CGL expanded to seven other cities in the PRC from which it provides regional and international freight forwarding services to its customers.

Our revenue was US$17,700,000 and US$11,525,000 for the six months ended March 31, 2025 and 2024, respectively, representing an increase of approximately 53.6% over the period. And our net income was US$1,017,000, and US$465,000 for the six months ended March 31, 2025 and 2024, respectively.

Our revenue was US$31,809,000 and US$20,870,000 for FY2024 and FY2023, respectively, representing an increase of approximately 52.4% over the year. And our net income was US$2,096,000 and net loss of US$755,000 for FY2024 and FY2023, respectively.

Key Factors that Affect Operating Result

Our performance of operations and financial conditions have been, and are expected to continue to be, affected by a number of factors which are set forth below.

International trade environment

The demand for our Operating Subsidiaries’ freight forwarding services is driven by the levels of international trade, which is in turn affected by global political, economic, or social conditions. For example, any changes in a particular country’s trade policy could trigger retaliatory actions by affected countries, potentially eventually resulting in a trade war, which could increase the cost of goods and thus reduce customer demand for products if the parties having to pay the tariffs increase their prices or trading partners limit their trade with the particular country. Moreover, our Operating Subsidiaries’ business is also susceptible to downturns and disruptions in the business activities of their direct customers that are beyond their control. If sales in a particular geographical market in which our Operating Subsidiaries’ direct customers target or their overseas freight forwarders operate in decline, due to unstable regional and/or global political and economic conditions, such decline will likely lead to a corresponding plunge in the international trade volume which, in turn, could reduce the demand for cargo space and related logistics services from our Operating Subsidiaries.

Impact of Tariff

After President Trump announced higher tariffs, the Company assessed their impact using current data and determined that the tariffs do not significantly affect the Group’s financial performance, given its global customer base and the fact that tariff levels have already decreased. However, some provisions are temporary or still under negotiations, and the Company has an expectation of resilience and adaptability in navigating the evolving trade environment and expects a return to stable operations.

Our Operating Subsidiaries’ capability to source cargo space in a cost-efficient manner

Our Operating Subsidiaries directly and indirectly purchase ocean and air cargo space from shipping liners, airlines, and other freight forwarders. Their growth and profitability are therefore significantly dependent on their capability to source cargo space in a cost-efficient manner by bargaining a favorable price from their suppliers and enhancing cost-efficiency due to advantages in economies of scale. Since our Operating Subsidiaries price their services on a cost-plus basis, the price level given by their suppliers directly determines their ability to offer cargo space to customers at competitive prices.

Our management closely monitors our Operating Subsidiaries’ freight charge by regularly reviewing freight charges and benchmarking them to the market. Our Operating Subsidiaries also strive to maintain a stable business relationship with their suppliers to ensure they will continue to offer cargo space at competitive prices.

66

Our Operating Subsidiaries are susceptible to disruptions in the business activities of their suppliers of cargo space

Our Operating Subsidiaries rely on their suppliers to provide cargo space for their freight forwarding services customers. Any disruptions in the business activities of our Operating Subsidiaries’ suppliers will adversely affect their business and operations. Such disruptions may include: (i) suspension or cancellations as a result of Covid 19, technical failures, military actions, and extreme weather conditions; (ii) political and industrial actions such as labor strikes at transportation hubs or destination ports; and (iii) serious financial difficulties faced by our Operating Subsidiaries’ suppliers, which render their provision of services impossible. In the event of the occurrence of any of the above, our Operating Subsidiaries may have to source an alternative supplier of cargo space within a tight time constraint.

If our Operating Subsidiaries are unable to take prompt actions in response to such disruptions in the business activities of their suppliers of cargo space, their customers may switch to competitors. Our Operating Subsidiaries’ reputation, business, financial condition, and results of operations could be adversely affected.

Staff salaries/costs

Staff salaries/costs are one of our Operating Subsidiaries’ key operating expenses, and any changes in staff costs will have a direct impact on their profitability. Staff salaries/costs for the six months ended March 31, 2025 and 2024 and fiscal years ended September 30, 2024, and 2023 were US$2,124,000, US$1,448,000, US$2,717,000 and US$2,991,000, respectively. As of the date of this prospectus, we have a total of 137 employees.

Customers’ demand

During the six months ended March 31, 2025 and 2024 and fiscal years ended September 30, 2024, and 2023, sales to our Operating Subsidiaries’ top ten customers accounted for approximately 33.2%, 35.6%, 33.5% and 26.0%, respectively.

Our Operating Subsidiaries’ service agreements with their customers have an expected length of one year or less, there is no minimum charge and there is no assurance that their major customers will continue their business relationship with our Operating Subsidiaries, or the revenue generated from dealings with them will be maintained or increased in the future.

If there is a reduction or cessation of demands from the customers for whatever reasons, and our Operating Subsidiaries are unable to enter into new service agreements in substitution, their business, financial conditions and results of operation may be materially and adversely affected.

Collectability and Timing of Collection of Accounts Receivable

Our Operating Subsidiaries’ cash flows depend on the timely receipt of payments from their customers. There is no assurance that our Operating Subsidiaries’ customers will pay them on time and in full. Should our Operating Subsidiaries experience any unexpected delay or difficulty in collecting accounts receivable from their customers, their operating results and financial condition may be adversely affected.

Regulations in relation to Covid-19

The Covid-19 pandemic has adversely impacted the global economy. Transportation and logistics have been heavily dampened due to the implementation of mandatory policies to constrain human movement and activities, leading to a disruption of the global supply chain and a limited supply of cargo services.

The impacts of Covid-19 to our Operating Subsidiaries’ results of operations depend on future developments and new information that may emerge regarding the duration and severity of the Covid-19 pandemic and the actions taken by government authorities and other entities to contain Covid-19 and mitigate its impact, almost all of which are beyond our control. Nonetheless, we are closely monitoring the development of the Covid-19 pandemic and will continually assess its potential impact on our Operating Subsidiaries’ business. Because of the uncertainty surrounding the Covid-19 pandemic, the further business disruption and the financial impact related to the outbreak of and response to Covid-19 cannot be reasonably estimated at this time.

67

Seasonality

Freight forwarding services incur considerable fixed operating costs; therefore, erratic demand during recession may pose considerable challenges to our Operating Subsidiaries.

SUMMARY OF RESULTS OF OPERATIONS For the SIX MONTHS ended MARCH 31, 2025, and 2024

	For the six months ended March 31,
	2025	2024	Change	Change
	US$’000	US$’000	US$’000%
REVENUES	17,700	11,525	6,175	53.6%
COST AND EXPENSES
Cost of revenues	(14,051)	(9,271)	(4,780)	51.6%
General and administrative expense	(2,932)	(2,105)	(827)	39.3%
Total cost and expenses	(16,983)	(11,376)	(5,607)	49.3%
INCOME FROM OPERATION	717	149	568	381.2%
OTHER INCOME (EXPENSES)
Other income (loss)	462	510	(48)	(9.4)%
Interest expense	(31)	(22)	(9)	40.9%
INCOME BEFORE INCOME TAX EXPENSE	1,148	637	511	80.2%
Income tax expense	(131)	(172)	41	(23.8)%
NET INCOME	1,017	465	552	118.7%

	For the six months ended March 31,
	2025	2024	Change	Change
	US$’000	US$’000	US$’000%
Air	959	1,239	(280)	(22.6)%
Sea	14,085	9,799	4,286	43.7%
Rail	-	8	(8)	(100.0)%
Agency services income	2,656	479	2,177	454.5%
Total	17,700	11,525	6,175	53.6%

Revenues

Our Operating Subsidiaries’ revenues are primarily derived from the provision of freight forwarding services. Total revenues increased by US$6,175,000 or 53.6% to US$17,700,000 for the six months ended March 31, 2025, as compared to US$11,525,000 for the six months ended March 31, 2024. The increase was mainly attributable to the increase in sea forwarding services reflected above.

The growth in the sea forwarding business for the six months ended March 31, 2025, increased by 43.7% when compared with the six months ended March 31, 2024. This increase stemmed from higher trade volumes, driven by economic recovery and increasing consumer demand.

Regarding the air forwarding business, revenue generated for the six months ended March 31, 2025, decreased because of the decrease in shipment of urgent goods by air under normal economy and condition.

Management reviews consolidated financial results by business locations. Disaggregated information of revenues by geographic locations is as follows:

	For the six months ended,
	2025	2024	Change	Change
	US$’000	US$’000	US$’000%
Hong Kong	14,290	7,832	6,458	82.5%
PRC	3,410	3,693	(283)	(7.7)%
Total	17,700	11,525	6,175	53.6%

Significant growth in revenue is reflected in the table above. The growth in aggregated revenues from our Hong Kong offices is greater than the revenue generated from our PRC office. The increase was driven by the Hong Kong office’s well-established client networks and greater efficiency in managing freight forwarding services, potentially leading to higher revenue compared to the PRC office, which may encounter stricter regulatory challenges.

Cost of Revenues

Our Operating Subsidiaries purchase sea, air and rail cargo space from shipping lines, airlines, CSAs, train operators. For the six months ended March 31, 2025, and 2024, the majority of their cost of revenue consisted of freight charges. Cost of revenue was US$14,051,000 for the six months ended March 31, 2025, as compared to US$9,271,000 for the six months ended March 31, 2024. The increase in cost of revenues is correlated with the increase in revenues over the period.

Gross profit

Gross profit was US$3,649,000 and US$2,254,000 for the six months ended March 31, 2025, and 2024, and the gross profit percentage was 20.6% and 19.6% for the six months ended March 31, 2025, and 2024, respectively. Since our Operating Subsidiaries price our services on a cost-plus basis, the price level given by our suppliers determines our quotation price proposed to our customers. Management determines the price acceptance threshold to our customers from time to time taken into account, among other, market expansion to new customers, balance between the gross profit amount against the gross profit percentage, volatility of the transportation costs and the working capital requirement etc., as a whole.

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General and Administrative Expense

	For the six months ended March 31,			%
	2025	2024	Change	Change
	US$’000	US$’000	US$’000
Staff salaries and bonuses	2,040	1,365	675	49.5%
Staff commission	23	23	-	-%
Mandatory Provident Fund	61	60	1	1.7%
Depreciation of right-of-use asset	104	101	3	3.0%
Depreciation of equipment	22	24	(2)	(8.3)%
Provision for expected credit loss	45	220	(175)	(80.0)%
Others	637	312	325	104.2%
	2,932	2,105	827	39.3%

General and administrative expenses increased by US$827,000 or 39.3% to US$2,932,000 for the six months ended March 31, 2025, as compared to US$2,105,000 for the six months ended March 31, 2024. The increase was primarily due to the increase in staff costs and the accrual of dividend withholding tax.

Income from Operations

As a result of the above, income from operations was US$717,000 and US$149,000 for the six months ended March 31, 2025, and 2024, respectively.

Other Income (Expenses)

Other income of US$462,000 for the six months ended March 31, 2025, primarily consisted of the handling charge of US$577,000. Other income of US$510,000 for the six months ended March 31, 2024, primarily consisted of the handling charge of US$494,000.

Interest expense

Interest expense of US$31,000 for the six months ended March 31, 2025, as compared to interest expense of US$22,000 for the six months ended March 31, 2024. The increase was primarily attributable to the increase in the weighted average balance of bank loans over the period.

Net Income

Net income was US$1,017,000 and US$465,000 for the six months ended March 31, 2025, and 2024, respectively.

Other Comprehensive Income

For the six months ended March 31, 2025, and 2024, our Operating Subsidiaries realized a foreign currency translation gain of US$291,000 and loss of US$15,000, respectively. Foreign currency translation gain increased during the six months ended March 31, 2025, because of the exchange rate fluctuations during 2025.

SUMMARY OF RESULTS OF OPERATIONS For the FISCAL years ended September 30, 2024, and 2023

	For the fiscal years ended September 30,
	2024	2023	Change	Change
	US$’000	US$’000	US$’000%
REVENUES	31,809	20,870	10,939	52.4%
COST AND EXPENSES
Cost of revenues	(25,825)	(16,745)	9,080	54.2%
General and administrative expense	(3,918)	(5,294)	(1,376)	(26.0)%
Total cost and expenses	(29,743)	(22,039)	7,704	35.0%
INCOME FROM OPERATION	2,066	(1,169)	3,235	276.7%
OTHER INCOME (EXPENSES)
Other income (loss)	863	840	23	2.7%
Interest expense	(48)	(78)	(30)	(38.5)%
INCOME BEFORE INCOME TAX EXPENSE	2,881	(407)	3,288	807.9%
Income tax expense	(785)	(348)	(437)	125.6%
NET INCOME	2,096	(755)	2,851	377.6%

	For the fiscal year ended September 30,
	2024	2023	Change	Change
	US$’000	US$’000	US$’000%
Air	2,661	1,682	979	58.2%
Sea	26,482	16,894	9,588	56.8%
Rail	21	107	(86)	(80.4)%
Agency services income	2,645	2,187	458	20.9%
Total	31,809	20,870	10,939	52.4%

69

Revenues

Our Operating Subsidiaries’ revenues are primarily derived from the provision of freight forwarding services. Total revenues increased by US$10,939,000$ or 52.4% to US$31,809,000 for the fiscal year ended September 30, 2024, as compared to US$20,870,000 for the fiscal year ended September 30, 2023. The increase was mainly attributable to the increase in sea forwarding services reflected above.

The growth in the sea forwarding business for the fiscal year ended September 30, 2024, increased by 56.8% when compared with the fiscal year ended September 30, 2023. This increase stemmed from higher trade volumes, driven by economic recovery and increasing consumer demand.

Regarding the air forwarding business, revenue generated for the fiscal year ended September 30, 2024, increased because of the increase in shipment of goods with urgency i.e. high value goods. Management believes that this sudden increase in transportation costs ultimately exceeded the maximum tolerant level for most customers.

Management reviews consolidated financial results by business locations. Disaggregated information of revenues by geographic locations is as follows:

	For the fiscal year ended September 30,
	2024	2023	Change	Change
	US$’000	US$’000	US$’000%
Hong Kong	23,000	9,132	13,868	151.9%
PRC	8,809	11,738	(2,929)	(25.0)%
Total	31,809	20,870	10,939	52.4%

For the fiscal years ended September 30, 2024, and 2023, the overall revenue growth was primarily driven by increases from our Hong Kong office, despite a decline in revenue from the PRC office. This net increase can be attributed to the Hong Kong office’s well-established client networks and enhanced efficiency in managing freight forwarding services. In contrast, the revenue drop in the PRC office was mainly due to stricter regulatory challenges, which negatively impacted its performance.

Cost of Revenues

Our Operating Subsidiaries purchase sea, air and rail cargo space from shipping lines, airlines, CSAs, train operators. For the fiscal years ended September 30, 2024, and 2023, the majority of their cost of revenue consisted of freight charges. Cost of revenue was US$25,825,000 for the fiscal year ended September 30, 2024, as compared to US$16,745,000 for the fiscal year ended September 30, 2023. The increase in cost of revenues is correlated with the increase in revenues over the year. Management has determined that depreciation is included in administrative expenses rather than in the cost of revenues because the related right-of-use assets and equipment are used for general business operations, not for direct service delivery. These assets support functions such as general office, management, accounting, and HR, rather than the direct provision of logistics services.

Gross profit

Gross profit was US$5,984,000 and US$4,125,000 for the fiscal years ended September 30, 2024, and 2023, and the gross profit percentage was 18.8% and 19.8% for the fiscal years ended September 30, 2024, and 2023, respectively. Since our Operating Subsidiaries price our services on a cost-plus basis, the price level given by our suppliers determines our quotation price proposed to our customers. Management determines the price acceptance threshold to our customers from time to time taken into account, among other, market expansion to new customers, balance between the gross profit amount against the gross profit percentage, volatility of the transportation costs and the working capital requirement etc., as a whole.

70

General and Administrative Expense

	For the fiscal years ended September 30,			%
	2024	2023	Change	Change
	US$’000	US$’000	US$’000
Staff salaries and bonuses	2,246	2,540	(294)	(11.6)%
Staff commission	57	53	4	7.5%
Mandatory Provident Fund	414	398	16	4.0%
Depreciation of right-of-use asset	202	144	58	40.3%
Depreciation of equipment	47	58	(11)	(19.0)%
Provision for expected credit loss	210	1,029	(819)	(79.6)%
Others	742	1,072	(330)	(30.8)%
	3,918	5,294	(1,376)	(26.0)%

General and administrative expenses decreased by US$1,376,000 or 26.0% to US$3,918,000 for the fiscal year ended September 30, 2024, as compared to US$5,294,000 for the fiscal year ended September 30, 2023. The decrease salaries was primarily due to a reduction in staff cost as a result of the absence of Trillion Power’s salary in 2024 following the disposal of Trillion Power, and a slight decrease in headcount in the Hong Kong Office despite growth in business. In addition, the decrease of general and administrative expenses was due to the decrease of the provision for expected credit loss.

During year ended September 30, 2023, the amount of credit losses mainly represented US$822,000 which were provided for accounts receivables aged over 181 days. As at September 30, 2024, the amount of accounts receivables aged over 181 days dropped as compared to the balance as at September 30, 2023, of which credit losses had been substantially provided during year ended September 30, 2023, which resulted in a drop of credit loss provision during year ended September 30, 2024.

Our policy states that accounts receivable and contract assets are written off as uncollectible after exhausting all collection efforts. Additionally, accounts impaired for more than one year are considered uncollectible. Once recovery is deemed unlikely, the receivable is written off from our books.

Income from Operations

As a result of the above, income/(loss) from operations was US$2,066,000 and US$(1,169,000) for the fiscal years ended September 30, 2024, and 2023, respectively.

Other Income (Expenses)

Other income of US$863,000 for the fiscal year ended September 30, 2024, primarily consisted of the handling charge of US$880,000. Other income of US$840,000 for the fiscal year ended September 30, 2023, primarily consisted of the handling charge of US$815,000.

Interest expense

Interest expense of US$48,000 for the fiscal year ended September 30, 2024, as compared to interest expense of US$78,000 for the fiscal year ended September 30, 2023. The decrease was primarily attributable to the decrease in the weighted average balance of bank loans over the year.

Net Income

Net income (loss) was US$2,096,000 and US$(755,000) for the fiscal years ended September 30, 2024, and 2023, respectively.

Other Comprehensive Income

For the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries realized a foreign currency translation of US$106,000 and US$(252,000), respectively. Foreign currency translation gain increased during the fiscal year ended September 30, 2024, because of the exchange rate fluctuations during 2024.

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Liquidity and Capital Resources

Our Operating Subsidiaries’ business requires substantial amounts of cash to cover operating expenses as well as to fund capital expenditures, working capital changes, principal and interest payments on their obligations, lease payments, tax payments when they generate taxable income. Our Operating Subsidiaries’ liquidity and capital requirements are principally our operating expenses and payments of interest and principal repayment arising from our indebtedness. Our principal sources of funds have historically been our equity capital, cash generated from our operations, bank borrowings and finance leases. Going forward, we expect to fund our working capital and other capital requirements with a combination of various sources, including but not limited to cash generated from our operations, banking facilities and the net proceeds of the offering as well as other possible equity and debt financing as and when appropriate. We regularly monitor our liquidity and capital requirements to ensure that we maintain sufficient cash resources for our working capital requirements and capital expenditure needs. Recently, our Operating Subsidiaries have financed their capital requirements with borrowings under an existing term loan facility, borrowings under an existing revolving credit facility and cash flows from operating activities.

As of March 31, 2025, September 30, 2024, and 2023, we had total cash and cash equivalents of US$4,828,000, US$3,205,000 and US$2,230,000, respectively.

The following table summarizes our consolidated statements of cash flows as derived from our consolidated financial statements included elsewhere in this prospectus and this summary should be read in conjunction therewith.

	For the six months ended March 31,		For the fiscal years ended September 30,
	2025	2024	2024	2023
	US$’000	US$’000	US$’000	US$’000
Net cash generated from operating activities	3,143	742	1,204	340
Net cash used in investing activities	(1,859)	(20)	(595)	(223)
Net cash generated from (used in) financing activities	383	(703)	271	(926)
Net increase (decrease) in cash and cash equivalents	1,667	19	880	(809)
Effect of exchange rate change on cash	(44)	(6)	95	(71)

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Cash flow generated from operating activities

For the six months ended March 31, 2025, we recorded net cash generated from operating activities of US$3,143,000, which was a consolidated result of operating cash flow after adjustments of US$45,000 for provision for credit losses. Changes in operating assets and liabilities were primarily comprised of: (i) the increase in trade payable of US$1,188,000; (ii) the increase in trade receivable of US$87,000; (iii) the increase in tax payables of US$221,000; and (iv) the decrease in contract asset and contract cost of US$151,000 and US$215,000, respectively.

For the six months ended March 31, 2024, we recorded net cash generated from operating activities of US$742,000, which was a consolidated result of operating cash flow after adjustments of US$147,000 for provision for credit losses. Changes in operating assets and liabilities were primarily comprised of: (i) the decrease in trade payable of US$64,000; (ii) the increase in trade receivable of US$987,000; (iii) the increase in other payables and accrued liabilities of US$446,000; and (iv) the decrease in prepayment, deposit and other receivables of US$569,000.

For the fiscal year ended September 30, 2024, we recorded net cash generated from operating activities of US$1,204,000, which was a consolidated result of operating cash flow after adjustments of US$210,000 for provision for credit losses. Changes in operating assets and liabilities were primarily comprised of: (i) the increase in trade payable of US$1,091,000; (ii) the increase in trade receivable of US$3,126,000; (iii) the increase in other payables and accrued liabilities of US$100,000; and (iv) the decrease in prepayment, deposit and other receivables of US$651,000.

For the fiscal year ended September 30, 2023, we recorded net cash generated from operating activities of approximately US$340,000, which was a consolidated result of operating cash flow after adjustments of US$1,029,000 in provision for credit losses. Changes in operating assets and liabilities were primarily comprised of: (i) the decrease in accounts receivables of US$214,000; (ii) the decrease in accounts payable of US$607,000; (iii) the decrease in other payables and accrued liabilities of US$252,000; and (iv) the increase in prepayment, deposit, and other receivables of US$1,026,000.

For the six months ended March 31, 2025 and 2024 and fiscal years ended September 30, 2024, and 2023, we had a cash flow from operating activities of US$3,143,000, US$742,000, US$1,204,000 and US$340,000, respectively. As of March 31, 2025, September 30, 2024, and 2023, we had cash of US$4,828,000, US$3,205,000 and US$2,230,000, respectively. Management continues to monitor working capital sufficiency in light of the overall growth of business operations.

We believe the Company’s revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations for the next 12 months, as they mostly become due one year from the date of this prospectus. However, we may need additional cash resources in the future if our Operating Subsidiaries experience changed business conditions or other developments and may also need additional cash resources in the future if we wish to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed our amounts of cash on hand, we may seek to issue debt or equity securities or to obtain a credit facility.

Cash flow used in investing activities

For the six months ended March 31, 2025, we recorded net cash outflow used in investing activities of US$1,859,000, which mainly represented net advances to related parties of US$1,859,000.

For the six months ended March 31, 2024, we recorded net cash outflow used in investing activities of US$20,000, which mainly represented net advances to related parties of US$20,000.

For the fiscal year ended September 30, 2024, we recorded net cash outflow used in investing activities of US$595,000, which mainly represented purchase of equipment of US$10,000, net advance to a director of US$585,000.

For the fiscal year ended September 30, 2023, we recorded net cash outflow used in investing activities of US$223,000, which mainly represented purchase of equipment of US$65,000 for replacement of old equipment for the future needs of our increased business operations and net cash outflow on disposal of Trillion, which was sold to a third party on March 31, 2023.

Cash flow generated from/used in financing activities

For the six months ended March 31, 2025, we recorded net cash inflow from financing activities of US$383,000, which mainly represented proceeds from bank borrowings of US$797,000, which was offset by US$414,000 in the repayment to bank borrowings.

For the six months ended March 31, 2024, we recorded net cash outflow from financing activities of US$703,000, which mainly represented repayment of bank borrowings of US$769,000, which was offset by US$66,000 in the proceeds from bank borrowings.

For the fiscal year ended September 30, 2024, we recorded net cash inflow from financing activities of US$271,000, which mainly represented repayment of bank borrowings of US$1,280,000, which was offset by US$1,551,000 in the proceeds from bank borrowings.

For the fiscal year ended September 30, 2023, we recorded net cash outflow from financing activities of US$926,000, which mainly represented repayment of bank borrowings of US$1,439,000, which was offset by US$513,000 in the proceeds from bank borrowings

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Credit Facilities/Bank Facility

Below are the drawdown dates and amounts of outstanding bank borrowings as of March 31, 2025 and the fiscal years ended September 30, 2024, and 2023:

Bank Name	Drawdown Date	Due Date	Interest rate	Guarantee	Date of paid off	March 31, 2025 US$’000	September 30, 2024 US$’000	September 30, 2023 US$’000
Bank of China*	April 28,2023	April 27, 2024	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron	March 19, 2024		-	385
Bank of China**	December 1, 2020	November 30, 2025	2.5% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023		-	131
Bank of China***	June 3, 2020	June 2, 2025	2.25% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023		-	187
Bank of China****	January 15, 2025	July 14, 2025	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron		385	-	-
Bank of China*****	March 17, 2024	March 18, 2025	1-year loan prime rate issued from the National Interbank Funding Center (LPR) minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	March 17, 2025	-	427	-
Bank of China******	March 17, 2025	March 16, 2026	1-year LPR minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	412	-	-
Industrial Bank Co., Ltd.*******	July 8, 2024	July 8, 2027	1-year LPR plus 0.2%	Guarantee by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	549	569	-
Short-term bank borrowing						1,346	996	703

* This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 10,000,000 since March 31, 2021 and fully repaid on March 19, 2024.

**This is a term loan agreement up to HKD 1,764,000. The Group utilized HKD 1,764,000 since December 1, 2020, and fully repaid on December 19, 2023.

*** This is a term loan agreement up to HKD 3,236,000. The Group utilized HKD 3,236,000 since June 3, 2020, and fully repaid on December 19, 2023.

**** This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 3,000,000 on January 15, 2025.

***** This is a term loan agreement up to RMB 3,000,000. The Group utilized RMB 3,000,000 since March 18, 2024 and repaid RMB3,000,000 on March 17, 2025

****** This is a revolving term loan agreement up to RMB 7,600,000. The Group utilized RMB 3,000,000 at the inception date of March 17, 2025.

******* This is a term loan agreement up to RMB 4,000,000. The Group utilized HKD 4,000,000 since July 8, 2024 and repaid RMB10,000 on December 21, 2024.

The above bank borrowings were classified as current liabilities as they include a repayment-on-demand clause.

Interest expense incurred from the bank borrowings were USD20,000, USD11,000, USD 26,000 and USD 74,000 for the six months ended March 31, 2025 and 2024 and for the year ended September 30, 2024, and 2023, respectively, the interest expense represents the weighted average rate of 4.0%, 3.3%, 3.1% and 6.3% for the six months ended March 31, 2025 and 2024 and for the year ended September 30, 2024, and 2023, respectively.

Leases

The Company entered into leases for office spaces located in Hong Kong and all PRC offices, including Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen.

As of March 31, 2025, September 30, 2024, and 2023, the Company’s operating leases have an average remaining lease term of 1.86 years, 2.06 years and 2.49 years, respectively. As of the same date, the Company’s operating leases had a weighted average discount rate of 3%, 3% and 3%, respectively. Future lease payments as of March 31, 2025, September 30, 2024, and 2023 are as follows:

	March 31, 2025 US$’000	September 30, 2024, US$’000	September 30, 2023, US$’000
Within 1 year	157	176	180
After 1 year but within 2 years	131	120	104
After 2 years but within 5 years	216	228	212
After 5 years	248	283	354
Future minimum operating lease payment	752	807	850
Less: imputed interest	(76)	(72)	(100)
Total operating lease liability	676	735	750
Less: Current portion	(138)	(156)	(160)
Non-current portion	538	579	590

The depreciation of right of use assets of the Company for the six months ended March 31, 2025 and 2024 and for the years ended September 30, 2024, and 2023 were US$104,000, US$101,000, US$202,000 and US$144,000, respectively. The finance cost recognized in relation to the leases for the six months ended March 31, 2025 and 2024 and for the years ended September 30, 2024, and 2023 were US$11,000 and US$11,000, US$22,000 and US$4,000, respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires that we make estimates and assumptions. In certain circumstances, those estimates, and assumptions can affect amounts reported in the accompanying consolidated financial statements and notes. In preparing our financial statements, we have made our best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. Application of the accounting policies described below involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. The following is a brief discussion of our critical accounting policies and estimates.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Group’s consolidated financial statements include percentage of service income recognized, useful lives of property and equipment and right of use assets, impairment of long-lived assets and allowance for credit losses. Actual results could differ from these estimates.

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Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors, including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations, and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Leasehold improvement	5 years
Computer and office equipment	3-5 years
Motor vehicle	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals, and betterments, which are expected to extend the useful life of assets, are capitalized.

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Company has no finance leases.

Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. The Group has elected not to recognize right-of-use asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

Impairment of long-lived assets

Long-lived assets, including property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended March 31, 2025 and 2024 and years ended September 2024 and 2023, no impairment of long-lived assets was recognized.

Fair Value Measurement

The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

The Group follows the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Interest rates that are currently available to the Company for issuance of long-term debt and capital lease with similar terms and remaining maturities are used to estimate the fair value of the Company’s long-term debt. The fair value of the Company’s long-term debt approximated the carrying value at September 30, 2024, and 2023, as the weighted average interest rate on this long-term debt approximates the market rate for similar debt.

Revenue Recognition

The Group generates revenues from the provision of freight forwarding and agency services. The Group accounts for recognition of revenues under ASC 606 “Revenue from Contracts with Customers”.

The core principle underlying ASC 606 is that the Group will recognize revenue to represent the transfer of services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of services transfers to a customer.

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The Group generates majority of its revenue from provision of freight forwarding services. The Group enters into distinct contract with each customer for the provision of freight forwarding services. Under each contract, the Group obtains control of the services to transport the customer’s goods, cargos or project components from one point to another and to provide pick-up services, warehousing services and/or customs clearance/declaration services as instructed by the customer. The Group commits direct responsibilities to the customer, notwithstanding there are involvement of other freight forwarders/carriers and services providers. These services are usually a distinct bundle of services without other specified services to be provided and are considered to represent one single performance obligation satisfied over the period that services are provided to the customer.

In our provision of freight forwarding services, the customers simultaneously receive and consume the benefits provided by the Group’s performance as the Group performs, thus performance obligation is satisfied over time. The progress towards complete satisfaction of performance obligation is measured based on the progress, i.e. time elapsed, of each shipment from the time of acceptance of the goods to the delivery to the final destination. In very rare circumstances we are requested by customers to arrange third party warehouse services during a shipment of goods, of which storage of goods in the warehouses are within one to two days, such days of storage in warehouses are estimated into the time of travel. Customs clearance/declaration, if requested by customers, are usually completed on the day of shipment when the goods arrive the destination. The Group considers the output selected directly reflects the value provided to the customers and is objectively measurable, it is therefore considered the output method used provide a faithful depiction of the transfer of services.

The Group generally acts as the principal for freight forwarding services and such revenues are primarily recorded on a gross basis. When the Group is the principal in a transaction, it has critically determined that it is in control of the services, including establishing the transaction price, managing all aspects of the shipments process, directing third party freight forwarders/carriers and is primarily responsible for fulfilling the promise to provide the shipment and bearing the risk of loss of any damages or loss of goods to the customers.

On some occasions, the Group received requests from customers to lodge bookings with shipping liners/airlines/train operators on their behalf while the Group only acted as an agent without entering into the master bills with customers. Under such arrangement, the Group is neither primarily responsible for fulfilling the promise to the customers nor primarily responsible for the risk of loss of any damages or loss of goods. The Group would provide limited assistance to the customers to look after their loading of goods to the departure ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at departures.

On some occasions, the Group received requests from overseas freight forwarding companies to refer service providers to provide certain ancillary services like pick-up services, warehousing services and/or customers clearance/declaration services in Hong Kong and the PRC. Under such arrangement, the Group is not able to direct the third-party service providers in their provision of the ancillary services, in addition the Group is neither primarily responsible for fulfilling the promise to the overseas freight forwarding companies nor primarily responsible for the risk of loss of any damages or loss of goods. The Group act as an agent to assign the tasks to other services providers, and the Group would provide limited monitoring assistance when the goods of the freight forwarding companies loaded to the arrival ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at arrivals. Interest income from banks is recognized when received.

Contract assets and liabilities

Contract assets are unbilled amounts resulting from in-transit transportations, as the Group can only have the unconditional right to payment once a transportation has been completed. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors including historical experience, ageing of balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss. As of March 31, 2025, September 30, 2024, and 2023, the Group recognized contract assets of US$1,663,000, US$1,871,000 and US$1,343,000, respectively.

Contract liabilities are recognized for contracts where payment has been received in advance of the transfer of service. As of March 31, 2025, September 30, 2024, and 2023, the Group recognized contract liabilities of US$235,000, US$358,000 and US$244,000, respectively.

Contract costs

Contract costs are the assets recognized from the costs incurred to obtain or fulfill a contract with a customer. As of March 31, 2025, September 30, 2024, and 2023, the Company recognized contract costs of US$404,000, US$633,000 and US$370,000, respectively.

Income taxes

The Group accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Group recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax liabilities (if any) in interest expenses and administrative expenses, respectively.

Our Operating Subsidiaries are exposed to the credit risk of their customers.

The credit risk exposure of our Operating Subsidiaries mainly arises from trade receivables from customers. As of March 31, 2025 and the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries’ accounts receivables amounted to approximately US$7,274,000, US$7,248,000 and US$4,246,000, respectively, which represented approximately 42.9%, 45.4% and 37.7% of total assets. For the six months ended March 31, 2025 and for the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries recorded net impairments from these accounts receivables of US$8,000, US$197,000 and US$1,048,000, respectively. As such, our Operating Subsidiaries are subject to the credit risk of their customers, and their liquidity is dependent on their customers making prompt payments.

Furthermore, our Operating Subsidiaries’ suppliers generally offer them a credit period of 30 days to 60 days, while our Operating Subsidiaries generally grant their customers a credit period ranging from 30 days to 90 days. The longer credit period granted to our Operating Subsidiaries’ customers compared to that offered by their suppliers indicates a potential risk of a possible cash flow shortage, which may affect the liquidity of their business. In the event that our Operating Subsidiaries experience a cash flow shortage when their customers do not make settlements on a timely manner, the financial position, profitability, and cash flow of our Operating Subsidiaries may be adversely affected.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Group’s financial instruments will fluctuate because of changes in market interest rates. The Group’s exposure to interest rate risk arises primarily from bank borrowing.

The sensitivity analysis below has been determined based on the exposure to interest rates for non-derivative instruments at the end of the reporting period. A 50-basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

As of March 31, 2025, September 30, 2023, and 2024, if interest rates on bank borrowings had been 50 basis points higher/lower and all other variables were held constant, the Group’s profit/loss for the year would decrease by approximately US$7,000, US$5,000 and US$4,000, respectively.

The Group periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels.

The Group does not expect any significant effect on the Group’s profit or loss arising from the effects of reasonably possible changes to interest rates on interest bearing financial instruments at the end of the reporting period.

Recent Accounting Pronouncements

Please refer to note 2 to the consolidated financial statements included in this prospectus for a discussion of recently issued accounting standards.

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HISTORY AND CORPORATE STRUCTURE

Overview of Corporate Structure

We are a freight forwarding company founded in Hong Kong and, through our Operating Subsidiaries, principally engage in providing freight forwarding services to our Operating Subsidiaries’ customers. Our headquarters are based in Hong Kong, and our Operating Subsidiaries operate seven offices located in the PRC (Beijing, Qingdao, Shanghai, Ningbo, Xiamen, Shenzhen, and Guangzhou) from which our Operating Subsidiaries provide regional and international freight forwarding services to their customers.

CGL, our key operating subsidiary in Hong Kong, was founded by Mr. Byron Lee and his spouse, Ms. Cheng, in 1996. In August 1999, funded by Mr. Byron Lee’s personal wealth, CGL commenced its freight forwarding business with a focus on providing international sea freight services between China and European countries.

In November 2004, we established Flying Fish (SH) in the PRC and set up our first PRC office in Shanghai to provide international freight forwarding services primarily in Shanghai and Jiangsu province. Between November 2005 and June 2021, we established six more branches in the PRC to provide international freight forwarding services to, among other cities and areas, Shanghai, Guangdong province, Fujian province, Zhejiang province and Shandong province and, in June 2021, our sixth branch in Beijing which, as of the date of this prospectus, is opened but not engaged in operations. We are also planning the establishment of our seventh branch in Jiangmen.

On March 3, 2022, our Company was incorporated in the Cayman Islands as an exempted company with limited liability as the listing vehicle. The authorized share capital of our Company at incorporation was US$30,300 divided into 303,000,000 shares of a nominal or par value of US$0.0001 each. At incorporation, one Ordinary Share was issued as fully-paid to the initial subscriber, which is the nominee of the company secretarial company engaged by our Company and an Independent Third Party, and such Ordinary Share was transferred to Fook Star from the initial subscriber on March 3, 2022.

Reorganization

Beginning in March 2022 and completed April 26, 2022, our Group underwent a reorganization to consolidate our businesses in Hong Kong and the PRC into an offshore corporate holding structure in anticipation of our listing on a recognized securities exchange, which resulted in the corporate structure as set forth below. For information on the Reorganization, see “Prospectus Summary - Reorganization” above.

Our Major Operating Subsidiaries

Our business and financial results are contributed primarily by our three Operating Subsidiaries, namely CGL, Flying Fish (BJ), and Flying Fish (SH).

CGL

The commencement of the freight forwarding business of CGL in August 1999 marked the inception of our operations. During FY2023 and FY2022, CGL has been our major Operating Subsidiary in Hong Kong, which is principally engaged in providing freight forwarding services and agency services in Hong Kong. CGL also owns 100% of the shares of Flying Fish (BJ).

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Flying Fish (SH)

On November 30, 2004, Flying Fish (SH) was established as a foreign-owned enterprise in the PRC, which is wholly owned by CGL Holding with a registered capital of US$620,000 to commence its freight forwarding businesses in the PRC. Pursuant to various board resolutions, Flying Fish (SH) established: (i) a branch in Shenzhen to expand its freight forwarding operations to cover the Shenzhen and Guangdong provinces; (ii) a branch in Xiamen and Ningbo to expand its freight forwarding operations to cover the Xiamen and Ningbo provinces; (iii) a branch in Guangzhou to expand its freight forwarding operations to cover the Guangzhou province; (iv) a branch in Qingdao to expand its freight forwarding operations to cover the Qingdao and Shandong provinces; and (v) a branch in Beijing to expand its freight forwarding operations to cover the Beijing area. We are also planning a further establishment of an office in Jiangmen.

On November 10, 2005, the business license of the Shenzhen branch was issued by the Shenzhen Administration for Industry and Commerce; on June 6, 2006 and July 3, 2006, the business license of each of the Xiamen branch and the Ningbo branch was issued by the Xiamen Administration for Industry and Commerce and the Ningbo branch was issued by the Ningbo Administration for Industry and Commerce, respectively; on May 20, 2013, the business license of Guangzhou was issued by the Guangzhou Administration for Industry and Commerce; on May 26, 2015, the business license of Qingdao was issued by the Qingdao Administration for Industry and Commerce; on June 2, 2021, the business license of Beijing was issued by the Beijing Administration for Industry and Commerce.

Flying Fish (BJ)

On September 8, 2021, Flying Fish (BJ) was incorporated in the PRC with limited liability, and it is the wholly owned subsidiary of CGL conducting business operations in the PRC as one of our Operating Subsidiaries.

Trillion

On June 3, 2019, Trillion was incorporated in Hong Kong with limited liability, as a subsidiary of CGL, which sold its 51% interest in Trillion to a third party on March 31, 2023.

Incorporation of Holding Companies

Fook Star

On March 6, 2016, Fook Star was incorporated in the BVI as a holding company with limited liability and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each of a single class. As of the date of this Prospectus, Fook Star owns all of the issued shares of the Company.

CGL Holding

On November 19, 2008, CGL Holding was incorporated in the BVI with limited liability and is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. CGL Holding is a holding company and owns all of the issued shares of Flying Fish (SH), one of our Operating Subsidiaries.

CGLH

On November 16, 2016, CGLH was incorporated in the BVI as a holding company with limited liability and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each of a single class. Its wholly owned subsidiary is CGL.

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Key Milestones

The key milestones in our development are highlighted chronologically below:

Month/Year	Milestones
August 1999	Commenced our freight forwarding business in Hong Kong, focusing on international sea freight forwarding businesses for exportation between China and European destinations.

November 2004	Established Flying Fish (SH) as our operating subsidiary in Shanghai to provide international freight forwarding services primarily in Shanghai.

November 2005	Expanded our international freight forwarding operations to cover Shenzhen and Guangdong province by the establishment of the Shenzhen branch of Flying Fish (SH).

2006	CGL became a member of MarcoPoloLine, an affiliation of international freight forwarder.

June 2006	Expanded our international freight forwarding operations to cover Xiamen and Fujian province by the establishment of the Xiamen branch of Flying Fish (SH).

July 2006	Expanded our international freight forwarding operations to cover Ningbo and Zhejiang province by the establishment of the Ningbo branch of Flying Fish (SH).

2012	CGL was named a ‘‘Recommended Agent’’ by the Five Stars Freight System World Agency Network in recognition of the quality services we offered to other members of the Five Stars Freight System World Agency Network.

May 2013	Expanded our international freight forwarding operations to cover Guangzhou and Guangdong province by the establishment of the Guangzhou branch of Flying Fish (SH).

2014	CGL was awarded as a ‘‘Highly Commended’’ member by MarcoPoloLine in recognition of the quality services we offered to other members of MarcoPoloLine.

May 2015	Expanded our international freight forwarding operations to cover Qingdao and Shandong province by the establishment of the Qingdao branch of Flying Fish (SH).

June 2015	Commenced our railway freight forwarding business from China to European destinations.

September 2021	Expanded Flying Fish (BJ) as our Operating Subsidiary in Beijing to provide international freight forwarding services primarily in Beijing.

July 2021	Expanded CGL’s warehouse operation by acquiring a 51% interest in Trillion.

March 2023	Disposed of 51% interest in Trillion

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INDUSTRY OVERVIEW

We have engaged Stave Horizon Initiative Limited (“SHI”) to prepare a commissioned report analyzing the freight forwarding and logistics industry in China. All data presented in this section is sourced from SHI’s report dated February 28, 2025, unless otherwise noted. Citations for the sources referenced herein are noted at the end of this section. Please note that the following discussion includes projections for future growth, which may not occur at the projected rates or at all.

China Logistics Industry Development Landscape

Data sources: CFLP(1), MOT(2), SHI

With stable economic growth and expanding household consumption, the demand for logistics in China is continually increasing. The logistics sector experienced significant developments in 2024, driven by growth, innovation, and supportive policies. In 2024, the total value of logistics goods reached RMB 360.6 trillion (approximately USD 50 trillion), representing a year-on-year increase of 1.38%. This marks China’s position as the world’s largest logistics market for the ninth consecutive year since 2016, according to the China Federation of Logistics and Purchasing (“CFLP”). From 2019 to 2024, this value grew by 1.21 times, with a compound annual growth rate (“CAGR”) of 3.89%, fueled by e-commerce, industrial transformation, and infrastructure development.

The total revenue of the logistics industry in 2024 was RMB 13.8 trillion (approximately USD 1.91 trillion), up 4.9% year-on-year. Leading companies contributed over RMB 2 trillion, representing 16% of the industry, per CFLP data. Freight volume reached 56.5 billion tons in 2024, a 22.23% increase from 2019 (CAGR of 4.10%), as reported by the Ministry of Transport of China (“MOT”).

Freight Forwarding Logistics Industry in the PRC

Data sources: CFLP(1), MOT(2), SHI

Against this backdrop, the freight forwarding sector, which accounts for 11–12% of total logistics revenue, benefits from government initiatives outlined in the 2024 Government Work Report. These initiatives focus on modernizing logistics systems and enhancing rural cold chain logistics, reinforcing the sector’s vital role in China’s economic framework.

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The freight forwarding logistics industry in the PRC has been a cornerstone of the nation’s economic growth, fueled by a robust domestic economy, increasing global demand for Chinese products, and rising household consumption. From 2019 to 2021, revenue from air, sea, and land freight forwarding services faced challenges during the Covid-19 pandemic, declining slightly from RMB 1,387.6 billion in 2019 to RMB 1,377.6 billion in 2020, before rebounding to RMB 1,460.2 billion in 2021. This period highlighted air freight’s resilience, driven by increased demand for medical goods, while land freight experienced significant disruptions due to early 2020 lockdowns. Post-2021, the industry underwent a post-Covid adjustment in 2022, followed by a strong recovery in 2023, reaching RMB 1,598.1 billion in 2024. This growth was propelled by infrastructure investments and trade resilience. By 2025, the market is projected to reach RMB 1,678.0 billion, reflecting a forecasted growth rate of 5.0% from 2024.

The Covid-19 outbreak in late 2019 disrupted cargo throughput, significantly impacting land freight forwarding due to early 2020 lockdowns. However, air freight revenue rose as cargo prices increased amid high demand for medical supplies, while sea freight maintained stability through export offsets. Recovery has been supported by infrastructure milestones, including 7,000 kilometers of new expressways in 2023 and a record cargo volume of 56.5 billion tons in 2024 according to the MOT, positioning the PRC for steady growth in freight forwarding services through 2025 and beyond.

Air Freight Forwarding Logistics Industry in the PRC

Data sources: CFLP(1), NBS(3), SHI

The air freight forwarding sector in the PRC has demonstrated steady growth, driven by (i) a robust domestic economy and (ii) increasing global demand for high-value, time-sensitive exports, such as electronics and medical supplies. Revenue rose from RMB 61.1 billion in 2019 to RMB 74.8 billion in 2020, spurred by a Covid-induced surge in medical goods demand, despite reduced flight capacity. In 2021, revenue moderated to RMB 77.2 billion, reflecting a 3.2% growth as cargo volumes stabilized.

From 2022 to 2024, revenue increased incrementally to RMB 85.9 billion, supported by e-commerce resilience and enhancements in aviation facilities, such as a 20% year-on-year increase in cross-border e-commerce goods at Guangzhou Baiyun Airport in 2021. The 2025 projection estimates revenue at RMB 90.0 billion, reflecting a growth rate of 4.8%, driven by ongoing infrastructure investments and sustained demand.

While the Covid-19 outbreak since late 2019 reduced cargo throughput across Mainland China, air cargo prices soared due to heightened medical supply needs, offsetting volume declines and boosting revenue. Looking ahead, growth may moderate as global markets recover; however, advancements in aviation infrastructure and the PRC’s prominent role in e-commerce logistics—handling a significant portion of the RMB 14.03 trillion in online retail sales reported by the National Bureau of Statistics of China (“NBS”) for 2024—are expected to sustain the sector’s momentum.

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Sea Freight Forwarding Logistics Industry in the PRC

Data sources: CFLP(1), MOT(2), SHI

Sea freight forwarding in the PRC has expanded steadily, driven by (i) increasing seaborne trade volumes and (ii) global demand for raw materials and commodities such as steel, coal, and cement, which are predominantly transported by ships. Revenue rose from RMB 940.3 billion in 2019 to RMB 1,059.9 billion in 2021, reflecting export resilience during the Covid-19 pandemic. In 2022, a post-Covid adjustment led to a decline in revenue to RMB 985.7 billion. However, the sector rebounded to RMB 1,080.0 billion in 2023 and reached RMB 1,130.0 billion in 2024, supported by robust port activity, such as handling 1.3 billion tons at Ningbo-Zhoushan. The 2025 forecast projects revenue of RMB 1,180.9 billion, indicating continued trade-driven growth at a rate of 4.5%.

The sector’s strength is underpinned by the PRC’s dominant position in seaborne trade, managing over 85% of export/import volumes. In 2024, freight volume reached 56.5 billion tons, according to MOT, reinforcing its critical role in global supply chains.

Land Freight Forwarding Logistics Industry in the PRC

Data sources: CFLP(1), MOT(2), SHI

Land freight forwarding, primarily road-based and accounting for over 70% of the PRC’s transportation volume, is essential for e-commerce and regional connectivity. Revenue declined by 20.5% from RMB 386.2 billion in 2019 to RMB 307.1 billion in 2020 due to Covid-19 lockdowns but rebounded to RMB 323.1 billion in 2021, reflecting a 5.2% growth. From 2022 onward, growth accelerated, reaching RMB 382.2 billion in 2024, driven by increased e-commerce demand and infrastructure improvements, including 7,000 kilometers of new expressways in 2023. The 2025 forecast estimates revenue at RMB 401.3 billion, indicating a growth rate of 5.0%, supported by sustained momentum from lower-tier cities and rural areas.

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The sector’s recovery aligns with the broader growth of the logistics industry, with total freight volume reaching 56.5 billion tons in 2024, according to the MOT. This growth is further supported by policies such as the 2020 “Implementation Opinions on Further Reducing the Costs of Logistics” and industrial product logistics amounting to RMB 31.84 trillion, as reported by the CFLP.

Cross-Border E-Commerce of the PRC

Cross-border e-commerce in the PRC is a crucial driver of logistics demand, encompassing online international trade transactions. This sector has experienced significant growth due to several factors: (i) rising disposable incomes, as reported by the NBS; (ii) infrastructure advancements, such as a 20% increase in e-commerce goods at Guangzhou Baiyun Airport since 2021; (iii) IT developments enhancing supply and demand dynamics; (iv) increased reliance on internet and mobile platforms; and (v) supportive government policies, including free trade zones.

The market size surged from RMB 10.5 trillion in 2019 to RMB 14.6 trillion in 2021, largely driven by heightened online demand during the Covid-19 pandemic. Growth moderated from 2022 to 2024, reaching RMB 18.2 trillion, which reflects post-Covid stabilization and logistics efficiencies; for example, leading e-commerce supply chain provider Cainiao reported a 30% improvement in delivery times.

In 2024, the broader e-commerce sector significantly contributed to logistics demand, with total online retail sales reaching RMB 14.03 trillion from January to November, according to the NBS. This highlights the essential role of cross-border e-commerce in driving growth in freight forwarding. The 2025 forecast estimates the market size at RMB 19.5 trillion, indicating a growth rate of 7.5% and sustained expansion.

Competitive Landscape of the Freight Forwarding Service Market in the PRC

The freight forwarding service market in the PRC operates within a vast and fragmented ecosystem, reinforcing its status as the world’s largest logistics market, with total logistics revenue reaching RMB 13.8 trillion in 2024, according to the CFLP. Within this framework, the freight forwarding segment contributed approximately RMB 1,598.1 billion, accounting for 11-12% of the total logistics revenue. As of December 2024, an estimated 51,000 freight forwarding service providers were active across air, sea, and land segments, highlighting the market’s scale and diversity.

Despite this fragmentation, the top five largest service providers held an estimated 12% market share by revenue in 2024, equivalent to about RMB 191.8 billion. This underscores the influence of a select group of major players amidst numerous smaller operators. The competitive landscape is driven by rapid e-commerce growth, substantial infrastructure investments—evidenced by a freight volume of 56.5 billion tons in 2024 as per the MOT—and technological advancements. Leading firms leverage scale, global networks, and digital innovations to maintain their competitive edge.

Sea freight forwarding serves as the backbone of the PRC market, contributing roughly 70% of overall freight forwarding revenue, which reached RMB 1,130.0 billion in 2024. This prominence aligns with the PRC’s dominant role in seaborne trade, handling over 85% of its export/import volumes. In 2024, the top five sea freight forwarding companies collectively accounted for an estimated 35% market share, approximately RMB 395.5 billion in revenue. This concentration highlights the strategic importance of major ports like Ningbo-Zhoushan, which processed 1.3 billion tons in 2023, and reflects the capacity of leading players to capitalize on extensive port infrastructure, partnerships with shipping lines, and advanced logistics solutions within a total logistics goods value of RMB 360.6 trillion.

Air freight forwarding, although smaller at RMB 85.9 billion in 2024, stands out as the fastest-growing segment, driven by its crucial role in e-commerce and high-value goods transport. The top five air freight forwarding companies commanded an estimated 81% market share in 2024, equating to approximately RMB 69.6 billion in revenue. This high concentration underscores the dominance of major players who leverage the PRC’s expanding aviation network—projected to include 270 civil airports by 2025—and the surging e-commerce demand, with online retail sales reaching RMB 14.03 trillion in 2024, according to the NBS. These leaders excel in global connectivity and technological sophistication within this competitive, yet concentrated, segment.

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Land freight forwarding is essential for domestic connectivity, comprising over 70% of the PRC’s transportation volume and achieving RMB 382.2 billion in revenue in 2024. The top five companies in this segment collectively held an estimated 23% market share, approximately RMB 87.9 billion, reflecting their growing influence within a diverse provider base. This competitive strength is fueled by e-commerce logistics needs and infrastructure enhancements, such as the addition of 7,000 kilometers of expressways in 2023. These developments enable firms to dominate multi-modal operations and last-mile delivery within a broader industrial product logistics value of RMB 31.84 trillion, as reported by the CFLP.

Threats to the Freight Forwarding Logistics Industry in PRC

Freight forwarding providers face significant fixed costs, including labor, vehicles, and IT systems, making them vulnerable to fluctuations in demand. Economic downturns or seasonal cargo trading patterns, such as peak export seasons, can lead to idle resources. This was evident during the 2020 Covid-19 slowdown, which posed challenges to profitability amid a logistics goods value of RMB 360.6 trillion in 2024, according to the CFLP.

Since 2020, the Covid-19 pandemic has disrupted global economies, impacting transportation, manufacturing, and logistics. Lockdowns, travel restrictions, and factory closures in Q1 2020 reduced cargo flows and increased administrative costs, such as quarantine requirements, while straining supply chains with lingering effects into 2022. These disruptions tested the industry, despite a freight volume of 56.5 billion tons reported by the MOT in 2024.

The U.S.-China trade relationship, which has evolved since 2018, saw renewed activity in early 2025 following President Donald Trump’s re-inauguration on January 20. On February 1, 2025, the U.S. imposed an additional 10% tariff on Chinese imports, targeting goods critical to the PRC’s freight forwarding sector. In response, China announced on February 4, 2025, a 15% tariff on U.S. coal and liquefied natural gas, along with a 10% tariff on crude oil, agricultural machinery, and large-displacement cars, as well as export restrictions on key drone components to the U.S. In February 2025, President Trump imposed an additional 10% tariff on Chinese imports effective March 4, alongside 25% tariffs on Mexican and Canadian goods, targeting drug flows into the U.S.

These actions build on earlier measures, such as the USD 550 billion in tariffs on Chinese goods established by 2020. Consequently, the PRC’s freight forwarding industry has had to adapt innovatively, demonstrating resilience with a shift from a -7.0% growth rate to 9.6% growth in 2023. The PRC’s robust logistics infrastructure, with total industry revenue reaching RMB 13.8 trillion in 2024 according to the CFLP, and strategic diversification into non-U.S. markets position the sector to mitigate risks and seize new opportunities, reinforcing its global competitiveness.

Freight Forwarding Logistics Industry in Hong Kong

Data sources: CS&D(5,6,7,8), SHI

In recent years, the freight forwarding logistics industry in Hong Kong has demonstrated resilience and moderate growth, driven by its strategic role as a global trade hub, the rise of e-commerce platforms, and robust trading activities with neighboring Asian cities. From 2019 to 2021, revenue from air, sea, and land freight forwarding services increased from HKD 142.5 billion in 2019 to HKD 153.1 billion in 2020, representing a 7.4% growth, and further to HKD 155.8 billion in 2021, reflecting a 1.8% increase. This growth was bolstered by a surge in air freight demand due to Covid-19, despite broader disruptions.

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Post-2021, the industry stabilized in 2022 at HKD 157.2 billion (0.9% growth), followed by steady expansion in 2023 to HKD 165.1 billion in 2024. This upward trend reflects trade recovery and infrastructure enhancements. By 2025, the market is projected to reach HKD 170.1 billion, with a forecasted growth rate of 3.0% from 2024, aligning with Hong Kong’s enduring logistics strengths amid global challenges.

Hong Kong’s logistics sector supports this growth trajectory, with total trade value reaching HKD 9,956 billion in 2024, according to the Census and Statistics Department (“C&SD”), and air cargo throughput of 5.0 million tons, as reported by the Civil Aviation Department (“CAD”). These figures reinforce Hong Kong’s status as a pivotal transshipment hub. The industry benefits from government initiatives, including the Greater Bay Area integration and the anticipated completion of the Hong Kong International Airport’s three-runway system in 2025, which will significantly boost cargo capacity.

The Covid-19 outbreak in 2020 disrupted cargo throughput, yet air freight revenue surged to HKD 64.2 billion due to heightened demand for medical supplies, offsetting declines in sea and land freight, which generated HKD 70.5 billion and HKD 18.7 billion, respectively. Recovery has been further supported by infrastructure developments and a resilient trade environment, positioning Hong Kong for sustained growth through 2025.

Air Freight Forwarding Logistics Industry in Hong Kong

Data sources: CAD(9), CS&D(5,7,8), SHI

The air freight forwarding sector in Hong Kong has experienced notable growth, driven by (i) rising merchandise trade and (ii) a booming e-commerce market, capitalizing on the city’s position as a regional hub. Revenue increased from HKD 50.5 billion in 2019 to HKD 63.9 billion in 2020, reflecting a 26.5% growth, largely fueled by a Covid-induced surge in medical supply exports despite reduced flight capacity. The sector then stabilized at HKD 64.2 billion in 2021, marking a modest 0.5% growth amid tightened quarantine measures. From 2022 to 2024, revenue rose steadily from HKD 65.5 billion to HKD 70.0 billion. This growth reflects trade recovery and infrastructure enhancements, including the operational launch of Cainiao’s premium logistics center in 2023. The 2025 projection anticipates revenue reaching HKD 72.8 billion, representing a 4.0% growth, bolstered by the completion of the three-runway system in 2025.

Although the Covid-19 outbreak initially reduced cargo throughput, air cargo prices soared in 2020, offsetting declines in other areas. By 2024, air cargo throughput reached 5.0 million tons, according to the CAD, supporting e-commerce’s trade value of HKD 9,956 billion reported by the C&SD, with growth moderated by global trade dynamics.

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Sea Freight Forwarding Logistics Industry in Hong Kong

Data sources: C&SD(5,6,7,8), HKMPB(10,11), SHI

Sea freight forwarding in Hong Kong has thrived due to its well-established logistics infrastructure and supportive policies, such as the Maritime and Aviation Training Fund. The sector has expanded moderately, largely driven by trade with Asian markets. Revenue declined from HKD 72.0 billion in 2019 to HKD 70.5 billion in 2020 due to disruptions from Covid-19, before rising slightly to HKD 71.1 billion in 2021.

From 2022 to 2024, revenue grew steadily, reaching HKD 75.6 billion, supported by infrastructure upgrades like the deepening of the Kwai Tsing Container Basin. In 2024, sea freight handled significant portions of the HKD 9,956 billion in trade reported by the C&SD, with port throughput further supporting this growth. Estimates from the Hong Kong Maritime and Port Board (“HKMPB”) align with historical trends. The 2025 forecast projects revenue to reach HKD 77.9 billion, reflecting a 3.0% growth, indicating continued trade recovery.

Land Freight Forwarding Logistics Industry in Hong Kong

Data sources: C&SD(5,7,8), SHI

Land freight forwarding in Hong Kong, essential for local connectivity, experienced a revenue decline from HKD 20.5 billion in 2019 to HKD 18.7 billion in 2020 due to social unrest and the impact of Covid-19. The sector rebounded to HKD 20.5 billion in 2021. From 2022 to 2024, growth resumed, reaching HKD 22.3 billion, driven by e-commerce and trade recovery.

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The 2025 forecast projects revenue of HKD 23.0 billion, reflecting a 3.1% growth, indicating sustained demand from regional logistics needs. In 2024, land freight supported HKD 9,956 billion in trade, as reported by the C&SD, with growth aligning with the broader logistics recovery.

Cross-Border E-Commerce of Hong Kong

Cross-border e-commerce in Hong Kong is a significant driver of logistics, involving online transactions with international merchants. Its growth is attributed to several factors: (i) rising disposable incomes, (ii) advanced infrastructure at Hong Kong International Airport, (iii) IT advancements, (iv) reliance on mobile platforms, and (v) supportive Greater Bay Area policies. The transaction value increased from HKD 0.8 trillion in 2019 to HKD 1.0 trillion in 2020 and HKD 1.2 trillion in 2021, driven by heightened online demand during the Covid-19 pandemic. Growth moderated to HKD 1.5 trillion in 2024, reflecting post-Covid stabilization and improved logistics efficiency. In 2024, Hong Kong’s logistics facilitated HKD 9,956 billion in trade, as reported by C&SD, with air freight playing a pivotal role in the expansion of e-commerce, further reinforcing the city’s position as a key transshipment hub. The 2025 forecast projects a value of HKD 1.6 trillion, indicating a 6.7% growth, supported by sustained demand and trade integration.

Warehousing Market in Hong Kong

The warehousing market in Hong Kong, a crucial component of its logistics hub status, is estimated to have reached HKD 7.8 billion in revenue in 2024, with projections indicating growth to HKD 8.3 billion by 2025, reflecting a CAGR of approximately 2.9% from 2022 to 2026. This growth is driven by strong e-commerce demand and trade recovery, supporting a total trade value of HKD 9,956 billion in 2024, according to the C&SD. During the Covid-19 period, the market stabilized, with a surge in demand for medical supply storage offsetting earlier slowdowns. The sector continues to cater to the distribution of high-value goods, notably solidifying Hong Kong’s position as the world’s largest center for electronics components.

Hong Kong’s warehousing market is highly competitive, with around 665 business establishments and over 8,700 personnel engaged, as reported by C&SD. The top players, primarily leading freight forwarders such as DHL, Kerry Logistics, and China Merchants Port Holdings, collectively hold an estimated 30-40% market share, accounting for approximately HKD 2.3-3.1 billion of the HKD 7.8 billion revenue in 2024. Operating in a market characterized by vacancy rates of 0.3-1%, these firms leverage advanced facilities—such as X-ray screening in compliance with the CAD requirements—and value-added services like repacking to maintain competitiveness. High property costs pose challenges for expansion, leading some demand to shift to Shenzhen; however, Hong Kong’s strategic role in electronics distribution continues to drive growth within the HKD 9,956 billion trade framework, as per C&SD.

Competitive Landscape of Freight Forwarding Service Market in Hong Kong

The freight forwarding logistics industry in Hong Kong has shown resilience and steady growth, with revenue rising from HKD 142.5 billion in 2019 to HKD 165.1 billion in 2024, driven by its strategic role as a global trade hub and e-commerce growth. Key trends include the integration of advanced infrastructure, such as the Hong Kong International Airport’s three-runway system set for completion in 2025, which will boost air cargo capacity beyond the 5.0 million tons recorded in 2024 as per CAD, and the operationalization of Cainiao’s premium logistics center since 2023. Prospects remain positive, with a projected revenue of HKD 170.1 billion by 2025E with a 3.0% growth, supported by the Greater Bay Area initiative and HKD 9,956 billion trade value as per C&SD, though high property costs and U.S.-China trade tensions pose challenges. The industry’s adaptability, leveraging its free port status and regional connectivity, positions it for sustained growth.

Hong Kong’s freight forwarding service market thrives as a competitive yet fragmented landscape, capitalizing on its free port status and proximity to mainland China. In 2024, the industry generated HKD 165.1 billion in revenue, supported by an estimated 3,700 freight forwarding service providers as of December 2024. The top five largest providers collectively accounted for approximately 20% of the market share by revenue, or HKD 33.0 billion, highlighting the prominence of international players such as DHL and Kerry Logistics within this dynamic market. This competitive environment is shaped by e-commerce growth, infrastructure advancements—including 5.0 million tons of air cargo throughput in 2024 as per CAD—and strategic trade policies like the Greater Bay Area initiative, despite challenges posed by high operational costs and global trade tensions.

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Sea freight forwarding, a vital segment contributing HKD 75.6 billion in revenue in 2024, supports Hong Kong’s role as a key trade conduit in Asia. The top five sea freight forwarding companies collectively held an estimated 41% market share, approximately HKD 31.0 billion, reflecting their growing influence within the sector. This concentration leverages Hong Kong’s advanced port infrastructure, such as the Kwai Tsing Container Basin upgrades, and supports a trade value of HKD 9,956 billion in 2024 (C&SD), with leading firms excelling in handling bulk commodities and regional transshipment.

Air freight forwarding, critical for e-commerce and high-value goods, reached HKD 70.0 billion in revenue in 2024, driven by Hong Kong’s airport capabilities. The top five air freight forwarding companies accounted for an estimated 54% market share, or HKD 37.8 billion, underscoring the dominance of international players within this segment. With 5.0 million tons of air cargo throughput in 2024 as per CAD and infrastructure enhancements like Cainiao’s premium logistics center operational since 2023, these leaders utilize extensive networks and technology to meet e-commerce demands within a HKD 9,956 billion trade ecosystem as per C&SD.

Land freight forwarding, supporting local and regional connectivity, contributed HKD 22.3 billion in revenue in 2024. The top five companies in this segment held an estimated 45% market share, approximately HKD 10.0 billion, reflecting their concentrated influence within a smaller provider base. This competitive strength is driven by e-commerce growth and regional logistics needs, supporting Hong Kong’s HKD 9,956 billion trade value in 2024 as per C&SD, with leading firms focusing on efficient last-mile delivery and trade connectivity.

Threats to the Freight Forwarding Logistics Industry in Hong Kong

Freight forwarding providers in Hong Kong encounter significant fixed costs—such as labor, vehicles, and IT systems—rendering them susceptible to demand fluctuations. Economic downturns or seasonal trading patterns, such as peak export cycles, can lead to underutilized resources, as evidenced by the 2020 downturn (land freight revenue dropped 8.8% to HKD 18.7 billion, challenging profitability despite a robust trade value of HKD 9,956 billion in 2024, according to the C&SD. These fluctuations persist as a risk, particularly given the industry’s reliance on maintaining operational capacity amidst a 2024 revenue of HKD 165.1 billion.

Since 2020, the Covid-19 pandemic has disrupted global trade, reducing cargo flows and elevating operational costs through measures like mandatory quarantines. While air freight surged by 26.5% in 2020 to medical supply demand offsetting declines, stricter restrictions in 2021—such as the Hong Kong Government’s 7-day crew quarantine implemented in late 2021—constrained capacity, impacting air cargo throughput and contributing to modest growth into 2022. These lingering effects underscore the industry’s vulnerability to health-related disruptions, despite a rebound to 5.0 million tons of air cargo in 2024 per CAD.

Additionally, the U.S.-China trade conflict, escalating since 2018, intensified in early 2025 following President Donald Trump’s re-inauguration on January 20, 2025. On February 1, 2025, a 10% tariff was imposed on Chinese imports, targeting goods critical to Hong Kong’s freight forwarding sector China retaliated on February 4, 2025, with a 15% tariff on U.S. coal and liquefied natural gas and a 10% tariff on crude oil, agricultural machinery, and large-displacement cars, building on earlier measures like USD 550 billion in tariffs on Chinese goods by 2020. These developments have prompted Hong Kong’s freight forwarding industry to adapt proactively, leveraging its hub status to diversify trade routes and mitigate risks from U.S.-bound export declines observed in 2022. This resilience is reinforced by a trade landscape valued at HKD 9,956 billion in 2024 per C&SD, positioning the industry to navigate ongoing trade tensions effectively.

Citations:

1.	China Federation of Logistics and Purchasing (“CFLP”), China Logistics Development Report (2019-2020, 2020-2021, 2021-2022, 2022-2023, 2023-2024).

2.	Ministry of Transport of the People’s Republic of China (“MOT”), Statistical Bulletin on the Development of the Transportation Industry in 2019- 2024, https://xxgk.mot.gov.cn/2020/jigou/

3.	National Bureau of Statistics of China (NBS), Yearbook 2019-2024, https://www.stats.gov.cn/english/Statisticaldata/yearbook/

4.	National Bureau of Statistics of China (NBS), Statistical Communiqué of the People’s Republic of China on the (2019 to 2024) National Economic and Social Development, https://www.stats.gov.cn/sj/tjgb/ndtjgb/

5.	Hong Kong Census and Statistics Department (CS&D). Hong Kong Trade Statistics Summary 2019-2024. https://www.censtatd.gov.hk/en/EIndexbySubject.html?pcode=B1020005&scode=230#section3

6.	Hong Kong Census and Statistics Department (CS&D), Hong Kong Shipping Statistics, https://www.censtatd.gov.hk/en/EIndexbySubject.html?pcode=B1020008&scode=230

7.	Hong Kong Census and Statistics Department (CS&D), Transportation, Storage and Courier Services, https://www.censtatd.gov.hk/en/web_table.html?id=635-74009

8.	Hong Kong Census and Statistics Department (CS&D), Hong Kong Annual Digest of Statistics 2019-2024. https://www.censtatd.gov.hk/en/EIndexbySubject.html?pcode=B1010003&scode=460

9.	Hong Kong Civil Aviation Department (CAD), CAD Annual Report 2019-2024, https://www.cad.gov.hk/english/annual_report.html

10.	Hong Kong Maritime and Port Board (HKMPB), Vessel Arrivals by Ocean/River and Cargo/Passenger Vessels, https://www.mardep.gov.hk/filemanager/en/share/fact/pdf/portstat_1_y_a1.pdf

11.	Hong Kong Maritime and Port Board (HKMPB), Summary Statistics on Port Traffic of Hong Kong, https://www.hkmpdb.gov.hk/en/statistics.html

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KEY SUCCESS FACTORS IN FREIGHT FORWARDING LOGISTICS INDUSTRY

IN CHINA AND HONG KONG

Regional Comprehensive Economic Partnership

The Regional Comprehensive Economic Partnership (“RCEP”) is a free-trade agreement signed in November 2020 among the 10 members of the Association of Southeast Asian Nations (ASEAN) plus Australia, China, Japan, New Zealand and Korea. It is expected to eliminate about 90% of the tariffs on imports between its signatories over the next 20 years, and establish common rules for e-commerce, trade, and intellectual property. With RCEP, external merchandise activities in Asia are forecasted to be more frequent in order to offer significant economic gains as well as promote regional economic and trade benefits.

The participant countries in the RCEP agreement represent 2.2 billion people, almost 30% of the world population. From 2016 to 2021, the combined GDP of these RCEP member countries increased from US$2.2 trillion to US$2.9 trillion, representing a CAGR of 5.8%. It is expected that the combined GDP will grow at a CAGR of 6.9% during 2022 to 2026. Their combined GDPs of the RCEP member countries totals US$ 26.2 trillion or some 30% of the global economy, and they account for nearly 28% of global trade. The enhanced market access to the 15 signatory states made possible by the agreement will create vast market opportunities for businesses in the region and beyond.

Further opportunities may be found in the greater economic integration that the RCEP aims to create for its 15 members. In 2020 alone, total imports and exports from the 15 RCEP members added up to more than US$10 trillion, or about 70% of all trade in and out of all of Asia and Oceania. The region’s supply chains are maturing; market prospects are expanding and intraregional commerce among members is increasing. This is due to the growing division of labor between various industrial sectors. Furthermore, the frequent intraregional movement of manufacturing inputs demonstrates the close supply chain interaction between upstream and downstream firms in various production locations. As most raw materials and intermediate products will be allowed to move freely without trade barriers under the RCEP, such supply chain relationships are expected to be strengthened even more.

Despite the fact that Hong Kong is not a member of the RCEP, it will continue to play a key role in facilitating RCEP trade, particularly intra-regional commerce between the PRC and other RCEP members. In 2020, Hong Kong sold US$359.6 billion worth of goods to the RCEP, accounting for 71% of the total exports of Hong Kong, while the RCEP accounted for 75% of its imports (US$408.1 billion). The RCEP’s exports are mostly re-exports (98.9% of total exports in 2020), and the products are mostly from RCEP members. In 2020, the mainland and ASEAN are the two most important sources of these exports, accounting for approximately 44% and 12% of Hong Kong’s exports to the RCEP, respectively. With its vast commercial network, comprehensive transportation infrastructure and efficient logistics services, Hong Kong will continue to be an essential trading platform for fostering intra-regional trade among RCEP members.

Industrial products such as machinery and electronic parts and components for manufacturing and assembly processes account for a large portion of Hong Kong’s exports to production based in the PRC and in ASEAN countries. This is because Hong Kong is not only an important gateway for the mainland to import industrial inputs and export produced goods, but it is also an important international commercial hub in Asia. Hong Kong is expected to handle more intra-regional trade between members as the supply chains of RCEP members become more integrated, particularly trade in electronic products and other industrial commodities.

Due to the importance of RCEP countries to Hong Kong’s external trade, Hong Kong air freight forwarders are expected to benefit from: (i) a possible increase in the number of return flights for chartered flights from Hong Kong to RCEP; and (ii) the free flow of trade. Air freight forwarders can continue to assist importers and exporters in the transportation of their products domestically and internationally under the free flow of trade. With this increased free flow of trade, exports, and imports to and from Hong Kong and RCEP countries are projected to rise, fostering the air freight forwarding business.

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BUSINESS

Overview

We are a freight forwarding company founded in Hong Kong and, through our Operating Subsidiaries, principally engage in providing freight forwarding services to their customers. Our headquarters are based in Hong Kong, and our Operating Subsidiaries operate one office in Beijing and six other offices located in various coastal cities in the PRC from which they provide regional and international freight forwarding services to their customers. Sea and air freight forwarding were our Operating Subsidiaries’ core businesses during the fiscal years ended September 30, 2024, and 2023. According to SHI ‘s industry report, we are operating in a fragmented market.

Through our Operating Subsidiaries, we strive to provide reliable, cost effective, tailor-made logistics solutions to their customers. Led by an experienced management team and in conjunction with our Operating Subsidiaries’ freight forwarding networks, our Operating Subsidiaries are capable of efficiently forwarding goods of various types and sizes worldwide while at the same time providing agency logistics services to customers upon request.

Our Operating Subsidiaries’ freight forwarding services are comprised of sea freight forwarding, air freight forwarding and rail freight forwarding under which the Group is committed to transport the customer’s goods, cargos or project components from one point to another and to provide pick-up services, warehousing services and/or customs clearance/declaration services as instructed by the customer. Our Operating Subsidiaries also provide agency logistics services, which represent booking services requested by customers and trucking services, warehousing services, and customs clearance/declaration services requested by other freight forwarding companies.

The scope of services that our Operating Subsidiaries provide to their customers is tailored to their specific needs and requirements, and our Operating Subsidiaries are able to provide solutions for various stages of the freight forwarding logistics chain, ranging from storage of cargo to pick-up and delivery for both import and export shipments.

Our Operating Subsidiaries have a customer base built through relationships with freight forwarder customers from various regions around the world and direct customers from a spectrum of industries such as publishing, watches, apparel and clothing accessories, agricultural products, and electronics products.

During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries served approximately 6,855 and 6,547 customers, respectively.

Our Operating Subsidiaries’ major suppliers were comprised of service providers of cargo space (which includes shipping liners, airlines, CSAs, train operators and other freight forwarders) and other logistics service providers who offer services, such as trucking services, warehousing services, and customs clearance. Our Operating Subsidiaries have established strong and stable working relationships with their service providers.

Our Operating Subsidiaries are members of several international freight forwarding networks, which allows them to expand the coverage of their freight forwarding services to and from various worldwide destinations/origins and to conveniently network with other freight forwarding service providers in order to attract new business opportunities.

Our Operating Subsidiaries generate revenue primarily from export shipments. The total revenue generated from such export shipments was $29,164,000 and $18,683,000 or approximately 91.7% and 89.5% of total revenue for the fiscal years ended September 30, 2024, and 2023, respectively.

As of September 30, 2024, our Operating Subsidiaries did not own any shipping vessels, aircraft, trains, trucks, or warehouse facilities. As such, services requiring transportation of cargo, trucking services and warehousing services were outsourced to external cargo carriers and logistics service providers, respectively. Our Operating Subsidiaries have leased a warehouse facility in Hong Kong to provide fulfillment services to serve customers in Hong Kong.

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Competitive Advantages

Our Operating Subsidiaries have a long and proven track record in the freight forwarding services industry in Hong Kong and China.

According to SHI ‘s industry report on 28 February 2025, the freight forwarding logistics industry in the PRC is considered to be a vast and fragmented ecosystem. As of December 2024, an estimated 51,000 freight forwarding service providers in the PRC were active across air, sea, and land segments, highlighting the market’s scale and diversity. The leading companies are primarily state-owned, and a majority of them possess their own fleet giving them greater bargaining power and transportation capacity. Apart from these larger players, there are many small and medium sized enterprises operating in the industry. See “Industry Overview” on page 80 of this prospectus.

According to SHI ‘s industry report on 28 February 2025, the freight forwarding logistics industry in Hong Kong is also considered to be highly fragmented. Hong Kong’s freight forwarding service market thrives as a competitive yet fragmented landscape, supported by an estimated 3,700 freight forwarding service providers as of December 2024. The leading participants in the industry were mainly multinational corporations and PRC companies that either possess their own transportation fleets or have long-term relationships with large international carriers.

There are several key success factors required for companies to thrive in such a competitive and fragmented market, namely: (i) well-established partnerships with upstream carriers, such as airlines and shipping lines; (ii) expert knowledge regarding different downstream industries; and (iii) provision of tailored value-added services.

We believe that our Operating Subsidiaries possess all of the above factors for success. We also believe that our Operating Subsidiaries’ specific competitive strengths have enabled and will continue to enable them to differentiate themselves from their competitors and operate competitively in the freight forwarding market. Our Operating Subsidiaries’ key competitive advantages are: (i) their ability to provide quality and reliable freight forwarding and logistics services; (ii) their diversified customer base; (iii) their stable working relationships with suppliers; (iv) their established reputations and proven track records of over 20 years in the freight forwarding services industry; and (v) their experienced and dedicated management teams. To remain competitive, our Operating Subsidiaries strive to provide reliable, cost-effective, tailor-made logistics solutions to their customers. Led by experienced management teams and in conjunction with their freight forwarding networks, we believe our Operating Subsidiaries are capable of efficiently forwarding goods of various types and sizes worldwide while at the same time providing agency logistics services to customers.

Our Operating Subsidiaries’ freight forwarding services to their customers during the fiscal year ended September 30, 2024, and the fiscal year ended September 30, 2023, comprised sea freight forwarding, air freight forwarding and rail freight forwarding. Our Operating Subsidiaries also provided and offered agency logistics services, which included trucking services, warehousing services, and customs clearance/declaration to their customers as standalone services during the fiscal year ended September 30, 2024, and the fiscal year ended September 30, 2023. A breakdown of the revenue of our Operating Subsidiaries by segment is as follows:

	Fiscal year ended September 30, 2024, Revenue		Fiscal year ended September 30, 2023, Revenue
	US$’000%		US$’000%
Air freight forwarding	2,661	8.3%	1,682	8.1%
Sea freight forwarding	26,482	83.3%	16,894	80.9%
Rail freight forwarding	21	0.1%	107	0.5%
Agency services	2,645	8.3%	2,187	10.5%
Total	31,809	100%	20,870	100%

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Our Operating Subsidiaries provide and maintain quality business operations.

We believe that our Operating Subsidiaries’ emphasis on providing quality and reliable freight forwarding and agency logistics services has enabled them to retain existing customers and obtain new customers through referrals. Effective communication between customers and our Operating Subsidiaries’ staff allows them to obtain all necessary information in relation to a customer’s requirements prior to an order being placed. Such information includes: (i) the port of origin and destination of the customer’s goods; (ii) the mode of freight transport; (iii) the type and number of goods involved; (iv) the estimated time required for delivery; and (v) where applicable, any agency logistics services required. We believe that our Operating Subsidiaries’ proven track record with customers and their satisfaction with our Operating Subsidiaries’ quality of services are reflected in the revenue attributable to their customers who have placed orders with our Operating Subsidiaries on more than one occasion.

Our Operating Subsidiaries maintain a diversified customer base.

Our Operating Subsidiaries maintain a diversified customer base. Over the years, our Operating Subsidiaries have established a customer base by building relationships with freight forwarder customers from various regions around the world and direct customers from a spectrum of industries, such as publishing, watches, clothing apparel and clothing accessories, agricultural products, and electronics products. Our Operating Subsidiaries’ diversified customer base allows them to minimize the risk of any adverse effects to their freight forwarding businesses should any particular industry or country experience a downturn.

During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries served approximately 6,855 and 6,547 customers, respectively. We believe that such revenue contribution was due to the quality and reliability of our Operating Subsidiaries’ services and their ability to provide tailor-made logistics solutions to their customers. We believe that such repeat customers exhibit our Operating Subsidiaries’ customers’ loyalty to, and recognition of their services and we believe it is also a reflection of the quality of our Operating Subsidiaries’ services.

Our Operating Subsidiaries have stable relationships with their major suppliers.

Our management believes that one of the key factors to our Operating Subsidiaries’ continued success in the freight forwarding industry is their stable working relationships with suppliers, such as shipping lines, airlines and train operators as well as with other freight forwarders and logistics service providers. Our Operating Subsidiaries have maintained business relationships with their top five suppliers during the fiscal years ended September 30, 2024, and 2023 for a range of over three years to over twelve years.

For the fiscal year ended September 30, 2024, two vendors accounted for 13.9% and 5.6% of the total cost of sales. For the fiscal year ended September 30, 2023, two vendors accounted for 22.3% and 7.1% of the total cost of sales. No other vendors account for more than 5% of the total cost of sales for the fiscal years ended September 30, 2024, or 2023.

As of September 30, 2024, three vendors accounted for 45.9%, 6.9% and 6.0%, respectively, of the total balance of accounts payable. As of September 30, 2023, two vendors accounted for 43.7% and 9.3%, respectively, of the total balance of accounts payable. No other vendors account for more than 5% of the accounts payable as of September 30, 2024, and 2023, respectively.

We are not dependent upon any single supplier.

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Our Operating Subsidiaries have an established reputation and proven track record of over 20 years in the freight forwarding services industry.

Having an established reputation in the industry and proven track record are important factors for our Operating Subsidiaries’ customers in selecting a logistics provider. Since CGL’s incorporation in 1996, our Operating Subsidiaries have established themselves as reputable providers of freight forwarding services. Our Operating Subsidiaries offer a wide range of freight forwarding and agency logistics services to meet the requirements of their customers, and their services offered encompass freight forwarding by sea, air and rail and agency logistics services, such as trucking services, warehousing services, and customs clearance/declaration. Over the years, our Operating Subsidiaries have developed an extensive network of customers and suppliers, both domestically and internationally.

Our Operating Subsidiaries’ established reputation also indicates a degree of stability in terms of service quality and reliable delivery. Furthermore, taking into account the highly fragmented market and the number of freight forwarding companies offering similar shipping prices and services, our Operating Subsidiaries’ established reputation and proven track record grant them a competitive advantage by differentiating them from new entrants to the market.

Our Operating Subsidiaries have an experienced and dedicated management team.

Our Operating Subsidiaries’ management team possesses extensive experience and in-depth knowledge of the freight forwarding and logistics industry. Our Board and our senior management team, including our Operating Subsidiaries’, are currently under the leadership of Mr. Byron Lee, our founder, Chairman, Executive Director, and Chief Executive Officer, who has been with our Group for over 20 years and has been instrumental in developing our Group’s business and reputation in the freight forwarding industry. Our other Executive Director, Mr. Yibin Jian, and senior management team members, Mr. Samson Lee, and Mr. Sohrab Khan, who have over 20 years, over 10 years and over 20 years of experience in the freight forwarding industry, respectively, also possess considerable experience in and extensive knowledge of the freight forwarding and logistics industry and have played key roles in managing our Operating Subsidiaries’ business operations and business development. The stability and success of our Operating Subsidiaries’ business depends also on their ability to attract and retain experienced, motivated, and well-trained employees at all levels, and we believe that we have been successful in this regard, as our Operating Subsidiaries’ long-standing relationships with their employees, in particular, senior management, have continued to contribute to the success and continued growth of our Operating Subsidiaries’ business.

Growth Strategies

Our principal business objective for our Operating Subsidiaries is to strengthen their market position and further expand their market share. We intend to achieve such business objective by:

(i)	expanding our Operating Subsidiaries’ office network by opening new offices in East and Southeast Asia, such as in Thailand, Vietnam, Korea and Japan in order to seize opportunities in that region’s freight forwarding market;
(ii)	further expanding our Operating Subsidiaries’ CSA arrangements,
(iii)	developing an e-business platform;
(iv)	leasing additional warehousing space; and
(v)	strengthening our IT systems.

We believe that expanding our Operating Subsidiaries’ network of offices to reach more cities in East and Southeast Asia together with these initiatives will increase our market penetration and ultimately aid in increasing our market share.

Our Operating Subsidiaries’ Services

Our Operating Subsidiaries generate revenue from the provision of freight forwarding services and agency logistics services to their customers. Our Operating Subsidiaries’ freight forwarding services to their customers were comprised of sea freight forwarding, air freight forwarding and rail freight forwarding under which the Group is committed to transport the customer’s goods, cargos or project components from one point to another and to provide pick-up services, warehousing services and/or customs clearance/declaration services as instructed by the customer. Our Operating Subsidiaries also provide agency logistics services, which represent booking services requested by customers and trucking services, warehousing services, and customs clearance/declaration services requested by other freight forwarding companies.

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Freight forwarding services

Our Operating Subsidiaries’ freight forwarding services, whether by sea, air, or rail, all utilize the same procedures and operational processes. The following chart sets out the general processes of international freight forwarding:

For export freight forwarding services, our Operating Subsidiaries’ responsibilities include: (i) receiving the cargo from the consignors; (ii) arranging for export customs clearance/declaration; and (iii) arranging for the cargo to be delivered to the shipping liners, airlines, CSAs, or train operators (which involves purchasing cargo space from them or other freight forwarders). Overseas freight forwarders will take over the process of freight delivery once the cargo reaches the overseas port of destination.

For import freight forwarding services, our Operating Subsidiaries’ responsibilities include: (i) receiving the cargo from overseas freight forwarders; (ii) arranging for import customs clearance/declaration; and (iii) delivering the cargo to the consignees.

Our Operating Subsidiaries also provide agency services, receiving requests from customers to lodge bookings with shipping liners/airlines/train operators on their behalf while the Operating Subsidiaries only acted as an agent and receiving requests from other freight forwarding companies to provide certain ancillary services like pick-up services, warehousing services and/or customers clearance/declaration services. The Operating Subsidiaries acted as an agent to assign the tasks to other services providers.

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Sea freight forwarding

Cargo space for our Operating Subsidiaries’ customers’ sea freight is obtained from shipping liners and other freight forwarders.

All of our Operating Subsidiaries’ cargo spaces for their sea freight forwarding services are sourced through lodging bookings with the relevant shipping liner and freight forwarders without entering into any agency or long-term agreements with them in order for our Operating Subsidiaries to retain maximum operational flexibility.

The destinations for our Operating Subsidiaries’ export shipments are predominantly Europe, Asia, and North America, while the majority of import shipments generally originate from Europe, Asia and Oceania.

Our Operating Subsidiaries purchase sea cargo space by choosing between two types of shipping terms - full container load (FCL) and less than a container load (LCL). FCL is used when our Operating Subsidiaries book a full shipping container, and LCL is used when our Operating Subsidiaries book a portion of cargo space within a shipping container which requires them to share cargo space in a shipping container alongside cargo from other shippers. In general, it is more cost-efficient to ship with FCL, but LCL is used when less cargo space is required. LCL shipments must also be de-consolidated upon arrival at a port as the cargo from different shippers must be matched with the corresponding consignee. As shipping liners do not normally provide LCL sea freight forwarding services, it is a common practice in the sea freight forwarding industry for freight forwarders to procure LCL cargo space through other freight forwarders, who act as consolidators to group LCL shipments from various sources for transport in one full container.

Our Operating Subsidiaries provide buyer consolidation service to their customers. Buyer consolidation shipment refers to the consolidation of various LCL shipments to a single consignee. Instead of multiple LCL shipments, these LCL shipments are consolidated into a full container for shipment where they are shipped as FCL shipments. This method allows for greater efficiency as well as cost savings. During the fiscal years ended September 30, 2024, and 2023 our Operating Subsidiaries did not encounter any material difficulty in purchasing sea freight cargo space.

For further information on sea cargo space pricing, please refer to the sub-section headed “-Pricing policy” in this section.

Air freight forwarding

Air freight forwarding is one of our Operating Subsidiaries’ largest freight forwarding segments by revenue. Cargo space for customers’ air freight from Hong Kong is obtained from airlines, GSAs and CSAs or other freight forwarders, while cargo space for customers’ air freight from the PRC is obtained from freight forwarders who possess a Certified Sales Agents Certificate issued by the China Air Transport Association.

As of November 30, 2024, our Operating Subsidiaries had six CSA arrangements with various airlines. With regards to air exports, as of the date of this prospectus, our Operating Subsidiaries acted as CSA for a number of airlines, which allowed them to purchase cargo space directly from represented airlines. Directly purchasing cargo space from airlines is more cost-effective than purchasing such cargo space through other freight forwarders. Only one of the six CSA arrangements includes any block space arrangements. Our Operating Subsidiaries have not entered into any long-term agreements with any airline in order for them to retain maximum operational flexibility.

The destinations for our Operating Subsidiaries’ exports shipments are predominantly to Europe, Asia, and North America, while the majority of their import shipments generally originate from Asia and Europe.

Our Operating Subsidiaries’ air freight forwarding services were predominantly driven from exports with the total export revenue in air freight forwarding services accounting for a majority of their revenue in air freight forwarding.

In line with industry practice, our Operating Subsidiaries co-load air cargo space with other air freight forwarders in order to optimize utilization of cargo space and increase cost efficiency. When other air freight forwarders have excess cargo space that they cannot utilize and that our Operating Subsidiaries anticipate they could take for their customers’ shipments, the other air freight forwarders would sell, and our Operating Subsidiaries would purchase such excess cargo space from them. Similarly, other air freight forwarders would purchase air cargo space from our Operating Subsidiaries if doing so would be a more cost-effective option for them. Such co-loading arrangement is relatively informal and does not involve entering into any formal agreement. During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries did not encounter any material difficulty in purchasing air freight cargo space.

For further information on air cargo space pricing, please refer to the sub-section headed “Pricing policy” in this section.

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Rail freight forwarding

Cargo space for our Operating Subsidiaries’ customers’ rail freight is obtained from train operators and other freight forwarders.

Our Operating Subsidiaries’ cargo spaces for their rail freight forwarding service are sourced through lodging bookings with train operators and other freight forwarders without entering into any agency or long-term agreements in order for our Operating Subsidiaries to retain maximum operational flexibility.

Our Operating Subsidiaries provide import and export rail freight forwarding services covering Asia and Europe only.

Our Operating Subsidiaries’ method used for purchasing cargo space for rail freight is similar to that of sea freight (i.e. choosing between FCL and LCL shipping terms). During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries did not encounter any material difficulty in purchasing rail freight cargo space. For further information on rail cargo space pricing, please refer to the sub-section headed ‘‘Sales and Marketing - Pricing policy’’ in this section.

Agency logistics services

On some occasions, the Operating Subsidiaries received requests from customers to lodge bookings with shipping liners/airlines/train operators on their behalf while the Operating Subsidiaries only acted as an agent without entering into the master bills with customers. On some other occasions, the Operating Subsidiaries received requests from other freight forwarding companies to provide certain ancillary services like pick-up services, warehousing services and/or customers clearance/declaration services. The Operating Subsidiaries acted as an agent to assign the tasks to other services providers. For the above occasions, since the Operating Subsidiaries is not in control of the overall services, revenue is recognized when the performance obligation is fulfilled and recorded at a point in time on a net basis.

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PRC

Our Operating Subsidiaries’ customs clearance services in the PRC are outsourced to PRC customs clearance providers. Our Operating Subsidiaries’ customers are primarily responsible for preparing proper documentation for the relevant customs clearance before the cargo is exported or imported and are responsible for providing our Operating Subsidiaries with the necessary supporting documents for the contents of the relevant cargo. Our Operating Subsidiaries pass the information and documents to a PRC customs clearance service provider to provide customs services in the PRC for processing.

Hong Kong

According to the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong), import or export declarations must be lodged within 14 days after the importation or exportation of a shipment. Our Operating Subsidiaries assist customers to arrange customs declarations in Hong Kong. Our Operating Subsidiaries’ customers are primarily responsible for preparing proper documentation for the relevant customs declaration which our Operating Subsidiaries then lodge electronically to the government.

It is our Operating Subsidiaries’ policy that their staff reviews and checks the information provided by their customers with reasonable care. When there is any ambiguity in relation to the information provided, our Operating Subsidiaries will seek clarification from their customers. If our Operating Subsidiaries have any doubts in relation to the accuracy of the information provided by their customers, our Operating Subsidiaries will not file any documents on behalf of their customers.

For air freight shipments exported from Hong Kong, as stipulated under the Regulated Agent Security Program regulated by the Civil Aviation Department, our Operating Subsidiaries’ Hong Kong office, as an RA, will also arrange to conduct 100% x-ray screening of known cargo consignments of air freight shipments.

It is impractical and not legally required for our Operating Subsidiaries, as a freight forwarding company, to physically check and inspect each and every shipment consigned to them. As such, our Operating Subsidiaries’ duty to verify information on cargo contents for shipment is limited to the above-mentioned due diligence procedures. The primary legal responsibility for the accuracy of contents of cargo rests with our Operating Subsidiaries’ customers.

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Operational Procedures

Freight forwarding services

The following business workflow illustrates the general process by which our Operating Subsidiaries fulfill their customers’ booking requests for export shipments:

Export
Quotation and offer
Booking
Shipment documents
Delivery
Billing
Enquiry from the customer
Enquiries to our cargo space suppliers
Offer to the customer
Booking from the customer
Booking and confirmation from cargo space supplier
Provision of freight forwarding services
Shipment documents from cargo space supplier
Issue of shipment documents to the customer
Shipment documents from the cargo space supplier
Issue pre-alert documents to the overseas freight forwarder
Destination handling and delivery
Receive invoices from service
Issue of invoice to the customer
Legend:
[green arrow]: workflow for direct customer or a local freight forwarder customer
[red arrow]: workflow for overseas freight forwarder customer

Quotation and offer:	A customer (being a direct customer or freight forwarder customer) makes inquiry about our Operating Subsidiaries’ freight forwarding services. Our Operating Subsidiaries then obtain a quote from their cargo space suppliers (shipping liners, CSAs, airlines, train operators or other freight forwarders). After taking into consideration the cargo space suppliers’ quote, our Operating Subsidiaries then offer their quotation to the customer for acceptance.

Booking:	If the customer accepts our Operating Subsidiaries’ quotation, it will send them information relating to the order, including the name of the consignee, consignor and contact details, shipping origin and destination, quantity, weight, volume and description of the cargo and the delivery time required. Details of the order will be noted as a new entry in our Operating Subsidiaries’ internal system. Our Operating Subsidiaries will then place and confirm bookings to their cargo space suppliers accordingly.

Shipment documents:

A Master Bill of Lading (sea freight), Master Airway Bill (air freight) or Master Railway Bill (rail freight) will be issued by our Operating Subsidiaries to their shipping liner partner, airline partner or train operator partner for confirmation of details, which, if in order, will be delivered to our Operating Subsidiaries by the relevant freight carrier.

A House Bill of Lading, House Airway Bill or House Railway Bill will be issued by our Operating Subsidiaries to the customer for confirmation of details, which, if in order, will be delivered by our Operating Subsidiaries to the customer.

Depending on the customers’ requirements, in certain circumstances, the Master Bill of Lading, Master Airway Bill or Master Railway Bill will be issued directly under the name of the customer, and, in such cases, our Operating Subsidiaries are not required to issue their own shipment documents (i.e., House Bill of Lading, House Airway Bill or House Railway Bill).

Delivery:	For shipments nominated to our Operating Subsidiaries by their overseas freight forwarder, and also for shipments of our Operating Subsidiaries’ customers who require it at the destination, our Operating Subsidiaries will deliver a full set of pre-alert documents (which include the bill of lading, loading list and commercial invoice) to the overseas freight forwarder. Depending on the shipment terms and the customer’s request, logistics services required at the destination may include, but are not limited to, the following services: (i) cargo release; (ii) import customs clearance or customs declaration; and (iii) delivery to the final consignee.

Billing:	Upon completion of the shipment, our Operating Subsidiaries’ cargo space suppliers and, where applicable, overseas freight forwarder, will send our Operating Subsidiaries their invoices for services rendered. Our Operating Subsidiaries will then issue their invoices to the customer for their settlement.

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The following business workflow illustrates the general process by which our Operating Subsidiaries fulfill their customers’ booking requests for import shipments:

Quotation and offer:	A customer (being a direct customer or freight forwarder customer) makes inquiry about our Operating Subsidiaries’ freight forwarding services. Our Operating Subsidiaries then obtain a quote from their cargo space suppliers (shipping liners, CSAs, airlines, train operators or other freight forwarders). After taking into consideration the cargo space suppliers’ quote, our Operating Subsidiaries then offer their quotation to the customer for their acceptance.

Shipping:	If the customer accepts our Operating Subsidiaries’ quotation, upon receiving the customer’s booking, our Operating Subsidiaries will instruct the overseas freight forwarder to ship the cargo (applicable for direct customers only).

Receipt of pre-alert:	The overseas freight forwarder will deliver to our Operating Subsidiaries a full set of the pre-alert documents (which include the bill of lading, loading list and commercial invoice) prior to the arrival of the cargo. Details of the order will be noted as a new entry in our Operating Subsidiaries’ internal system.

Receipt of cargo:

After the arrival of the cargo, our Operating Subsidiaries will notify the consignee. Our Operating Subsidiaries will then exchange the Master Bill of Lading (applicable for sea freight only) with the relevant shipping liner for a Delivery Order for collection of the cargo. For air freight, a Shipment Release Form will be issued by the airport terminal operator for the consignee stated on the relevant Master Airway Bill (air freight) for collection of the cargo from the airport terminal.

Depending on the shipment terms and the customer’s request, logistics services required may include, but are not limited to, the following services: (i) cargo release; (ii) import customs clearance or customs declaration; and (iii) delivery to the final consignee.

Billing:	Upon completion of the shipment, our Operating Subsidiaries’ cargo space suppliers and, where applicable, overseas freight forwarder, will send our Operating Subsidiaries their invoices for services rendered. Our Operating Subsidiaries will then issue their invoices to the customer for settlement.

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Cargo space

The following chart illustrates how our Operating Subsidiaries source cargo space from their service providers and offer to our Operating Subsidiaries’ direct customers or freight forwarder customers:

CUSTOMERS
SUPPLIERS
Customers of the Freight forwarders
Cargo space
Payment
Freight forwarders (overseas/local)
Cargo space
Payment
Direct customers
Cargo space
Payment
Our Group
Cargo space
Payment (direct booking charges)
Cargo space
Payment (sub-contracting charges)
Freight forwarders (overseas/local)
Payment (sub-contracting charges)
Cargo space
Cargo space
Payment
Cargo space
Payment
Cargo space
Payment (direct booking charges)
Shipping liners/train operators
Airline GSAs/CSAs
Cargo space
Payment
Cargo space
Payment
Airlines

Our Operating Subsidiaries purchase all of their cargo spaces for their freight forwarding services, directly or indirectly, through bookings with the shipping liners, GSAs and CSAs, airlines, train operators and other freight forwarders. Our Operating Subsidiaries have not entered into any agency or long-term agreements or block space arrangements with any of their service providers.

The general terms of the CSA arrangements our Operating Subsidiaries enter into with airlines are set out below:

Scope of agreement: subject to the availability of suitable facilities and space, the airline shall carry the cargo provided by our Operating Subsidiaries on its aircrafts or on the aircrafts of other airlines with which the airline operates;

Our responsibilities: our Operating Subsidiaries shall, among other matters: (i) adopt appropriate materials for packaging; and (ii) unload the cargo in the warehouses/areas and pick up the cargo to deliver it to its final delivery address;

The airline’s responsibilities: the airline shall, among other matters: (i) issue flight documents of the cargo; (ii) complete the flight preparations of the cargo; and (iii) bring the cargo to the destination airport;

Cash deposit paid by our Operating Subsidiaries: prior to or simultaneously with signing a CSA agreement, our Operating Subsidiaries shall make a cash deposit of a specified amount to the airlines in time to secure the performance by our Operating Subsidiaries of their obligations and liabilities under the CSA agreement;

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Guarantee by our Operating Subsidiaries: our Operating Subsidiaries guarantee payment of all expenditures, penalties, losses, and other charges which may be incurred due to, inter alia, that: (i) the cargo includes prohibited articles; (ii) the restricted cargo does not meet the requirements of restrictions; and (iii) the marking, quantity, address, packaging or commodity of the cargo are incorrect, inaccurate or incomplete; and

Term of agreement: the CSA agreement shall be valid for one year and shall be deemed to have been renewed automatically for one-year terms unless it is terminated with a prior written notice before the end of the relevant term of the CSA agreement.

Only one of our seven CSA arrangements contains requirements regarding guaranteed cargo space to our Operating Subsidiaries or committed purchase of cargo space by our Operating Subsidiaries.

Our Operating Subsidiaries select their service providers for cargo space, trucking services and warehousing services based on cost competitiveness, service coverage, service reliability and quality, market reputation, credit term offered by their service providers, accounting accuracy and creditability.

Agency logistics services

The following business workflow illustrates the general process by which our Operating Subsidiaries fulfill their customers’ booking requests for their agency logistics services:

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Quotation and offer:	A customer (being a direct customer or freight forwarder customer) makes an inquiry about our Operating Subsidiaries’ agency logistics services. Our Operating Subsidiaries then obtain a quote from their service providers (trucking companies, customs brokers, warehouse operators, insurance companies or other freight forwarders). After taking into consideration their quote, our Operating Subsidiaries then offer their quotation to the customer for their acceptance.

Instruction:	If the customer accepts our Operating Subsidiaries’ quotation, the customer will send our Operating Subsidiaries instructions relating to their logistics needs, including where and when to pick up or deliver their goods, and whether they require our Operating Subsidiaries to perform customs clearance/declaration, warehouse storage, inventory control and other warehouse services. Our Operating Subsidiaries will then coordinate with their service providers to render the requested services accordingly.

Provision of documentary records:	Our Operating Subsidiaries will provide their customers with various documentary records, such as warehouse gate-in and gate-out records, storage and inventory records, customs clearance/declaration records and cargo receipts on behalf of other logistics service companies.

Billing:	Upon completion of the agency logistics services, our Operating Subsidiaries’ service providers will send them their invoices for services rendered. Our Operating Subsidiaries will then issue their invoices to the customer for settlement.

Sales and Marketing

Apart from providing quality and reliable freight forwarding and agency logistics services, our Operating Subsidiaries strive to increase their market share by retaining their existing customers while obtaining new customers. In this regard, our Operating Subsidiaries rely on their sales and marketing team, membership in various international freight forwarding networks and promotional efforts to increase their customer base. Our Operating Subsidiaries’ sales and marketing team, which had 22 members as of June 30, 2024, is responsible for maintaining good relationships with their existing customers. Our Operating Subsidiaries’ sales and marketing team are capable of providing the most relevant up-to-date market information and advice on their service capabilities, ensuring that their customers are well informed of their capabilities and that their prices remain competitive.

Pricing policy

Freight forwarding

Our Operating Subsidiaries’ quotations for cargo space are determined by our Operating Subsidiaries’ sales and marketing department, and pricing is reviewed on a continuous basis in order to cope with the rapid change in prices in the market. Our Operating Subsidiaries price all their freight forwarding services using a cost-plus approach. Our Operating Subsidiaries take into account the following factors when determining their fees to charge customers: (i) competitiveness of buying costs; (ii) market demand; (iii) market competition; (iv) volume of individual shipment; (v) future potential of the customer; (vi) creditability of the customer; and (vii) type of customer and complexity of its shipment.

The prices of cargo space on sea, air and rail freight forwarding services are determined using different parameters.

Sea and rail freight forwarding

For FCL shipments, sea/rail freight is charged on the basis of the number of containers used. Depending on the individual vessel/train, shipping liners/train operators typically offer containers of sizes of 20 feet, 40 feet and 40 feet high-cube. For LCL shipments, sea/rail freight is charged on the basis of revenue ton, which means the shipment is rated in terms of unit weight (one metric ton) or unit volume (one cubic meter), whichever produces a higher revenue.

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Air freight forwarding

For air freight forwarding, air freight is charged on the basis of gross weight (kg) or chargeable weight (calculated based on the shipment volume), whichever produces a higher revenue.

Agency services

Our Operating Subsidiaries will determine pricing for trucking, warehousing, and customs clearance/declaration services by applying a markup based on rates from other logistics service providers.

Payment terms and credit control

Our Operating Subsidiaries assess the creditability of their customers in order to determine their suitability as credit customers. For such credit customers, our Operating Subsidiaries will sign a credit agreement with them, which specifies the payment term and credit limit. Our Operating Subsidiaries usually provide customers with a credit term of 30 to 90 days.

Freight forwarding networks

In order to enhance our Operating Subsidiaries’ freight forwarding services, our Operating Subsidiaries are currently members of the following three freight forwarding networks: (i) Hong Kong Sea Transport and Logistics Association; (ii) Global Key Family Network; (iii) Umbrella Freight Network; (iv) Five Star Freight System World Agency Network; (v) OLO Family; and (vi) GEO Cargo Alliance.

These networks represent freight forwarders from over 100 countries providing coverage in Asia, Europe, Africa, the U.S., Asia, Middle East, Australia, and Latin America.

Joining the freight forwarding networks gives our Operating Subsidiaries benefits such as:

(i)	allowing our Operating Subsidiaries access to quality freight forwarding service providers on which they can rely to provide logistics services in overseas locations for both import and export orders due to background checks on such providers by the respective freight forwarding networks prior to acceptance as members;

(ii)	allowing our Operating Subsidiaries to conveniently network with new freight forwarding service providers and attract new business through such providers; and

(iii)	allowing our Operating Subsidiaries to expand the coverage of our Operating Subsidiaries’ freight forwarding services to and from various worldwide destinations/origins.

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Promotions and advertising

Our Operating Subsidiaries also engage in various promotion activities in order to retain existing customers and expand their customer base. Our Operating Subsidiaries engage in the various forms of promotion which include: (i) issuing Company wall-hanging calendars and table-stand calendars as gifts to our Operating Subsidiaries’ existing customers for the respective calendar years; (ii) attending the annual general meetings of the freight forwarding networks of which our Operating Subsidiaries were members during such periods, at which our Operating Subsidiaries promoted their services and established business connections with overseas freight forwarders; (iii) publishing a Company brochure in electronic format which our Operating Subsidiaries distributed by email to their customers; and (iv) active participation in various industry social activities by Mr. Byron Lee, our Chairman and Chief Executive Officer, who is also the chairman of Hong Kong Sea Transport and Logistics Association Ltd.

Seasonality

With the exception of lower sales in February of each calendar year correlated with the closure of factories in the PRC during the Chinese New Year holidays, our Operating Subsidiaries’ sales are not subject to any material seasonal fluctuations and remained steady throughout the year.

Customers

Our Operating Subsidiaries’ customers comprise of direct customers and overseas and local freight forwarding customers with the majority of our Operating Subsidiaries’ income from direct customers.

During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries served approximately 6,855 and 6,547 customers, respectively.

Service Providers

Our Operating Subsidiaries’ service providers are generally classified into two types: providers of cargo space and other logistics service providers who offer services, such as haulage and trucking, warehousing and customs clearance.

During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries did not encounter any material difficulty in purchasing cargo space and other logistics services to meet our Operating Subsidiaries’ customers’ needs. When selecting a service provider, our Operating Subsidiaries take into account factors, such as price, quality of services, company reputation, after-sales services, stability of service supply and quality of equipment and facilities.

Our Operating Subsidiaries directly and indirectly purchase cargo space from shipping liners, airlines, CSAs, train operators and other freight forwarders. Our Operating Subsidiaries maintain business relationships with over 1,800 cargo space suppliers as at November 30, 2024, a majority of which are other freight forwarders.

Our Operating Subsidiaries generally do not have long-term contracts with cargo space suppliers, namely shipping liners, airlines, train operators or other freight forwarders, or agency logistics service providers

Licenses, Permits and Approvals

Our Operating Subsidiaries are required to obtain and maintain certain licenses and permits for our Operating Subsidiaries’ business operations.

The following table sets forth the licenses and/or approvals our Operating Subsidiaries obtained in respect of our Operating Subsidiaries’ operations in the PRC as of the date of this prospectus.

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Group member	Licenses/records	Expiry date

Flying Fish (SH)	Filing of NVOCC	N/A

	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Guangzhou branch)
	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Shenzhen branch)

	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Ningbo branch)

	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Qingdao branch)
	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Xiamen branch)
	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (SH)	Filing of NVOCC	N/A
(Beijing branch)
	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Flying Fish (BJ)	Filing of NVOCC	N/A

	Filing of International	N/A
Freight Forwarding
Agency Enterprises

Furthermore, as required by the Code of Federal Regulations of the U.S., any registered NVOCC (as defined under the Code of Federal Regulations of the U.S.) must furnish evidence of financial responsibility in the amount of USD150,000, and it must be strictly responsible for the acts and omission of its employees and agents wherever they are located. As such, with our Operating Subsidiaries’ sea freight forwarding services to the U.S., Flying Fish (SH) has been registered as a NVOCC (as defined under the Code of Federal Registration of US) and we are required to purchase a surety bond with a coverage amount of USD150,000 as proof of financial security. During the fiscal years ended September 30, 2024, and 2023 and as of the date of this prospectus, our Operating Subsidiaries have maintained such surety bond in compliance with the Code of Federal Regulations for their sea freight forwarding services to the U.S.

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Our PRC Legal Advisers have confirmed that, as of the date of this prospectus, our Operating Subsidiaries have obtained and renewed all substantial and necessary licenses and approvals, which are material for their business operations in the PRC from the relevant authorities of the PRC governments.

For our Operating Subsidiaries’ business operation in Hong Kong, in compliance with the Regulated Agent Regime adopted by the Civil Aviation Department of the Government of the Hong Kong Special Administrative Region, CGL was first registered as a regulated agent (“RA”) in Hong Kong on June 26, 2012. Under the RAR, each RA shall demonstrate that at least two staff members have attended and completed a training program acceptable to the Civil Aviation Department or have passed the RA Revalidation Test organized by the Civil Aviation Department.

Under the Dangerous Goods (Consignment By Air) (Safety) Regulations (the “DGR”) (Chapter 384A of the Laws of Hong Kong), staff of a freight forwarder staff shall not perform the functions of processing dangerous goods, processing cargo (not containing dangerous goods) or handling, loading and storage of cargo unless he/she has completed the required training programs. For details of the DGR, please refer to “Hong Kong Laws and Regulations” in this prospectus.

Some of our Operating Subsidiaries’ licenses and permits are subject to renewal. Our Operating Subsidiaries intend to renew all existing licenses and permits accordingly before their respective expiry dates. Our Operating Subsidiaries have not experienced any refusal of renewal of the licenses and permits necessary for their operation during the fiscal years ended September 30, 2024, and 2023.

Insurance

Our Operating Subsidiaries do not have any insurance coverage adequate to insure against the risks relating to their operations, given the size and nature of their business. Such insurance coverage would include, among other coverages, freight liability insurance, employees’ compensation, business interruption and fire. Once obtained, we believe that our Operating Subsidiaries’ insurance coverage will be in line with industry norms. Our Operating Subsidiaries intend to review their insurance policies from time to time for adequacy in the breadth of coverage.

Health, Work Safety, Social and Environmental Matters

Due to the nature of our Operating Subsidiaries’ business, our Operating Subsidiaries’ operational activities are not subject to environmental obligations, and they did not directly incur any cost of compliance with applicable environmental protection rules and regulations during the fiscal years ended September 30, 2024, and 2023. Our directors expect that our Operating Subsidiaries will not directly incur significant costs for compliance with applicable environmental protection rules and regulations in the future. As of the date of this prospectus, our Operating Subsidiaries were not in any material non-compliance issues in respect of any applicable laws and regulations on environmental protection, health, and work safety.

Human capital is one of the key elements of our Operating Subsidiaries’ success. Our Operating Subsidiaries have taken out employees’ compensation insurance for their staff’s safety. Our Operating Subsidiaries also have adopted a safety and health policy for its employees to follow and provide safety education and trainings to raise employees’ awareness of safety issues. During the fiscal years ended September 30, 2024, and 2023, our Operating Subsidiaries did not experience any significant incidents or accidents in relation to employees’ safety or any non-compliance with the applicable laws and regulations relevant to the health and work safety issues.

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Employees

As of March 31, 2025, the Company and our Operating Subsidiaries had 124 employees as set forth by functions and geographical locations in the following table.

Function	Number

Management	9
Sales and Marketing	16
Operation	75
Accounting and Administration	24

Total	124

Location

Hong Kong	17
China	107

Total	124

Recruitment and remuneration

Our Operating Subsidiaries’ success is highly dependent on their employees. Our Operating Subsidiaries recruit employees taking into account their industry experience and interpersonal skills. Our Operating Subsidiaries hire employees through internal recruitment or from the open market through online advertisement or by referrals. Our Operating Subsidiaries endeavor to offer competitive wages and benefits. Our Operating Subsidiaries conduct annual review of the performance of their employees for determining the level of bonus, salary adjustment and promotion of employees.

Training

Our Operating Subsidiaries offer their employees training both internally and externally to enhance their skills and knowledge in the logistics industry.

Labor unions, labor, and safety incidents

Our Operating Subsidiaries have not set up labor union for employees in Hong Kong or in the PRC. Our Operating Subsidiaries strive to maintain good relationships with their employees and provide them with a safe working environment. During the fiscal years ended September 30, 2024, and 2023 and through the date of this prospectus, our Operating Subsidiaries did not experience any form of industrial action of their employees or any work safety related incidents that led to material disruption of operations or claims against our Operating Subsidiaries.

Welfare or mandatory contribution

In Hong Kong, our Operating Subsidiaries operate a defined contribution mandatory provident fund retirement benefits scheme under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for all of their employees in Hong Kong who are eligible to participate in the scheme. Under the relevant PRC laws and regulations, our Operating Subsidiaries are required to participate in the social welfare schemes, which provide pension insurance, medical insurance, work injury insurance, maternity insurance, and unemployment insurance as well as the coverage of housing provident funds for our Operating Subsidiaries’ employees in the PRC.

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Quality Management

Our directors consider the ability to uphold the quality of our Operating Subsidiaries’ freight forwarding and agency logistics services as essential to their long-term growth and believe such ability to be one of their competitive advantages in the industry

Our Operating Subsidiaries’ quality management mainly covers the following:

(i)	implementing and continually improving the quality management system, including the processes needed for the implementation, operation, and maintenance of the management system along with opportunities for its improvement and application;

(ii)	producing and maintaining adequate documentation to detail the requirements of the quality management system and to ensure that the requirements of the customer can be satisfied;

(iii)	reviewing customers’ requirements, including those for delivery and post-delivery activities and any statutory and regulatory requirements applicable to the services being provided prior to our Operating Subsidiaries’ commitment to supply their services;

(iv)	carrying out internal audits to identify areas for improvements; and

(v)	conducting periodic management review to address all parts of the quality management system in order to ensure its suitability, adequacy, and effectiveness.

During the fiscal years ended September 30, 2024, and 2023 and through the date of this prospectus, there was no incident of failure of our Operating Subsidiaries’ quality management, that had a material impact on business operations.

Intellectual Property

Our Operating Subsidiaries regard their trademarks, trade secrets, domain names, copyrights, know-how, proprietary technologies, and similar intellectual property as critical to their business. As of the date of this prospectus, we have registered three trademarks in Hong Kong, one trademark in the PRC and one domain name.

Our Properties

As of September 30, 2024, our Operating Subsidiaries entered into 8 leases as follows: (i) one office lease located in Hong Kong consisting of gross floor area of approximately 251 square meters, which is our headquarters; and (ii) a lease for office space for each of the seven PRC offices with an aggregate gross floor area of approximately 1,135 square meters located in Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen (collectively, the “Leases”).

Depreciation of right of use assets for the fiscal years ended September 30, 2024, and 2023 were US$202,000 and US$144,000 respectively. As of the date of this prospectus, seven of the eight leased properties were leased from Mr. Byron Lee and his associates. See “Related Party Transactions” on page 132 of this prospectus.

Information Technology

Our Operating Subsidiaries rely on information technology to maintain their electronic system and database in the course of their business operations based in Hong Kong and the PRC. The information technology system will be regularly maintained and updated across all offices.

Our Operating Subsidiaries purchased and upgraded a new freight operation system in June 2016, the DTS Logistics Management System (Ver. 3). Our Operating Subsidiaries’ freight operation system is an integrated system, that is capable of providing the following functions: (i) customers and suppliers data management; (ii) shipment planning and operation; (iii) financial control and preparation of financial statements; (iv) reporting and statistical analysis; (v) cargo tracking; and (vi) communication platform with customers.

Our Operating Subsidiaries’ operation system records all shipment details of the shipments that our Operating Subsidiaries handled for their customers, including port of loading, port of destination, commodity details, mode of transportation, etc., and this provides our Operating Subsidiaries with a useful database to analyze business performance.

To further facilitate our Operating Subsidiaries’ operation and increase efficiency, our Operating Subsidiaries will continue to improve and strengthen their information technology system, such as implementing an online shipper booking system, automatic issue of shipping documents and a track and trace system and developing electronic data interchange platform with their business partners.

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Awards and Recognitions

As of the date of this prospectus, our Operating Subsidiaries’ major awards and certification are set out below:

Period/year of award	Awarding organization or authority	Certification/award	Recipient

2014	MarcoPoloLine	Highly Commended in	CGL
Recognition of the quality of services offered

2016	QAS International	ISO 9001:2015	CGL

2016	Education Bureau	Awarded as the	CGL
“Supporting Organization
for Work Experience
Movement 2016/17”

Market Opportunity

The freight forwarding service market in the PRC operates within a vast and fragmented ecosystem, reinforcing its status as the world’s largest logistics market, with total logistics revenue reaching RMB 13.8 trillion in 2024, according to the CFLP. Within this framework, the freight forwarding segment contributed approximately RMB 1,598.1 billion, accounting for 11-12% of the total logistics revenue. As of December 2024, an estimated 51,000 freight forwarding service providers were active across air, sea, and land segments, highlighting the market’s scale and diversity

The freight forwarding logistics industry in Hong Kong has shown resilience and steady growth, with revenue rising from HKD 142.5 billion in 2019 to HKD 165.1 billion in 2024, driven by its strategic role as a global trade hub and e-commerce growth. Key trends include the integration of advanced infrastructure, such as the Hong Kong International Airport’s three-runway system set for completion in 2025, which will boost air cargo capacity beyond the 5.0 million tons recorded in 2024 as per CAD, and the operationalization of Cainiao’s premium logistics center since 2023. Prospects remain positive, with a projected revenue of HKD 170.1 billion by 2025E with a 3.0% growth, supported by the Greater Bay Area initiative and HKD 9,956 billion trade value as per C&SD, though high property costs and U.S.-China trade tensions pose challenges. The industry’s adaptability, leveraging its free port status and regional connectivity, positions it for sustained growth. Hong Kong’s freight forwarding service market thrives as a competitive yet fragmented landscape, capitalizing on its free port status and proximity to mainland China. In 2024, the industry generated HKD 165.1 billion in revenue, supported by an estimated 3,700 freight forwarding service providers as of December 2024. The top five largest providers collectively accounted for approximately 20% of the market share by revenue, or HKD 33.0 billion, highlighting the prominence of international players such as DHL and Kerry Logistics within this dynamic market. This competitive environment is shaped by e-commerce growth, infrastructure advancements—including 5.0 million tons of air cargo throughput in 2024 as per CAD—and strategic trade policies like the Greater Bay Area initiative, despite challenges posed by high operational costs and global trade tensions.

Industry analysts have identified several key success factors required for companies to thrive in such a competitive and fragmented market, including, but not limited to: (i) providing quality and reliable freight forwarding and logistics services; (ii) maintaining a diversified customer base; and (iii) creating stable working relationships with service providers.

In addition to possessing the above generic key success factors, our directors believe that our established reputation and proven track record of over 20 years in the freight forwarding services industry and our experienced and dedicated management team have enabled and will continue to enable our Operating Subsidiaries to differentiate themselves from their competitors and operate competitively in the freight forwarding market.

Business Strategies

Our principal business objective is to strengthen our Operating Subsidiaries’ market position and further expand their market share. We intend to achieve such business objectives by: (i) expanding our Operating Subsidiaries’ office network in the PRC; (ii) further expanding our Operating Subsidiaries’ CSA arrangements; (iii) acquiring interests in other freight forwarding companies; and (iv) strengthening our Operating Subsidiaries’ IT systems.

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Expanding our Operating Subsidiaries’ office network

Our Operating Subsidiaries’ headquarters is based in Hong Kong and, as of the date of this prospectus, our Operating Subsidiaries operate one office in Beijing and six other offices located in various coastal cities in the PRC, including Shanghai, Qingdao, Ningbo, Xiamen, Guangzhou, and Shenzhen.

Cross-border e-commerce in the PRC is a crucial driver of logistics demand, encompassing online international trade transactions. This sector has experienced significant growth due to several factors:

(i)	rising disposable incomes, as reported by the NBS;
(ii)	infrastructure advancements, such as a 20% increase in e-commerce goods at Guangzhou Baiyun Airport since 2021;
(iii)	IT developments enhancing supply and demand dynamics;
(iv)	increased reliance on internet and mobile platforms; and
(v)	supportive government policies, including free trade zones.

The market size surged from RMB 10.5 trillion in 2019 to RMB 14.6 trillion in 2021, largely driven by heightened online demand during the Covid-19 pandemic. Growth moderated from 2022 to 2024, reaching RMB 18.2 trillion, which reflects post-Covid stabilization and logistics efficiencies; for example, leading e-commerce supply chain provider Cainiao reported a 30% improvement in delivery times.

In 2024, the broader e-commerce sector significantly contributed to logistics demand, with total online retail sales reaching RMB 14.03 trillion from January to November, according to the NBS. This highlights the essential role of cross-border e-commerce in driving growth in freight forwarding. The 2025 forecast estimates the market size at RMB 19.5 trillion, indicating a growth rate of 7.5% and sustained expansion. To strengthen our position in the rapidly growing cross-border e-commerce market and increase market penetration in the PRC, we aim to leverage our existing office network to increase market penetration in the PRC’s cross-border e-commerce logistics sector.

Leveraging our robust international supplier network and extensive logistics expertise as a freight forwarding company, we plan a phased expansion into the East and Southeast Asia’s dynamic freight forwarding market, targeting Japan, South Korea, Thailand, and Vietnam, with an initial focus on one to two key coastal cities of these countries, subject to comprehensive market research, legal due diligence, and regulatory approvals. Estimated first-year costs for legal registration, facilities, human resources, infrastructure and promotion total over $1.7 million, with Japan at approximately $700,000, Thailand at $325,000, South Korea at $452,000, and Vietnam at $248,000. These costs will be funded through a combination of proceeds and internally generated resources, pending financial assessments. Our timeline targets completing market research and legal registration within six to twelve months, ensuring compliance with local regulations and alignment with regional freight forwarding demands.

In long term, we aim to establish skilled local teams and launch tailored freight forwarding operations, such as streamlined customs clearance in Japan or cost-effective freight solutions in Vietnam. Strategic partnerships with local e-commerce platforms and logistics providers will be explored to enhance our service network, subject to thorough evaluations. We target achieving a balance between revenue and expenditure within 18 to 24 months, fostering sustainable growth. This measured, due diligence-driven strategy positions our Operating Subsidiaries to increase market penetration in the East and Southeast Asia’s thriving freight forwarding sector, supporting long-term growth and enhanced market share.

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The geographical locations of our Operating Subsidiaries’ current offices and the planned four new offices in the PRC are as follows:

Beijing
Korea
Qingdao
Japan
Shanghai
Ningbo
Shenzhen
Guangzhou
Xiamen
HongKong
Existing headquarters and offices
Planned new offices
Thailand
Vietman

Further expanding our Operating Subsidiaries’ CSA arrangements map to be updated

The demand and market for air freight forwarding in the PRC and Hong Kong is expected to increase steadily in the near future. Our Operating Subsidiaries acted as CSA for a number of airlines, which allowed them to purchase cargo space directly from their represented airlines. Directly purchasing cargo space from airlines is more cost- effective than purchasing cargo space through other freight forwarders. We believe that it is important to expand our Operating Subsidiaries’ network of CSA arrangements in order to further develop the market for their air freight forwarding services and capture the expected growth in demand for air freight forwarding services in the PRC and Hong Kong. As of March 31, 2025, our Operating Subsidiaries have entered into seven CSA arrangements with various airlines. Our Operating Subsidiaries have paid over HK$1.1 million as deposits for entering into such CSA arrangements with airlines as of November 30, 2024. Our directors believe that expanding our Operating Subsidiaries’ CSA arrangements with other airlines would grant them greater air freight forwarding business opportunities, leading to better sales performance and increased market share in the long run.

Our Operating Subsidiaries’ strategy to capture the expected growth in air freight forwarding market is to:

(i) act for more airlines under CSA arrangements.

As mentioned above, by acting as CSA for airlines, our Operating Subsidiaries can purchase cargo space directly from their represented airlines, which is more cost- effective than purchasing such cargo space through other freight forwarders. As our Operating Subsidiaries price all their freight forwarding services using a cost-plus approach, our Operating Subsidiaries expect to become more competitive in their air freight forwarding business and garner more air freight forwarding business opportunities, leading to better sales performance.

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Also, by becoming CSA of additional airlines, our Operating Subsidiaries expect the supply of air cargo space to become more stable, in particular during peak seasons, such that they can provide more reliable air freight forwarding services to their customers.

Our Operating Subsidiaries consider that becoming CSA of additional airlines will enable them to promote their air freight forwarding services to other local freight forwarders, establish their reputation in the air freight forwarding market and gain a larger market share in the long run.

(ii) recruit more employees with sales experience in the air freight forwarding market.

Our Operating Subsidiaries expect to recruit sales staff with at least five years of experience in the cross-border e-commerce air freight forwarding business and extensive network in the industry. Such sales staff are expected to be responsible for marketing and promoting air freight forwarding services and securing businesses from new customers while maintaining good relationships with existing customers in order to achieve customer satisfaction and retention.

As regards the air freight operation staff, our Operating Subsidiaries are targeting to recruit those who have relevant air freight business experience.

Our Operating Subsidiaries expect that such operation staff will support the sales staff in operation of air freight shipments and assist the sales staff in providing customer services to customers.

Expanding our market share by making strategic acquisitions of other freight forwarding companies

We intend to continue to strengthen our regional presence in the freight forwarding services industry. We intend to focus our expansion efforts involving freight forwarding operations into new countries or cities in Asia with high growth potential. In particular, we intend to expand our network of overseas offices by expanding our presence in freight forwarding services in East and Southeast Asia. In this respect, we plan on acquiring one or more suitable companies as subsidiaries of which we will own more than 50% of their respective equity interest that: (i) are located in East and Southeast Asia; (ii) are specialized in the integrated freight forwarding industry with an established and strong track record in providing such services with sufficient and experienced staff; and (iii) have a considerable scale of operations with a profitable business model and the potential to provide a return on our investment or additional revenue streams. We currently do not have any plans, commitments, or contractual obligations for the acquisition of any company.

Further strengthening our Operating Subsidiaries’ IT systems

It is essential that our Operating Subsidiaries’ IT systems are constantly upgraded to keep up with the growth of their business. We believe that by constantly strengthening our Operating Subsidiaries’ IT systems, our Operating Subsidiaries can improve the reliability of their services and increase operational and management efficiency. We therefore intend to strengthen our Operating Subsidiaries’ IT systems by upgrading to systems that allow them to offer capabilities such as electronic-booking, purchase order management, electronic data interchange and cargo tracking systems (e.g., to allow track and trace functions for their customers). The above upgrades primarily serve to: (i) improve the efficiency of data exchange between our Operating Subsidiaries and their customers and suppliers; and (ii) increase the automation of traditionally manpower-heavy tasks, such as cargo tracking, allowing for greater operational efficiency and thereby leading to a reduction in costs and increasing our competitiveness.

As freight forwarding is our Operating Subsidiaries’ core business and largest source of revenue, we believe that increasing our Operating Subsidiaries’ market share through the above business strategies and future plans would enable them to: (i) enhance their negotiating power with freight carriers; (ii) engage the services of logistics groups at more favorable prices; and (iii) increase cost efficiency due to advantages in economies of scale. These would correspondingly translate to an increase in our Operating Subsidiaries’ operating efficiency and increase their competitiveness in the freight forwarding industry.

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Legal Proceedings

As of the date of this Prospectus, neither we nor our Operating Subsidiaries are a party to, and we nor our Operating Subsidiaries are aware of any threat of, any legal proceeding that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or operations.

From time to time, our Operating Subsidiaries may become involved in legal proceedings arising in the ordinary course of business. Other than the civil proceeding mentioned above, neither we nor our Operating Subsidiaries are involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

Impact of Covid-19 on our Operating Subsidiaries’ business and operations

Since late December 2019, the outbreak of a novel strain of coronavirus, later named Covid-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020, a global pandemic. The Covid-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings.

This outbreak of Covid-19 has caused companies like our Operating Subsidiaries and their business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, our Operating Subsidiaries may have experienced lower efficiency and productivity, internally and externally, which may adversely affect their service quality. Moreover, our Operating Subsidiaries’ business depends on their employees. If any of their employees has contracted or is suspected of having contracted Covid-19, these employees will be required to be quarantined, and they could pass it to other employees, potentially resulting in severe disruption to our Operating Subsidiaries’ business.

Furthermore, our Operating Subsidiaries’ results of operations have been severely affected by the Covid-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by Covid-19, as well as the relatively quiet period during the Chinese New Year holiday, our Operating Subsidiaries’ businesses and customers have been adversely affected by travel restrictions preventing PRC residents from travelling to Hong Kong. More broadly, the Covid-19 outbreak, and any future strains and outbreaks threaten global economies and caused significant market volatility and declines in general economic activities. This severely dampened the confidence in global markets and potential customers.

Due to strains caused by Covid-19, such as labor shortages and port congestions, ships and containers take longer to reach their destinations. As a result, the freight rates surged and freight forwarding companies in general were able to benefit from the surge in freight rates.

Impact of the War in Ukraine on our Operating Subsidiaries’ business and operations

The war in Ukraine has affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our freight forwarding businesses and the businesses of our customers, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Operating Subsidiaries’ business and operations in Hong Kong and PRC. Information contained in this section should not be construed as a comprehensive summary nor a detailed analysis of laws and regulations applicable to the business and operations of our Operating Subsidiaries. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong and PRC on our business and operations.

PRC Laws and Regulations

A summary of the laws and regulations which are material to our Operating Subsidiaries’ operation as freight forwarding and agency logistics services providers in the PRC are as follows: Laws and Regulations Relating to Foreign Investment The establishment, operation, and management of corporate entities in the PRC are governed by the Company Law of the PRC (the “PRC Company Law”). The PRC Company Law generally governs two types of companies: limited liability companies and joint stock limited companies. Both types of companies have the status of legal persons, and the liability of shareholders of a limited liability company and a joint stock limited company is limited to the amount of registered capital they have contributed. The PRC Company Law shall also apply to foreign-invested companies. Where laws on foreign investment have other stipulations, such stipulations shall apply.

Laws and Regulations Relating to Foreign Investment

The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation, and labor matters of Flying Fish (SH) are regulated by the Foreign-invested Enterprise Law of the PRC (the ‘‘FIE Law’’) and the Regulations for the Implementation of the Foreign-invested Enterprise Law of the PRC. Investment in the PRC conducted by foreign investors and foreign-owned enterprises shall comply with the Special Management Measures (Negative List) for the Access of Foreign Investment (the ‘‘Negative List’’). The Negative List contains specific provisions guiding market access of foreign capital, stipulating in detail the areas of entry pertaining to the categories of encouraged foreign-invested industries, restricted foreign-invested industries and prohibited foreign investment. Any industry not listed in the Negative List is a permitted industry.

Pursuant to the Negative List, the international freight forwarding industry and the NVOCC industry do not fall into the ‘‘restricted’’ or ‘‘prohibited’’ categories. Thus, our Operating Subsidiaries are permitted to engage in the international freight forwarding industry and the NVOCC industry in the PRC.

Laws and Regulations Relating to Industry

Laws and Regulations Relating to Industry International Freight Forwarding Business. Under the Rules for the Administration of International Freight Forwarders of the PRC, the Implementations Rules thereof and the Decision of the State Council on Cancellation and Adjustment of the Third Batch of Administrative Approval Items, an international freight forwarding enterprise may act as an agent of the consignee or the consignor of import and export cargo, or act as an independent operator engaging in international freight forwarding operations. Its scope of business includes: (i) canvassing cargo, booking space (including ship renting, plane chartering and cabin booking), consignment for shipment, warehousing and packaging; (ii) supervision over cargo loading and unloading, container stuffing and dismantling, distribution, transit and related short-distance transport services; (iii) declarations to the customs, commodity inspection and checking, and insurance purchases; (iv) making, signing and issuing relevant documents and bills, payment of transport fees, settlement and payment of incidental charges; (v) freight forwarding of international items on display, personal effects and cargo passing through the territory of a country; (vi) international multimodal transport, and container transport (including container assembling); (vii) international express delivery (excluding personal letters); and (viii) consultation and other international freight forwarding operations.

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Pursuant to the Provisional Measures for the Filing of International Freight Forwarding Agency Enterprises, all international freight forwarding enterprises and their branches duly registered in the PRC are required to complete the filing with the MOFCOM or the authorities as delegated by the MOFCOM. Flying Fish (SH) and its branches have completed the filing of International Freight Forwarding enterprises with the competent authorities. Flying Fish (SH) and its branches are permitted to engage in international freight forwarding business within their business types and scopes which have been filed. It is not necessary for Flying Fish (SH) and its branches to obtain other licenses or complete other filings, through other services providers with relevant licenses, to provide international freight forwarding services within their business types and scopes which have been filed.

Non-vessel Shipping Business

Under the International Sea Freight Forwarding Regulations of the PRC, enterprises operating the non-vessel shipping business must file with the transportation department of the provincial government within 15 days from the date of commencement of operations (“NVOCC Filing”). Each of Flying Fish (SH) and its branches has obtained the NVOCC Filing for the purpose of carrying on its business operations.

Laws and Regulations Relating to Labor

Protection Labor Contract. Pursuant to the Labor Law of the PRC, employers should enter into labor contracts with their employees. Wages are to be paid according to the level of performance, and the policy of equal pay for equal work. Lowest wage protection and special labor protection for female workers and juvenile workers shall be implemented. Employers are also required to pay for their employees’ social insurance premiums and housing provident funds. These payments are made to local administrative authorities, and an employer who fails to contribute may be fined and be ordered to make up for the outstanding contributions.

The Labor Contract Law of the PRC and the Implementation Rule of the Labor Contract Law of the PRC set out specific provisions in relation to the execution, terms and the termination of an employment contract and the rights and obligations of the employees and employers. At the time of hiring, an employer shall truthfully inform the employee as to the scope of work, working conditions, working place, occupational hazards, work safety, salary, and other matters about which the employee requests to be informed about.

Social Insurance

Employers in the PRC are required to contribute, on behalf of their employees, to a number of social insurance funds, including funds for basic pension insurance, for unemployment insurance, basic medical insurance, work-related injury insurance and maternity insurance. If an employer does not pay the full amount of social insurance premiums as scheduled, the social insurance premium collection institution shall order it to make the payment or make up the difference within the stipulated time period and impose a daily fine equivalent to 0.05% of the overdue payment from the date on which the payment is overdue. If the payment is not made within the stipulated period, the relevant administration department shall impose a fine ranging from one to three times of the overdue payment.

The various laws and regulations that govern employers’ obligation to contribute to the social security funds include the Social Insurance Laws of the PRC, the Interim Regulation on the Collection and Payment of Social Insurance Premiums, the Decision of the State Council on Establishing a Unified System of the Basic Pension Insurance for Enterprise Employees, the Circular on Relevant Issues concerning the Improvement of the Basic Pension Insurance Policy for Urban Employees, the Regulation on Work-related Injury Insurance, the Regulation on Unemployment Insurance, the Decision of the State Council on Establishing the Basic Medical Insurance System for Urban Employees, the Circular on the Issuance of Provisions on the Administration of Basic Medical Insurance for Urban Employees, and the Trial Measures on Maternity Insurance for Enterprise Employees.

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Housing Provident Fund

According to the Regulations on Management of Housing Provident Funds, employers shall go to the housing provident fund management center to undertake registration of payment and deposit of the housing provident fund and, upon examination and verification by the housing provident fund management center, go to a commissioned bank to go through the formalities of opening housing provident fund accounts on behalf of their employees within 20 days from the date of the registration with the verified documents of the housing provident funds management center. When employing new employees, employers shall register with the housing provident funds center within 30 days from the date of the employment of such employees and open housing provident funds accounts for such employees at a commissioned bank with the verified documents of the housing provident funds management center. If an employer is overdue in the payment and deposit of, or underpays, the housing provident fund, the housing provident fund management center may order it to make the payment and deposit within a prescribed period; where the payment and deposit has not been made within the prescribed period, an application may be made to the relevant people’s court for compulsory enforcement.

Laws and Regulations Relating to Intellectual Property Rights

Pursuant to the Trademark Law of the PRC (the ‘‘Trademark Law’’), the right to exclusive use of a registered trademark shall be limited to trademarks which have been registered and to goods for which the use of trademark has been permitted. The period of validity of a registered trademark shall be ten years, counted from the day the registration is made. According to the Trademark Law, (i) using a trademark that is identical to a registered trademark on the same goods without the authorization of the owner of the registered trademark; (ii) using a trademark that is similar to a registered trademark on the same goods or (iii) using a trademark that is identical with or similar to a registered trademark on similar goods without the authorization of the owner of the registered trademark, which is likely to cause confusion, shall be deemed to constitute an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages.

Laws and Regulations Relating to Foreign Exchange

Foreign Currency Exchange. The principal regulation governing foreign currency exchange in the PRC is the Regulation of the PRC for the Control of Foreign Exchange (the “Foreign Exchange Regulation”). Under the regulation, RMB are freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but are not freely convertible for capital expenditure, such as direct investment, loans, or investments in securities, outside the PRC unless the approval of the State Administration of Foreign Exchange (the “SAFE”) or its local counterpart is obtained in advance.

According to the Notice on Further Improving and Adjusting Management Policies on Foreign Exchange of Direct Investment, in relation to direct foreign investments in the PRC, foreign investors are no longer required to obtain approval from the SAFE to re-invest in the PRC by using income legally generated from the PRC. No approval from the SAFE is required for opening the foreign exchange accounts, payment into certain accounts, settlement of the foreign exchange and for the purchase and external payment of foreign exchange. Also, the transfer of foreign exchange in the PRC under a direct investment account is no longer subject to approval by the SAFE. In addition, the foreign-invested enterprises are permitted to remit funds to their offshore parent companies.

According to the Notice on Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, verification, and approval of foreign exchange registration under domestic direct investment is abolished. The banks shall, in accordance with relevant guidance, directly examine and handle foreign exchange registration under domestic direct investment. Relevant entities may, at their discretion, choose the banks in their respective places of registration to go through foreign exchange registration of direct investment, and may handle subsequent formalities for opening relevant accounts, fund exchange and other services (including the outflow or inflow of profits and dividends) under direct investment only after foreign exchange registration of direct investment is completed.

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Dividend Distribution

The principal laws and regulations governing dividend distribution of foreign holding companies include the PRC Company Law and its implementation rules. Under these laws and regulations, enterprises in the PRC may pay dividends only out of their after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, enterprises in the PRC must allocate at least 10% of their accumulated profits after tax each year, if any, to fund certain reserve funds unless these accumulated reserves have reached 50% of their registered capital. These reserves are not distributable as cash dividends.

Laws and Regulations Relating to Taxation in the PRC

Enterprise Income Tax. Pursuant to the Enterprise Income Tax Law of the PRC (the “EIT Law”), the income tax rate for both resident enterprises and foreign-invested enterprises is 25% commencing from January 1, 2008 (with certain exceptions for qualified foreign-invested enterprises). In order to clarify certain provisions in the EIT Law, the State Council promulgated the Implementation Rules of the Enterprise Income Tax Law of the PRC (the “EIT Implementation Rules”). Pursuant to the EIT Law and the EIT Implementation Rules, non-resident enterprises which have not established agencies or offices in the PRC, or which have established agencies or offices in the PRC but whose income has no association with such agencies or offices, shall pay enterprise income tax on their income earned from inside the PRC, and such income of nonresident enterprises for which the payer thereof shall be the withholding agent, shall be taxed at the reduced rate of 10% and shall be withheld at the source.

Withholding income tax and international tax treaties. Pursuant to the EIT Law and the EIT Law Implementation Rules, dividends generated after January 1, 2008, and payable by a foreign-invested enterprise in PRC to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of registration and incorporation has entered into a tax agreement with PRC which provides a different withholding tax arrangement.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Tax Evasion, the applicable withholding income tax rate for any dividends declared by a Chinese company is 5% for a shareholder being a Hong Kong resident holding at least 25% interest in its registered capital, or 10% for a shareholder being a Hong Kong resident holding less than 25% interest in its registered capital.

According to the Administrative Measures for Convention Treatment for Non-resident Taxpayers, any non-resident taxpayer meeting conditions for enjoying the convention treatment may be entitled to the convention treatment when filing a tax return or making a withholding declaration through a withholding agent, subject to the subsequent administration by the tax authorities. The term ‘‘non-resident taxpayers’’ refers to the taxpayers other than the PRC tax residents under the Provisions of domestic tax laws or conventions on the avoidance of double taxation signed by the government of the People’s Republic of China with foreign countries (including the tax arrangements signed with the Hong Kong Special Administrative Region and the Macau Special Administrative Region (hereinafter collectively referred to as the “Tax Conventions”) (including non-resident enterprises and non-resident individuals). The convention treatment means the deduction of or exemption from the enterprise income tax or individual income tax obligations required by the provisions of PRC tax laws, under the tax conventions or tax clauses of conventions on aviation, sea transportation, and automobile transportation, as well as the agreements or exchanges of letters on the mutual-exemption from tax on income from international transportation, signed by the People’s Republic of China with foreign countries, including the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Tax Evasion.

According to the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, when the withholding agent enters into a business contract with a non-resident enterprise in relation to income derived from or accruing in the PRC, where the non-resident enterprise has no office or premises established in the PRC or the income derived or accrued has no de facto relationship with the office or premises established, if the contract stipulates that the withholding agent shall bear the tax payable amount, the tax-exclusive income amount derived by the non-resident enterprise shall be converted to a tax-inclusive income amount and the tax withheld shall be turned over. Where the income subject to withholding at source derived by a non-resident enterprise is equity investment income such as dividends and bonuses, the date of occurrence of withholding obligation for the relevant tax payable amount shall be the date of actual payment of equity investment income such as dividends and bonuses.

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Hong Kong Laws and Regulations

A summary of the laws and regulations which are material to our Operating Subsidiaries’ operation as freight forwarding and agency logistics services provider in Hong Kong are as follows:

Aviation Security Ordinance

The Aviation Security Ordinance (Chapter 494 of the Laws of Hong Kong) provides for, among other things, the prevention and suppression of acts of violence against civil air transport for implementation of the conventions and agreements on aviation security promulgated by the International Civil Aviation Organization (the “ICAO”). To safeguard aircraft against acts of unlawful interference, the ICAO has laid down standards and recommended practices in Annex 17 to the Convention on International Civil Aviation (the “CICA”) on the security measures required to be implemented by contracting states. For the security of air cargo to be in line with Annex 17 to the CICA, the Hong Kong Aviation Security Program, which is enforceable under the Aviation Security Ordinance, has adopted the Regulated Agent Regime (the “RAR”) since March 2000. A cargo handling agent, a freight forwarder or a consignor of air cargo can apply for registration as a regulated agent (“RA”) who is required to comply with the requirements in respect of an RA in the Hong Kong Aviation Security Program to prevent the unauthorized carriage of explosives and incendiary devices in the consignments of cargo intended for carriage by air.

Under the RAR, an RA is obliged, among other obligations, to ensure that the appropriate security controls acceptable by the Civil Aviation Department are properly implemented upon the acceptance of cargo for carriage by air unless the consignment is from a known consignor recognized by an RA and to ensure that a consignment of cargo is safeguarded against unauthorized interference after its reception and to make best endeavors to protect it from unauthorized interference until the consignment is accepted by another RA or an airline. An RA shall also ensure that a consignment of cargo accepted from a known consignor, or another RA is:

(a) accompanied by a full description of the contents in the shipping documents (e.g., airway bills, cargo manifests or shipper’s instructions) and that the RA’s registration code or the known consignor’s code on the shipping documents of the consignment is checked;

(b) checked against the description in the shipping documents in respect of the quantity of cargo tendered and any sign of the package having been tampered with;

(c) declared as known cargo by checking the annotation of the tendering RA’s registration code or otherwise stated as unknown cargo on shipping documents in inter-RA handling; and

(d) safeguarded from unauthorized interference after it has been received until accepted by the next RA or an airline, or until loaded onto an aircraft.

Under the RAR, each RA shall demonstrate that at least two staff members have attended and completed a training program acceptable to the Civil Aviation Department or have passed the RA Revalidation Test organized by the Civil Aviation Department.

RAs shall also maintain an orderly documentation and record system. Documents such as airway bills, cargo manifests and relevant instructions from consignors should be kept for at least 31 days after the consignment is flown.

As of the date of this prospectus, CGL is registered as an RA.

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Dangerous Goods (Consignment by Air) (Safety) Ordinance

The Dangerous Goods (Consignment by Air) (Safety) Ordinance (Chapter 384 of the Laws of Hong Kong) (the “DGO”) was enacted to control, in the interests of safety, the preparation, packing, marking, labeling, and offering of dangerous goods for carriage by air. Under the DGO, dangerous goods are defined as any article or substance which is listed in the Technical Instruction for the Safe Transport of Dangerous Goods by Air (“Technical Instructions”) published by the ICAO and any article or substance not so listed by name having properties corresponding to those of one of the general classifications of articles and substances in the Technical Instructions (“Dangerous Goods”). When offering or handling Dangerous Goods for air carriage, consignors are required under the Dangerous Goods (Consignment By Air) (Safety) Regulations (the “DGR”) (Chapter 384A of the Laws of Hong Kong) to ensure all Dangerous Goods are properly classified, packed, marked, labeled, and documented.

As required under the DGR, staff of a freight forwarder shall not perform the function of processing Dangerous Goods, processing cargo (not containing Dangerous Goods) or handling, loading and storage of cargo unless he/she has completed training programs (the “DGR Training Programs”) which fulfill the requirement under the DGR.

It is an offense for any staff who has not completed the DGR Training Programs to process Dangerous Goods. If such non-compliance is made, such staff, and the freight forwarder shall be liable to a fine of HK$25,000 (level 4) and to imprisonment for six months. Also, a freight forwarder commits an offense if he/she did not take the steps to ensure that his/her staff who process cargo (not containing Dangerous Goods) or handle, load and store cargo has completed the necessary DGR Training Programs; such freight forwarder shall be liable to a fine of HK$25,000 (level 4) and to imprisonment for six months.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”) provides for the safety and health protection to employees in the workplace, both industrial and non-industrial. Under Section 6 of the OSHO, every employer must, so far as reasonably practicable, ensure the safety and health at work of all the employer’s employees by:

(a) providing and maintaining plant and systems of work that are, so far as reasonably practical, safe and without risks to health;

(b) making arrangements for ensuring, so far as reasonably practical, safety and absence of risks to health in connection with the use, handling, storage or transport of plants and substances;

(c) providing information, instruction, training, and supervision as may be necessary to ensure, so far as reasonably practical, the safety and health at work of the employees;

(d) as regards any workplace under the employer’s control, maintaining the workplace in a condition that is, so far as reasonably practical, safe and without risks to health or providing or maintaining means of access to and egress from the workplace that are, so far as reasonably practical, safe and without any such risks; and

(e) providing or maintaining a working environment for the employees that is, so far as reasonably practical, safe and without risks to health.

Failure to comply with the above provisions constitutes an offense and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly, or recklessly commits an offense and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months

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The Commissioner for Labor may serve an improvement notice on an employer against contravention of the OSHO or the Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong), or a suspension notice against activity or condition or use of workplace or of any plant or substance located on the workplace which may create an imminent risk of death or serious bodily injury to the employees. Failure to comply with a requirement of an improvement notice or contravenes a suspension notice without reasonable excuse constitutes an offense and the employer is liable upon conviction for a fine of HK$200,000 and HK$500,000, respectively, and to imprisonment for 12 months.

Occupational Safety and Health Regulation

The Occupational Safety and Health Regulation (Chapter 509A of the Laws of Hong Kong) (the “OSHR”) sets down some basic requirements for accident prevention, fire precaution, workplace environment control, hygiene at workplaces, first aid and what employers and employees are expected to do in manual handling operations. The provisions of the OSHR are:

(a)	to prevent accidents by ensuring that the plant is properly designed, constructed, and maintained, and that all dangerous parts are effectively guarded, as well as ensuring that all dangerous areas are securely fenced;

(b)	to prevent fire by:

(i)	providing illuminated exit signs over all exists and clear directions to them;
(ii)	keeping all means of escape in safe conditions and free from obstruction;
(iii)	ensuring that all exit doors can be easily opened from inside the workplace and are unlocked; and
(iv)	providing suitable and adequate fire safety measures.

(c)	to provide a safe and healthy work environment by keeping the workplace clean and ensuring that it is adequately lit and ventilated, as well as providing adequate drainage;

(d)	to ensure hygiene by providing adequate latrine and washing conveniences, as well as an adequate supply of drinking water;

(e)	to provide first aid by keeping adequate first aid facilities on the premises and appointing designated employees to look after them;

(f)	to ensure safe manual handling operations by assessing and reviewing risks to the safety and health of employees who undertake manual handling operations; and

(g)	to provide proper training and other necessary protective measures for employees who undertake manual handling operations.

The person responsible for a workplace who fails to comply with the OSHR commits an offense and is liable on conviction to a maximum fine of up to HK$200,000 and up to 12 months’ imprisonment.

Employment Ordinance

All employees under employment contracts are covered by the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”). We, as an employer in Hong Kong, are generally obliged to adhere to the EO.

Under the EO, all employees are entitled to the following basic rights: (a) wage payments; (b) protection against wage deduction; (c) statutory holiday entitlements; (d) protection against discrimination; (e) a notice period for termination of employment; and (f) protection against unlawful dismissal.

Employees who have been employed by the same employer for a continuous period of four weeks or more, with at least 18 hours worked in each week, are further entitled to benefits such as compulsory rest days, paid annual leave, maternity leave, sickness allowance, severance and long service payments, and mandatory provident fund contributions.

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Employees’ Compensation Ordinance

The Employee’s Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or deaths caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 40 of the ECO, all employers are required to take out an insurance policy to cover their liabilities both under the ECO and at common law for injuries at work in respect of all employees (including full-time and part-time employees) for an amount not less than the applicable amount specified under the ECO.

An employer who fails to comply with the ECO to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years, and on summary conviction to a fine at level 6 (currently at HK$100,000) and to imprisonment for one year.

Minimum Wage Ordinance

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”) provides for a prescribed minimum hourly wage rate during the wage period for every employee engaged under a contract of employment under the Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (except those specified under section 7 of the MWO). A provision of a contract of employment that purports to extinguish or reduce any right, benefit or protection conferred on the employee by the MWO is void.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Scheme Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) provides for, inter alia, the establishment of a system of privately managed, employment related mandatory provident fund schemes for members of the workforce to accrue financial benefits for retirement. Under the MPFSO, the employer and its relevant employee, meaning an employee of 18 years of age or over and below retirement age, which is 65 years of age, are each required to make contributions to the plan at 5% of the relevant employees’ relevant income, meaning any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance expressed in monetary terms, paid or payable by an employer to the relevant employee in consideration of his employment under his contract of employment.

With effect from 1 June 2014, the maximum level of relevant income of a relevant employee was adjusted from HK$25,000 to HK$30,000, and the relevant maximum mandatory contribution was adjusted from HK$1,250 to HK$1,500, accordingly.

Business Registration Ordinance

Every person (a company or individual) carrying on a business in Hong Kong is required by the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) to make a business registration application to the Commissioner of Inland Revenue within one month of the commencement of the business for an issuance of a business registration certificate. A valid business registration certificate shall be displayed at the place of business to which such certificate relates. Business registration does not serve to regulate business activities, and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of the establishment of a business in Hong Kong. The business registration certificate will be issued on submission of the necessary documents together with the payment of relevant fees. A business registration certificate is renewable every year or every three years (if a business operator elects for issuance of such business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offense and shall be liable to a fine at level 2 (currently at HK$5,000) and to imprisonment for one year.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong). The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, CGL is in compliance with the provisions of the PDPO.

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MANAGEMENT

Our Board of Directors is the primary decision-making body of our Company, setting fundamental business strategies and policies for the management and operation of our Operating Subsidiaries’ business and monitoring their implementation.

Our Board of Directors currently consists of five directors, comprising two Executive Directors and three independent non-executive Directors. The following table sets forth the names, ages and titles of our directors, executive officers, and senior management/key personnel:

Name	Age	Title

Executive Officers and Directors:

Lee Fook Chuen Byron	74	Chairman, Executive Director, and Chief Executive Officer
Jian Yibin	55	Executive Director and Principal Accounting Officer/Chief Financial Officer

Independent Non-executive Directors:

Yee Shuen Wilson Wong	58	Independent Non-executive Director
Cathine Chan	56	Independent Non-executive Director
Meyrick Ying Keung Wong	67	Independent Non-executive Director

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation, or removal. The executive officers serve at the pleasure of the Board of Directors.

Executive Officers and Directors:

Mr. Lee Fook Chuen Byron. Mr. Byron Lee was appointed as a director on March 9, 2017, and was re-designated as an Executive Director, our Chairman, and our Chief Executive Officer on March 3, 2022. Mr. Byron Lee founded our Group in 1999 in Hong Kong. He is responsible for corporate strategic planning and the overall business development of our Group. Mr. Byron Lee is the uncle of Mr. Jian, an executive director, and the father of Mr. Samson Lee, a member of our senior management. Mr. Byron Lee is also a director of each of Fook Star, CGL Holding, Flying Fish (BVI), CGLH, Flying Fish (HK), CGL, Flying Fish (SH) and Eastern Network.

Mr. Byron Lee has more than 50 years of experience in the shipping, freight forwarding and logistics businesses. He first joined Hong Kong Sea Transport and Logistics Association as a member in May 1997 and was subsequently appointed to the executive committee of Hong Kong Sea Transport and Logistics Association from April 2001 to April 2004. Mr. Byron Lee was elected as the chairman of Hong Kong Sea Transport and Logistics Association from 2013 to 2014, re-elected as a chairman from 2017 to 2018 and subsequently re-elected as a chairman from 2021 through 2022. Mr. Byron Lee has been a chartered member of the Chartered Institute of Logistics and Transport since October 2008. He was a member of the Hong Kong Maritime and Port Board between May 1, 2017, and March 31, 2018, a member of the Hong Kong Trade Development Council Logistics Services Advisory Committee between April 1, 2013, and March 31, 2017, and an institutional member of the Hong Kong Port Development Council between January 1, 2013, and December 31, 2016.

Mr. Byron Lee obtained a Diploma in Management Studies jointly awarded by Hong Kong Polytechnic (which is currently known as The Hong Kong Polytechnic University) and Hong Kong Management Association in Hong Kong in June 1985. Mr. Byron Lee then obtained the Honorary Doctorate of Management from Lincoln University in California, U.S., in September 2010.

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Mr. Jian Yibin. Mr. Jian was appointed as a director on June 7, 2018, and was re-designated as an Executive Director and the compliance officer of our Company on August 20, 2018. He is mainly responsible for the overall management and administration of our business operations in the PRC. Mr. Jian is a nephew of Mr. Byron Lee and a cousin of Mr. Samson Lee. Mr. Jian has also been a director of Flying Fish (SH) since November 2004.

Mr. Jian has more than 26 years of experience in the shipping, freight forwarding and logistics businesses. He joined our Group in August 1999 as an operation clerk and has been the PRC manager of our Group since 2010. Before joining our Group, he worked as an operation clerk in PFL Pacific Containers Lines Limited (principally engaged in the provision of shipping and forwarding services) from September 1995 to July 1999.

Mr. Jian obtained an electronic professional certificate from Guangdong Province Jiangmen City Technical School in July 1988 in the PRC.

Independent Non-executive Director Nominees

Mr. Yee Shuen Wilson Wong was appointed as an independent non-executive Director effective upon closing of this offering. He will be responsible for providing independent judgment on issues of strategy, policy, performance, accountability, resources, key appointments and standard of conduct. Mr. Wong is the chairman of the nomination committee and is also a member of both the audit and compensation committees.

Mr. Wong is an accomplished financial professional and independent non-executive director with extensive experience in audit, finance, and corporate governance. Since November 2021, he has served as the Managing Director of Big Success Group, where he leverages his expertise to lead the organization.

Mr. Wong currently holds significant directorships, including his role as an Independent Non-Executive Director and Audit Committee Chairman of China Pipe Group Limited (HK Stock Code: 380) since February 2009, and as an Independent Non-Executive Director and Audit Committee member of PT International Development Corporation Limited (HK Stock Code: 372) since November 2017.

His prior career highlights include serving as Chief Financial Officer of CA Cultural Technology Group Limited (HK Stock Code: 1566) from November 2014 to October 2021. He also held senior managerial roles in the audit departments of globally renowned firms, including Ernst & Young (November 2005 to December 2007) and PricewaterhouseCoopers (January 1991 to February 2004).

A highly qualified professional, Mr. Wong has been a Fellow Member of the Hong Kong Institute of Certified Public Accountants since March 2003 and a member of the Australian Society of Certified Practicing Accountants since November 1995. He earned his Master of Commerce in Finance from the University of New South Wales, Australia, in October 1994.

With a career spanning over three decades, Wong Yee Shuen Wilson brings a wealth of knowledge and leadership to the financial and corporate sectors.

Ms. Cathine Chan was appointed as an independent non-executive Director effective upon closing of this offering. She will be responsible for providing independent judgment on issues of strategy, policy, performance, accountability, resources, key appointments and standard of conduct. Ms. Chan is chairman of the compensation committee and also a member of both the audit and nomination committees.

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Since March 2020, Ms. Chan has been the Managing Director for CTM Global Limited (“CTM”). Ms. Chan founded CTM, which is a toy compound sales and research and development-oriented company and a subsidiary of Foshan Master Toys Co., Ltd. Ms. Chan’s primary duties and responsibilities include monitoring daily sales and marketing activities with key customers, overseeing factory productivity and working with the parent company’s team in new product development.

Since September 2016, Ms. Chan is also the General Manager of Duotem Capital Limited (“DCL”). DCL is an advisory firm that matches investments in Israeli high-tech companies with potential Asian investors. Ms. Chan provides advisory services coordinating investors’ investment requirements with Israeli start-ups.

From November 1998 through August 2016, Ms. Chan was employed by the Far East Office of Joker (Far East) Limited (“Joker”). Joker is a Swiss company specializing in creative toy and technical compound manufacturing, trading, and distribution. Ms. Chan started with Joker as a merchandiser, was subsequently promoted to branch manager in 2000 and became Managing Director in 2010. In addition to managing and overseeing Joker’s business and daily operations, she was also responsible for corporate management, quality management, sales and distribution, product research and development and brand management.

From September 1997 through June 1998, Ms. Chan was employed as a sales and marketing executive with Wader Engineering Co. Ltd. From May 1995 through March 1997, Ms. Chan was employed as a sales and office administrator for Sunway International Toys Ltd. During the previous years, 1986 through 1995, Ms. Chan was employed in a variety of entry level capacities.

Ms. Chan earned an Executive Master of Science degree in marketing from Baruch College, the City University of New York, in 2004. She previously earned a Bachelor of Business degree from the Royal Melbourne Institute of Technology University in Australia in 2001. In 1996, Ms. Chan received a diploma in Management Studies from the Hong Kong Polytechnic University and the Hong Kong Management Association.

Mr. Meyrick Ying Keung Wong was appointed as an independent non-executive Director effective upon closing of this offering. He will be responsible for providing independent judgment on issues of strategy, policy, performance, accountability, resources, key appointments and standard of conduct. Mr. Wong is a member of the audit compensation and nomination committees.

Since December 1990, he has provided legal serves as a Barrister-at-Law in Hong Kong. From November 2025 until June 2011 Mr. Wong served as a director of Ting Watch Investments Private Limited in Singapore. Since January 2013 he has served as a Director of Ting Watch Investments Limited in Hong Kong and since March 2018 he has served as a director of Chong Fai Jewelry Group Limited in Hong Kong.

Mr. Wong earned an Associates degree in Mechanical Engineering from the Hong Kong Polytech University in 1980. He received a Bachelor of Law degree in 1987 from the University of London and a Master of Law degree in 2009 from the Chinese University of Hong Kong. In 2011 Mr. Wong earned a Master of Science degree in Directorship and Corporate Governance from the Baptist University of Hong Kong.

Senior Management/Key Personnel

Our senior management comprises the following personnel:

Mr. Lee Wing On Samson., age 43, was appointed as the General Manager of our Company on August 20, 2018. Mr. Samson Lee joined our Group in September 2009. Mr. Samson Lee has over 13 years of experience in the freight forwarding industry, all of which has been with our Group. He is mainly responsible for the overall management and administration of our business operations. Mr. Samson Lee is the son of Mr. Byron Lee and a cousin of Mr. Jian. Mr. Samson Lee is a director of each of Fook Star, CGL Holding and Trillion.

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Prior to joining us, Mr. Samson Lee worked at Arcadis Human Resources Limited (principally engaged in civil engineering) in the United Kingdom from January 2007 to September 2009. Mr. Samson Lee worked as a graduate engineer and an assistant resident engineer within the group of companies of AECOM (principally engaged in civil engineering) from October 2002 to October 2004 and from October 2004 to April 2006, respectively.

Mr. Samson Lee graduated from The Hong Kong University of Science and Technology in November 2001 with a Bachelor of Engineering in Civil and Environmental Engineering. He then obtained a Master of Science in Environmental Engineering from the Imperial College of Science, Technology and Medicine, University of London in the United Kingdom in November 2002 and a Bachelor of Laws from the University of London as an external student in Hong Kong in August 2006. Mr. Samson Lee was registered as a Chartered Engineer of the Engineering Council UK in December 2008 and registered as a Chartered Civil Engineer and a member of the Institution of Civil Engineers in November 2008.

Mr. Sohrab Khan, age 50, was appointed as the Regional Business Development Director of our Company in May 2019. His duties include planning, developing and implementing current and new business as well as sales and marketing activities regionally, including supply chain, import/export monitoring; recruiting, managing and training staff in accordance with company procedures, policy and employment law in Hong Kong, China, Korea and Taiwan; providing analysis and continual development of distribution channel, including monitoring of financial information for sales and marketing department; and developing and maintaining brands, advertising and public relations. From approximately December 1, 2014, through April 30, 2019, Mr. Khan was the regional business development director for Joyspeed Global Cargo (China) Limited whereby his duties included launching and implementing new business and services regionally, managing internal communications and awareness of corporate direction and mission, analyzing and monitoring development of distribution channel, including financial information for sales and marketing strategy. Mr. Khan was also a General Manager/director in several other international companies where he performed duties including risk management, customer service, transport and warehousing, freight operations, sales and marketing and business development.

Mr. Khan earned a Bachelor of Arts from Peshawar University N.W.F.P. Pakistan.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee, and a nomination committee, each of which will operate pursuant to a charter adopted by our Board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board of Directors may also establish other committees from time to time to assist our Company and the Board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq Capital Market and SEC rules and regulations, if applicable. Upon our listing on Nasdaq Capital Market, each committee’s charter will be available on our website at http://www http://www.cglhkg.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Mr. Yee Shuen Wilson Wong, Ms. Cathine Chan, and Mr. Meyrick Ying Keung Wong, all of whom are our independent non-executive Directors, will serve on the audit committee, which will be chaired by Mr. Yee Shuen Wilson Wong. Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Meyrick Ying Keung Wong as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
●	reviewing earnings releases, and
●	Continuously engaging in the analysis of and review for potential cybersecurity risks as part of the company’s overall risk management program.

Compensation committee

Mr. Yee Shuen Wilson Wong, Ms. Cathine Chan, and Mr. Meyrick Ying Keung Wong, all of whom are our independent non-executive Directors, will serve on the compensation committee, which will be chaired by Ms. Cathine Chan. Our Board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy, and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board of Directors the compensation of our directors;
●	preparing the compensation committee report required by SEC rules, if and when required; and
●	reviewing and determining the necessity for recovery of certain incentive compensation previously paid to the Company’s officers and directors in the event of a restatement of the Company’s financial statements for any fiscal year.

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Nomination and Corporate Governance Committee

Mr. Yee Shuen Wilson Wong, Ms. Cathine Chan, and Mr. Meyrick Ying Keung Wong, all of whom are our independent non-executive Directors, will serve on the nomination committee, which will be chaired by Mr. Yee Shuen Wilson Wong. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;
●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;
●	developing, reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and
●	evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of NASDAQ Markets. The application of such exceptions requires that we disclose each NASDAQ Markets corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant NASDAQ Markets corporate governance standard. However, we currently follow the NASDAQ Markets corporate governance standards listed below with the exception of the independent directors regularly scheduling meetings with only the independent directors present:

●	the majority independent director requirement under Section 5605(b)(1) of the NASDAQ Marketplace Listing Rules;

●	the requirement under Section 5605(d) of the NASDAQ Marketplace Listing Rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the NASDAQ Marketplace Listing Rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the NASDAQ Marketplace Listing Rules; and

●	the requirement under Section 5605(b)(2) of the NASDAQ Marketplace Listing Rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Family Relationships

There are no family relationships or other arrangements or understandings between or among any of the directors, director nominees, executive officers, or other person pursuant to which such person was selected to serve as a director or officer, except for Mr. Jian who is a nephew of Mr. Byron Lee and a cousin of Mr. Samson Lee and who has also served as a director of Flying Fish (SH) since November 2004.

Board Diversity

While we do not have a formal policy on diversity, our board of directors considers diversity to include the skill set, background, reputation, type, and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our board of directors believes that diversity promotes a variety of ideas, judgments, and considerations to the benefit of our Company and shareholders.

Code of Conduct and Code of Ethics

As of the effective date of this registration statement of which this prospectus is a part, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.eglhkg.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers, and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ Marketplace Listing Rules.

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Compensation of Directors and Senior Management/Executive Personnel

Our directors and members of our senior management receive compensation in the form of salaries, allowances, bonuses, and other benefits-in-kind, including our contribution to the pension scheme. Our compensation committee determines the salaries of our directors and members of our senior management based on their qualifications, positions, and seniority.

Notwithstanding the below compensation table: (i) no remuneration was paid to our directors or the five highest paid individuals as an inducement to join, or upon joining, our Group; (ii) no compensation was paid to, or receivable by, our directors or past directors or the five highest paid individuals during the fiscal years ended September 30, 2024 and 2023 for the loss of office as director of any member of our Group or of any other office in connection with the management of the affairs of any member of our Group; and (iii) none of our directors waived any emoluments during the same period. Notwithstanding the below compensation table, no director has been paid in cash or shares or otherwise by any person either to induce him to become, or to qualify him as a director, or otherwise for service rendered by him in connection with the promotion or formation of us.

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended September 30, 2023, and 2024.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (HK’000)	Bonus (HK’000)	Other Compensation(1) (HK’000)
Lee Fook Chuen Byron, CEO, Chairman and Executive Director	2023	833	67	Nil
	2024	910	Nil	Nil

Jian Yibin, Executive Director	2023	297	22	Nil
	2024	541	69	Nil

Wong Yee Shuen Wilson, Independent Non-Executive Director(2)	2023	Nil	Nil	Nil
	2024	Nil	Nil	Nil

Cathine Chan, Independent Non-Executive Director(2)	2023	Nil	Nil	Nil
	2024	Nil	Nil	Nil

Meyrick Wing Keung Wong, Independent Non-Executive Director(2)	2023	Nil	Nil	Nil
	2024	Nil	Nil	Nil

Lee Wing On Samson, General Manager	2023	1,050	86	Nil
	2024	1,056	88	Nil

Khan Sohrab	2023	592	48	Nil
	2024	598	50	Nil

(1) Other compensation includes sales commission, allowances and any employer’s contribution social security.

(2) Mr. Wong, Ms. Chan and Mr. Wong were appointed as directors effective with the closing on this offering.

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Mandatory Provident Fund

The Mandatory Provident Fund (the “MPF”) is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Mandatory Provident Fund was implemented in December 2000 following the enactment of the Mandatory Provident Fund Schemes Ordinance on July 27, 1995. The MPF Schemes Authority (MPFA) is charged with supervising the provision of MPF schemes – it registers schemes and ensures that approved trustees administer schemes prudently, ensuring compliance including inspections, audits, and investigations.

The MPF system is mandatory for all employees in Hong Kong who have an employment contract of 60 days or more and also applies also to self-employed persons. Under the MPF, the choice of the scheme is the responsibility of the employer (for which the legislation defines three types): (i) master trust scheme; (ii) employer sponsored scheme; or (iii) industry scheme. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

CGL, one of our Operating Subsidiaries in Hong Kong, implemented an MPF with a major international assurance company to provide retirement benefits for its employees. All permanent full-time employees who joined CGL before December 2000 are eligible to join the MPF. Eligible employees of the MPF and the employer’s contributions to the MPF are both at 5% of the eligible employee’s monthly salary and are subject to a maximum mandatory contribution of HKD1,000 (US$128) monthly. The maximum mandatory contribution was increased to HK$1,250 (US$160) monthly started from June 1, 2012. The maximum mandatory contribution was increased to KJ$1,500 (US$192) per month starting from June 1, 2014.

Pursuant to the relevant PRC regulations, the Group is required to make contributions for each employee, at rates based upon the employee’s standard salary base as determined by the local social security bureau, to a defined contribution retirement scheme organized by the local social security bureau in respect of the retirement benefits for CGL’s employees in the PRC.

The contributions to the MPF are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). CGL’s total contributions to the MPF for fiscal years ended September 30, 2024, and 2023 amounted to approximately US$28,000 and US$39,000, respectively. CGL has no other obligation to make payments in respect of retirement benefits of the employees.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part (the “Effective Date”). The terms and conditions of each such Director’s Agreement are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote

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Under the Directors’ Agreements, the initial annual salary that is payable to each of our directors is as follows:

Meyrick Ying Keung Wong	US$	12,000
Cathine Chan	US$	12,000
Yee Shuen Wilson Wong	US$	12,000

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Employment Letters

On January 1, 2022, CGL entered into a letter agreement with Mr. Byron Lee pursuant to which Mr. Byron Lee would be designated the Chairman of the Company in accordance with the following terms and provisions: (i) payment of a monthly salary of HK$67,500 payable at the end of each month; and (ii) after the probationary period of two months, either party shall have the right to terminate the agreement by giving to the other party not less than one month’s notice in writing.

On January 1, 2015, CGL entered into a letter agreement with Mr. Jian Yibin pursuant to which Mr. Jian would be designated as the PRC Manager of the Company in accordance with the following terms and provisions: (i) payment of a monthly salary of HK$33,500 payable at the end of each month; and (ii) after the probationary period of two months, either party shall have the right to terminate the agreement by giving to the other party not less than one month’s notice in writing.

On September 15, 2009, CGL entered into a letter agreement with Mr. Samson Lee pursuant to which Mr. Samson Lee would be designated the General Manager in accordance with the following terms and provisions: (i) payment of a monthly salary of HK$18,000 and a housing allowance of HK$12,000 payable at the end of each month; and (ii) after 60 Days, CGL will provide provident fund scheme of 5% of monthly salary (with a maximum of HK$1,000).

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the board of directors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Consulting Agreement

On July 18, 2024 the Company appointed Fortuna Investment Holding Limited, a member of Minerva Group Holding Limited, as its Financial Consultant in relation to the Company’s IPO pursuant to which it is to be paid a fee of USD$268,000 together with reimbursement of out-of-pocket expenses.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers, directors as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Room 1805, 18/F, Tower 1, Ever Gain Plaza, 88 Container Port Road, Kwai Chung, New Territories, Hong Kong.

	Shares Beneficially Owned Before this Offering(1)		Shares Beneficially Owned after this Offering(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors:
Byron Lee (2)	15,000,000	100%	15,000,000	89.55%
Jian Yibin	-	-%	[●]	_	%
Yee Shuen Wilson Wong	-	-%	[●]	_	%
Cathine Chan	-	-%	[●]	_	%
Meyrick Ying Keung Wong	-	-%	[●]	_	%
All executive officers and directors as a group (5 persons)	15,000,000	100%	15,000,000	89.55%

5% Shareholders:
Fook Star	15,000,000	100.00%	15,000,000	89.55%

(1) Based on 15,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and 1,750,000 Ordinary Shares to be issued and outstanding immediately after the offering.

(2) Includes 15,000,000 Ordinary Shares owned of record by Fook Star that are beneficially owned by Mr. Byron Lee by virtue of his being the sole shareholder and a director of that company.

Immediately upon completion of this offering Fook Star will be the record owner of 89.55% of our outstanding Ordinary Shares. Fook Star is directly held as to 100% by Mr. Byron Lee, our Executive Director, Chairman and Chief Executive Officer. As a result, each of Fook Star and Mr. Byron Lee will be regarded as a controlling shareholder of our Company. Each of our Controlling Shareholders has confirmed that his/its, or any of their close associates, does not have an interest in a business, apart from our business, which competes or is likely to compete, either directly or indirectly, with our business.

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RELATED PARTY TRANSACTIONS

Related Parties

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

During six months ended March 31, 2025, FY2024, FY2023, and FY2022 we, including the Operating Subsidiaries, entered into the following transactions with our related parties:

Related party balances

The amount due from a director consists of the following:

Name	Relationship	Nature	March 31, 2025 (US$’000)	September 30, 2024 (US$’000)	September 30, 2023 (US$’000)	September 30, 2022 (US$’000)
Mr. Lee Fook Chuen Byron	Sole shareholder	Advanced to shareholder, interest free	-	586	1	(138)

The above amount is unsecured, non-interest bearing and repayable on demand.

Details of related party balances are summarized as follow:

The amounts due from related parties consist of the following:

	March 31, 2025	September 30, 2024	September 30, 2023	September 30, 2022
	(US$’000)	US$’000	US$’000	US$’000

Current asset
Fook Star International Holding Limited	3	3	2	-
SG Overseas Logistics Limited	442	-	-	-
Prominent Way Investment Limited	3	-	-	-

Non-current asset
Prominent Way Investment Limited	17	18	18	18

Amounts due from (to) related parties were interest-free, unsecured and due (repayable) on demand. The Company made (obtained) funds to (from) its related parties for business purposes.

Bank borrowings (Guarantees)

The related parties made the following guarantees to the Company in relation to all of the bank borrowings of the Group as of March 31, 2025, September 30, 2024, 2023 and 2022:

Bank Name	Drawdown Date	Due Date	Interest rate	Guarantee	Date of paid off	March 31, 2025 US$’000	September 30, 2024 US$’000	September 30, 2023 US$’000	September 30, 2022 US$’000
Bank of China*	April 28, 2023	April 27, 2024	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron	March 19, 2024		-	385	1,154
Bank of China**	December 1, 2020	November 30, 2025	2.5% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023		-	131	186
Bank of China***	June 3, 2020	June 2, 2025	2.5% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023		-	187	290
Bank of China****	January 15, 2025	July 14, 2025	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron	-	385	-	-	-

Bank of China*****	March 17, 2024	March 18, 2025	1-year loan prime rate issued from the National Interbank Funding Center (LPR) minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	March 17, 2025	-	427	-	-
Bank of China******	March 17, 2025	March 16, 2026	1-year LPR minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	412	-	-	-
Industrial Bank Co., Ltd.******	July 8, 2024	July 8, 2027	1-year LPR	Guarantee by Mr. Lee Fook Chuen Byron, and his spouse, Ms. Cheng Siu Nar and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	549	569	-	-
Short-term bank borrowing						1,346	996	703	1,630

* This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 10,000,000 since March 31, 2021 and fully repaid on March 19, 2024.

** This is a term loan agreement up to HKD 1,764,000. The Group utilized HKD 1,764,000 since December 1, 2020, and fully repaid on December 19, 2023.

*** This is a term loan agreement up to HKD 3,236,000. The Group utilized HKD 3,236,000 since June 3, 2020, and fully repaid on December 19, 2023.

**** This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 3,000,000 on January 15, 2025.

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***** This is a term loan agreement up to RMB 3,000,000. The Group utilized HKD 3,000,000 since March 18, 2024 and repaid RMB 3,000,000 on March 17, 2025.

****** This is a revolving term loan agreement up to RMB 7,600,000. The Group utilized RMB 3,000,000 at the inception date of March 17, 2025.

******* This is a term loan agreement up to RMB 4,000,000. The Group utilized HKD 4,000,000 since July 8, 2024 and repaid RMB10,000 on December 21, 2024.

The above bank borrowings were classified as current liabilities as they include a repayment-on-demand clause.

Interest expenses incurred from the bank borrowing were US$20,000, US$ 26,000, US$ 74,000 and US$ 46,000 for the six months ended March 31, 2025 and for the year ended September 30, 2024, 2023, and 2022, respectively, the interest expense represents the weighted average rate of 4.0%, 3.1%, 6.3% and 3.5% for the six months ended March 31, 2025 and for the year ended September 30, 2024, 2023 and 2022, respectively

Leases

With the exception of the guarantee made by the related parties to the Company and the guarantee provided by the Company to a related party as disclosed above, the Company entered into the rental agreements with the related parties for the offices premise situated in Hong Kong and PRC, as followings:

Office premise	Relationship with the lessor	Rental expenses for the six months ended March 31, 2025 (US$’000)	Rental expenses for the year ended September 30, 2024 (US$’000)	Rental expenses for the year ended September 30, 2023 (US$’000)	Rental expenses for the year ended September 30, 2022 (US$’000)
Guangzhou	Lessor is a company owned by Mr. Lee, sole shareholder	6	13	13	14
Qingdao	Lessor is Mr. Lee, sole shareholder	6	14	14	16
Shanghai	Lessor is a company owned by Mr. Lee, sole shareholder	18	36	37	40
Shenzhen	Lessor is Mr. Lee, and his spouse	24	48	49	53
Xiamen	Lessor is a company owned by Mr. Lee, sole shareholder	4	8	8	9
Hong Kong	Lessor is a company owned by Mr. Lee, sole shareholder	35	71	71	71
		93	190	192	203

The related party transactions are determined on an arm-length basis by reference to the market price of the comparable office premises.

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DESCRIPTION OF SHARE CAPITAL

A copy of our amended and restated memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles of Association”).

We are an exempted company incorporated with limited liability in the Cayman Islands, and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$30,300.00 divided into 303,000,000 shares of nominal or par value of US$0.0001 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board of Directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid-up on the shares in respect of which the dividend is paid, although no amount paid-up on a share in advance of calls shall for this purpose be treated as paid-up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid-up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board of Directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, installments or otherwise.

Where our Board of Directors or our Company in general meeting has resolved that a dividend should be paid or declared, our Board of Directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid-up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid-up in lieu of the whole or such part of the dividend as our Board of Directors may think fit.

Upon the recommendation of our Board of Directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid-up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board of Directors or our Company in general meeting has resolved that a dividend be paid or declared, our Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

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Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her/it, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board of Directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board of Directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants by post if such checks or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a check or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid-up or credited as paid-up on a share in advance of calls or instalments is treated for this purpose as paid-up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board of Directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board of Directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board of Directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board of Directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board of Directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

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Our Board of Directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid-up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board of Directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board of Directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board of Directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid-up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our Board of Directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board of Directors shall fix from the day appointed for payment to the time of actual payment, but our Board of Directors may waive payment of such interest wholly or in part. Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all, or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board of Directors may decide.

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If a member fails to pay any call or installment of a call on the day appointed for payment, our Board of Directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board of Directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board of Directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board of Directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our Board of Directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board of Directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified, or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our Board of Directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our Board of Directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our Board of Directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our Board of Directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of directors, which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of a smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation; (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq Capital Market listing rules in lieu of following home country practice after the closing of this offering.

Differences in Corporate Law

The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States, such as in the State of Delaware.

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	Cayman Islands	Delaware
Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease, or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●  the merger agreement does not amend in any respect its certificate of incorporation;

● each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

● either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

	A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

	Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, depending on the circumstances, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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	Cayman Islands	Delaware
The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.	A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties	As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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	Cayman Islands	Delaware
Shareholder Action by Written Consent	Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.	Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.	Under the Delaware General Corporation Law, holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

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	Cayman Islands	Delaware
Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years.

This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders	There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.	Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

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Data Protection in the Cayman Islands - Privacy Notice

This privacy notice explains the manner in which the Company collects, processes, and maintains personal data about investors of our Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time, and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

By virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on Nasdaq, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 16,750,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 17,012,500 Ordinary Shares outstanding if the over-allotment option is exercised in full.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act, or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect the prevailing market prices of our Ordinary Shares. While we intend to apply for the listing of our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

Our directors, officers, and holders of 5% of our outstanding Shares have agreed with the underwriters, for a period of six months after the date of this prospectus, subject to certain exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company.

In addition, the Company has further agreed for a period of three months after the date of this prospectus, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to its Resale Registration Statement. See “Underwriting - Lock-Up Agreements.”

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Appleby, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that is converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a PFIC if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares); and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares; and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC, and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

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Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non-resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any), and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006, in Hong Kong. No Hong Kong estate duty is payable, and no estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

150

UNDERWRITING

We will enter into an underwriting agreement with Revere Securities LLC, or the Representative, acting as the lead or managing underwriter with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriters, and each underwriter named below will severally agree to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Revere Securities LLC
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters will be obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters will not be required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 262,500 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts, and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

151

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 8% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Public offering price	US$	4.00	US$	4.00	US$	4.00
Underwriting discounts and commissions to be paid by us:	US$	0.32	US$	560,000	US$	644,000
Proceeds, before expenses, to us	US$	3.68	US$	6,440,000	US$	7,406,000

In connection with and upon closing of the offering contemplated herein, we will also pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares.

Additionally, we have agreed to pay to Revere one hundred thousand dollars (US$100,000) (the “Advance”) with thirty-five thousand dollars (US$35,000) payable upon the execution of the engagement letter by and between Revere and us (the “Engagement Letter”) and sixty-five thousand dollars (US$65,000) due and payable upon receiving verbal no-comments from the SEC regarding the Company’s latest registration statement as an advance against actual out-of-pocket expenses not to exceed two hundred twenty-five thousand dollars (US$225,000). Revere shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred in accordance with FINRA Rule 5110(g)(4).

We have agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering subject to a cap of US$225,000 as set forth above, including, but not limited to: (a) the costs of preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as Revere may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as Revere may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by Revere; (d) the fees of counsels and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the Company’s transfer agent; and (f) fees, if necessary, associated with translation services.

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions, will be approximately US$1,613,261

152

Indemnification; Indemnification Escrow

We and the Selling Shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The Company has agreed to set up an escrow account with a third-party escrow agent in the United States and will fund such account with US $200,000 that may be utilized by the underwriters to fund certain indemnification obligations of the Company to the underwriters and other indemnified persons as described herein and in the Underwriting Agreement, arising during the 12-month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in low-risk investments (e.g. bonds, mutual funds, money market funds, etc.). All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Right of First Refusal

The Company and Revere agree that for a period of twelve (12) months from the closing of the Offering, the Company grants Revere the right of first refusal (provided the Offering is completed) to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents which is exercisable in Revere’s sole discretion.

Lock-Up Agreements

We and our directors, officers, and holders of more than five percent (5.0%) of our outstanding Ordinary Shares, as of the effective date of the registration statement (and all holders of securities exercisable for or convertible into Ordinary Shares) shall enter into customary “lock-up” agreements in favor of Revere pursuant to which our directors, officers, and holders of more than five percent (5.0%) of our outstanding Ordinary Shares shall agree, for a period of six (6) months from the date of the offering, and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Nasdaq Capital Market Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “CGL”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

153

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S., and the public offering price for our Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell nor a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

154

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, Nasdaq Capital Market listing fee and the FINRA filing fee, all amounts are estimates.

SEC registration fee	$2,070
Nasdaq capital market listing fee	50,000
FINRA filing fee	7,500
Legal fees and expenses	405,000
Underwriter’s expenses(1)	295,000
Accounting Fees and Expenses	505,000
Printing and engraving expenses	20,000
Financial Consulting Fee – Fortuna Investment Holding Limited	268,000
Miscellaneous expenses	60,691
Total	$1,613,261

(1)	Includes an Accountable Expense allowance not to exceed US$225,000 and Non-Accountable Expenses equal to 1% of the actual amount of the Offering excluding the over-allotment option’.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Schlueter & Associates, P.C. The underwriters are being represented by Sullivan & Worchester LLP with respect to certain legal matters as to United States federal securities laws. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Appleby, our counsel as to Cayman Islands law. Certain legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co, our counsel as to Hong Kong law. Certain legal matters as to PRC law will be passed upon for us by PacGate Law Office, our counsel as to PRC law. Schlueter & Associates, P.C. may rely upon Appleby, with respect to matters governed by Cayman Islands law, SH Wong & Co with respect to matters governed by Hong Kong law and PacGate Law Office with respect to matters governed by PRC law. Sullivan & Worchester LLP may rely upon SH Wong & Co with respect to matters governed by Hong Kong law, PacGate Law Office with respect to matters governed by PRC law and Appleby with respect to matters governed by Cayman Islands law.

155

CHANGE IN ACCOUNTANTS

JP Centurion & Partners PLT (“JPC”) audited and issued clean audit opinions on the Company’s financial statements as of and for the years ended September 30, 2021 and 2020. In the course of responding SEC’s comments on the Company’s financial statements as of and for the years ended September 30, 2021 and 2020; and the conduct of audit on the Company’s financial statements as of and for the year ended September 30, 2022, JPC submitted a resignation letter (“Resignation Letter”) to the Company on June 23, 2023 without any formal communications with the Directors of the Company in advance.

In the Resignation Letter, JPC stated that (1) it observed that significant difficulties encountered during the audit including but not limited to significant delays by management, the unavailability of company personnel, unwillingness by management to provide information needed for the audit, an unreasonably brief time within which to complete the audit, unexpected extensive effort to obtain sufficient appropriate audit evidence, unreasonable management restrictions on the conduct of the audit, management’s unwillingness to make or extend its assessment of the Company’s ability to continue as a going concern. (2) JPC observed that disagreements with management about matters, while those matters were not stated by JPC in the Resignation Letter. (3) JPC observed and unable to determine that the uncorrected misstatements or matters could potentially cause future period financial statements to be materially misstated, even if JPC had concluded that the uncorrected misstatements were immaterial to the financial statements under audit. Also, JPC observed and unable to determine that management has adequately discussed with the audit committee on the basis for the determination that the uncorrected misstatements were immaterial. (4) JPC observed the quality of the Company’s financial reporting and the qualitative aspects of the Company’s significant accounting policies and practices, including situations in which identified bias in management’s judgments about the amounts and disclosures in the financial statements.

The Directors confirm that the above observations by JPC were not formally or informally communicated by JPC to the Directors prior to its tender of the Resignation Letter. The Directors confirm that JPC is not willing to communicate with the Company subsequent to the date of Resignation Letter. In the circumstances that JPC issued clean audit opinions on the Company’s financial statements as of and for the years ended September 30, 2021 and 2020, the Directors firmly believe that the above observations by JPC are inconsistent with its audit opinions issued, and therefore misrepresentative.

On August 14, 2024, the Company appointed PKF Littlejohn LLP as the Company’s auditor.

EXPERTS

The financial statements as of September 30, 2024, and 2023 included in this prospectus have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

156

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

157

FINANCIAL STATEMENTS

CGL LOGISTICS HOLDINGS LIMITED AND SUBSIDARIES

CONSOLIDATED FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of CGL Logistics Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of CGL Logistics Holdings Limited (the “Company”) as of September 30, 2024 and 2023, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and statements of cash flows for each of the two-year period ended September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor are we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP
London, UK
May 29, 2025

PCAOB ID: 2814

We have served as the Company’s auditor since August 14, 2024.

F-2

CGL LOGISTICS HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of September 30,
	2024	2023
	US$’000	US$000
ASSETS
Current assets:
Cash and cash equivalents	3,205	2,230
Accounts receivable, net	7,248	4,246
Contract asset	1,871	1,343
Contract cost	633	370
Prepayments, deposits and other receivables	1,136	1,783
Amounts due from related parties	3	2
Amount due from a director	586	1
Total current assets	14,682	9,975

Non-current assets:
Right of use assets	726	748
Property and equipment, net	114	151
Deferred tax assets	416	381
Deposits	7	-
Amount due from a related party	18	18
Total non-current assets	1,281	1,298

TOTAL ASSETS	15,963	11,273

Current liabilities:
Accounts payable	5,756	4,606
Other payables and accrued liabilities	434	327
Contract liabilities	358	244
Tax payables	2,833	1,994
Operating lease liabilities – current	156	160
Bank borrowings - current	996	703
Total current liabilities	10,533	8,034

Non-current liabilities:
Operating lease liabilities – non-current	579	590
Deferred tax liabilities	136	136
Total non-current liabilities	715	726

TOTAL LIABILITIES	11,248	8,760

Commitments and contingencies (Note 15)

Shareholders’ equity:
Ordinary shares, US$0.0001 par value; 303,000,000 shares authorize, 15,000,000 shares issued and outstanding as of September 30, 2024, and 2023	2	2
Additional paid-in capital	48	48
Accumulated other comprehensive losses	(411)	(517)
Statutory reserve	806	806
Retained earnings	4,270	2,174
Total shareholders’ equity	4,715	2,513
Non-controlling interests	-	-
TOTAL EQUITY	4,715	2,513
TOTAL LIABILITIES AND EQUITY	15,963	11,273

F-3

CGL LOGISTICS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the year ended September 30,
	2024	2023
	US$’000	US$’000
REVENUE	31,809	20,870

COST AND EXPENSES
Cost of revenue	(25,825)	(16,745)
General and administrative expense	(3,918)	(5,294)

Total cost and expenses	(29,743)	(22,039)

INCOME (LOSS) FROM OPERATIONS	2,066	(1,169)

OTHER INCOME AND EXPENSES
Other income and gain, net	863	840
Interest expense	(48)	(78)

INCOME (LOSS) BEFORE INCOME TAX	2,881	(407)

Income tax expense	(785)	(348)

NET INCOME (LOSS)	2,096	(755)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Owner of the Company	2,096	(580)
Non-controlling interest	-	(175)
	2,096	(755)
OTHER COMPREHENSIVE INCOME
Foreign currency translation	106	(252)

TOTAL COMPREHENSIVE INCOME	2,202	(1,007)

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owner of the Company	2,202	(832)
Non-controlling interest	-	(175)
	2,202	(1,007)
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted (number of shares)	15,000,000	15,000,000

Net Income (loss) per share attributable to ordinary shareholders
Basic and diluted (in US$)	0.14	(0.04)

F-4

CGL LOGISTICS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

(Amounts in U.S. dollar and in thousands, except for number of shares)

	Ordinary	Amount	Additional paid in capital	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total shareholder equity	Non-controlling interests	Total
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

As of October 1, 2022	15,000,000	2	48	(265)	800	2,760	3,345	24	3,369

Net loss for the year	-	-	-	-	-	(580)	(580)	(175)	(755)
Disposal of a subsidiary	-	-	-	-	-	-	-	151	151
Foreign currency translation	-	-	-	(252)	-	-	(252)	-	(252)
Transfer to statutory reserve	-	-	-	-	6	(6)	-	-	-
As of September 30, 2023	15,000,000	2	48	(517)	806	2,174	2,513	-	2,513

Net income for the year	-	-	-	-	-	2,096	2,096	-	2,096
Foreign currency translation	-	-	-	106	-	-	106	-	106

As of September 30, 2024	15,000,000	2	48	(411)	806	4,270	4,715	-	4,715

F-5

CGL LOGISTICS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in U.S. dollars and in thousands, except for number of shares)

	For the year ended September 30,
	2024	2023
	US$’000	US$’000
Cash flows from operating activities

Income (loss) before income tax	2,881	(407)

Adjustments to reconcile net income to net cash provided by operating activities
Provision for credit losses	210	1,029
Depreciation of property and equipment	47	58
Loss on disposal of a subsidiary	-	101
Change in operating assets and liabilities:
Operating lease right-of-use assets	28	(580)
Accounts receivable	(3,126)	214
Prepayments, deposits and other receivables	651	(1,026)
Contract asset	(499)	1,246
Contract cost	(253)	183
Amount due to related parties	(1)	(19)
Operating lease liabilities	(20)	580
Contract liabilities	105	71
Trade payable	1,091	(607)
Other payables and accrued liabilities	100	(252)
Tax paid	(10)	(251)
Net cash generated from operating activities	1,204	340

Cash flow from investing activities
Purchase of equipment	(10)	(65)
Disposal of a subsidiary	-	(157)
Advance to a director	(1,417)	(1)
Repayment from a director	832	-
Net cash used in investing activities	(595)	(223)

Cash flow from financing activities
Proceeds from bank borrowings	1,551	513
Repayment to bank borrowings	(1,280)	(1,439)
Net cash generated from/(used in) financing activities	271	(926)

Net increase/(decrease) in cash and cash equivalents	880	(809)
Effect of exchange rate change on cash	95	(71)
Cash and cash equivalents at the beginning of the year	2,230	3,110
Cash and cash equivalents at the end of the year	3,205	2,230

Supplemental cash flow information:
Cash paid for interest expense	26	74
Cash paid for income taxes	10	251

Supplemental schedule of non-cash investing and financing activities:
Right-of-use assets obtained in exchange of new operating lease liabilities	175	724

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of business and organization

CGL Logistics Holdings Limited (the “Company”) and its subsidiaries (collectively referred as “CGL Group” or “Group”) primarily engaged in the provision of freight forwarding and agency logistics services.

CGL Logistics Holdings Limited is an investment holding company incorporated in the Cayman Islands on 3 March 2022. The Company has no substantive operations other than holding the equity interest in CGL Holding Limited and China Global Lines Holdings Limited.

Reorganization

Reorganization structure of the Group was completed on June 9, 2022. The reorganization involved the incorporation of the Company and the transfer of all equity ownership of CGL Holding Limited and China Global Lines Holding Limited from the former shareholder. After the reorganization, the controlling shareholder of the Company is the same as for CGL Holding Limited and China Global Lines Holding Limited. The Company and its subsidiaries are effectively controlled by the same shareholder before and after the reorganization, as such the reorganization was accounted for under common control.

Note 2 Summary of significant accounting policies

Basis of preparation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP “).

Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated between the Company and its subsidiaries upon combination.

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

F-7

The accompanying consolidated financial statements reflect the activities of the Company and each of the following subsidiaries:

Name of subsidiaries	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of September 30, 2024	Effective ownership as of September 30, 2023
CGL Holding Limited	British Virgin Islands (“BVI”)	November 19, 2008	Investment holding	100%	100%
China Global Lines Holding Limited	BVI	November 16, 2016	Investment holding	100%	100%
CGL Flying Fish Logistics (Shanghai) Limited (“CGLSH”)	The Peoples’s Republic of China (“PRC”)	November 30, 2004	Provision of freight forwarding and agency logistics services, situated in PRC	100%	100%
China Global Lines Limited (“CGL”)	Hong Kong (“HK”)	October 24, 1996	Provision of freight forwarding and agency logistics services, situated in HK	100%	100%
CGL Flying Fish Logistics (Beijing) Limited	PRC	September 8, 2021	Provision of freight forwarding and agency logistics services, situated in PRC	100%	100%

All ownership of the entities comprising the Group reflected above are held by direct equity interests and there is no contractual arrangement, i.e. variable interest entity arrangement comprising the Group.

Business combinations and non-controlling interests

Except for the reorganization accounted for under common control, the Group accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Group and equity instruments issued by the Group. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Group may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

For the Group’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company.

F-8

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Group’s consolidated financial statements include percentage of service income recognized, useful lives of property and equipment and right of use assets, impairment of long-lived assets and allowance for credit losses. Actual results could differ from these estimates

Foreign currency translation and transaction

The functional currencies of the Group are the local currency of the country in which the subsidiaries operate. The reporting currency of the Group is the United States Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency in the consolidated statement of income and comprehensive income.

The functional currency of the Company is US$. The functional currency of CGL is the Hong Kong dollar (“HK$”). The Company’s subsidiaries with operations in the PRC use the local currency, Renminbi (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiaries using HK$ as functional currency, the Company’s assets and liabilities are expressed in US$ at the exchange rate of 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong.

For the purpose of presenting these financial statements of subsidiaries using RMB as functional currency, the Group’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.0251 and 7.2632 as of September 30, 2024 and 2023, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 7.1856 and 7.0488 for the years ended September 30, 2024 and 2023, respectively.

Cash

Cash comprises of cash at banks and on hand. Cash was held in accounts at financial institutions located in Hong Kong and the PRC. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

F-9

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors including historical experience, ageing of accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss.

Prepayments and deposits

Prepayments and deposits are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided, or amounts made to the Group’s landlord. These amounts are refundable and bear no interest. Prepayments and deposits are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Other receivables

Other receivables primarily include short-term interest-bearing advances made to third parties. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Leasehold improvement	5 years
Computer and office equipment	3-5 years
Motor vehicle	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to profit or loss as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. The Group has elected not to recognize right-of-use asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

F-10

Bank borrowings

Bank borrowings are recognized initially at fair value, net of incidental fees. Incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Commitments and contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, lawsuits, and tax disputes. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred, and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. As of September 30, 2024, and 2023, the Group had no such potential material loss contingency. For other commitments and contingencies, please refer to Note 15 for more details.

Impairment of long-lived assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets, if applicable, based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended September 2024 and 2023, no impairment of long-lived assets was recognized.

Fair Value Measurement

The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

The Group follows the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

F-11

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at carrying values, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

The fair value of the Company’s long-term debts approximated the carrying value as at September 30, 2024, and 2023, as the weighted average interest rate on these long-term debt approximates the market rate for similar debts.

Revenue Recognition

The Group generates revenues from the provision of freight forwarding and agency services. The Group accounts for recognition of revenues under ASC 606 “Revenue from Contracts with Customers”.

The core principle underlying ASC 606 is that the Group will recognize revenue to represent the transfer of services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of services transfers to a customer.

The Group generates majority of its revenue from provision of freight forwarding services. The Group enters into distinct contract with each customer for the provision of freight forwarding services. Under each contract, the Group obtains control of the services to transport the customer’s goods, cargos or project components from one point to another and to provide pick-up services, warehousing services and/or customs clearance/declaration services as instructed by the customer. The Group commits direct responsibilities to the customer, notwithstanding there are involvement of other freight forwarders/carriers and services providers. These services are usually a distinct bundle of services without other specified services to be provided and are considered to represent one single performance obligation satisfied over the period that services are provided to the customer.

In our provision of freight forwarding services, the customers simultaneously receive and consume the benefits provided by the Group’s performance as the Group performs, thus performance obligation is satisfied over time. The progress towards complete satisfaction of performance obligation is measured based on the progress, i.e. time elapsed, of each shipment from the time of acceptance of the goods to the delivery to the final destination. In very rare circumstances we are requested by customers to arrange third party warehouse services during a shipment of goods, of which storage of goods in the warehouses are within one to two days, such days of storage in warehouses are estimated into the time of travel. Customs clearance/declaration, if requested by customers, are usually completed on the day of shipment when the goods arrive the destination. The Group considers the output selected directly reflects the value provided to the customers and is objectively measurable, it is therefore considered the output method used provide a faithful depiction of the transfer of services.

The Group generally acts as the principal for freight forwarding services and such revenues are primarily recorded on a gross basis. When the Group is the principal in a transaction, it has critically determined that it is in control of the services, including establishing the transaction price, managing all aspects of the shipments process, directing third party freight forwarders/carriers and is primarily responsible for fulfilling the promise to provide the shipment and bearing the risk of loss of any damages or loss of goods to the customers.

On some occasions, the Group receive requests from customers to lodge bookings with shipping liners/airlines/train operators on their behalf while the Group only act as an agent without entering into the house bills with customers. Under such arrangement, the Group is neither primarily responsible for fulfilling the promise to the customers nor primarily responsible for the risk of loss of any damages or loss of goods. The Group would provide limited assistance to the customers to look after their loading of goods to the departure ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at departures.

On some occasions, the Group receive requests from overseas freight forwarding companies to refer service providers to provide certain ancillary services like pick-up services, warehousing services and/or customers clearance/declaration services in Hong Kong and the PRC. Under such arrangement, the Group is not able to direct the third-party service providers in their provision of the ancillary services, in addition the Group is neither primarily responsible for fulfilling the promise to the overseas freight forwarding companies nor primarily responsible for the risk of loss of any damages or loss of goods. The Group act as an agent to assign the tasks to other services providers, and the Group would provide limited monitoring assistance when the goods of the freight forwarding companies loaded to the arrival ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at arrivals.

Interest income from banks is recognized when received.

Contract assets and liabilities

Contract assets are unbilled amounts resulting from in-transit transportations, as the Group can only have the unconditional right to payment once a transportation has been completed. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors including historical experience, ageing of balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss. As of September 30, 2024, and 2023, the Group recognized contract assets of US$1,871,000 and US$1,343,000, respectively.

Contract liabilities are recognized for contracts where payment has been received in advance of the transfer of service. As of September 30, 2024, and 2023, the Group recognized contract liabilities of US$358,000 and US$244,000, respectively.

Contract costs

Contract costs are the assets recognized from the costs incurred to obtain or fulfill a contract with a customer. As of September 30, 2024, and 2023, the Company recognized contract costs of $633,000 and $370,000, respectively.

F-12

Cost of revenue

The cost of revenue primarily consists of the air freight, shipment costs, rail costs and the trucking expense incurred to transport customers’ goods to specified destinations.

Employee benefit

The Group operates a defined contribution Mandatory Provident Fund retirement benefit scheme (the “MPF Scheme”) under the Mandatory Provident Fund Schemes Ordinance in Hong Kong for all of its employees in Hong Kong. Contributions are made based on a percentage of the employees’ basic salaries and are charged to the statement of profit or loss as they become payable in accordance with the rules of the MPF Scheme. The assets of the MPF Scheme are held separately from those of the Group in an independently administered fund. The Group’s employer contributions vest fully with the employees when contributed into the MPF Scheme.

Hong Kong employees that have been employed continuously for at least five years are entitled to long service payments in accordance with the Hong Kong Employment Ordinance under certain circumstances. These circumstances include where an employee is dismissed for reasons other than serious misconduct or redundancy, that employee resigns at the age of 65 or above, or the employment contract is of fixed term and expires without renewal. The amount of Long Service Payment (“LSP”) payable is determined with reference to the employee’s final salary (capped at HK$22,500) and the years of service, reduced by the amount of any accrued benefits derived from the Group’s contributions to MPF scheme, with an overall cap of HK$390,000 per employee. Currently, the Group does not have any separate funding arrangement in place to meet its LSP obligation.

In June 2022, the Government gazetted the Amendment Ordinance, which will eventually abolish the statutory right of an employer to reduce its LSP payable to a Hong Kong employee by drawing on its mandatory contributions to the MPF scheme. The Government has subsequently announced that the Amendment Ordinance will come into effect from the Transition Date i.e. 1 May 2025. Separately, the Government has also introduced a subsidy scheme to assist employers after the abolition.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the LSP in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the LSP in respect of the employee’s service up to that date; in addition, the LSP in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date.

The Group has determined that the Amendment Ordinance has no material impact on the Group’s LSP liability with respect to employees in Hong Kong.

The employees of the Group’s subsidiaries which operate in Mainland China are required to participate in a central pension scheme operated by the local municipal government. These subsidiaries are required to contribute 23% to 39% of their payroll costs to the central pension scheme. The contributions are charged to the statement of profit or loss as they become payable in accordance with the rules of the central pension scheme.

Income taxes

The Group accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Group recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax liabilities (if any) in interest expenses and administrative expenses, respectively.

Related parties and transactions

The Group identifies related parties, accounts for, and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Group has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC 850 does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure. See Note 10 to the consolidated financial statements for further details.

F-13

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the owners of the Company divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended September 30, 2024, and 2023, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Group has accumulated loss from prior periods, the Group is able to use the current period net income after tax to offset against the accumulate loss.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Group’s business segments.

The Group’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who is responsible for the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance. The Group has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Group does not provide additional segment reporting in these accompanying notes.

F-14

Recent issued Accounting Pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jump start Our Business Start-ups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Group’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group is currently in the process of evaluating the disclosure impact of adopting ASU 2023-07.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Group is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s balance sheets, statements of operations and comprehensive loss and statements of cash flows.

F-15

Concentrations of Risks

(a) Foreign currency risk

A majority of the Group’s revenue and expense transactions are denominated in functional currency of its subsidiaries.

For the Hong Kong operation, as the HK dollar is pegged to the USD since 1983, and since May 2005, the USD 1 is within the range of HKD 7.75 to HKD 7.85. The management considered that the foreign currency risk for Hong Kong dollar is limited under the pegging arrangement.

For the PRC operations, the RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the US$ may affect the Group’s financial results reported in the US$ terms without giving effect to any underlying changes in the Group’s business or results of operations. Remittances in currencies other than RMB by the Group in PRC must be processed through the PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Group is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the US$ and RMB. If the RMB depreciates against the US$, the value of RMB revenues, earnings and assets as expressed in US$ financial statements will decline. The Group has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Concentration of Credit risk

Financial instruments that potentially subject the Group to a significant concentration of credit risk consist primarily of cash. As of September 30, 2024, and 2023 substantially all of the Group’s cash were held by major financial institutions located in Hong Kong and the PRC, which management believes are of high credit quality. For the credit risk related to accounts receivable, the Group performs ongoing credit evaluations of its customers. The Group establishes an allowance for doubtful accounts based upon past events, current conditions, estimates about the future, factors surrounding the credit risk of specific customers and other information. Significant events or conditions that affect the current estimate but were not contemplated or relevant during a previous period. The changes in the factors that may influence management’s current estimate of expected credit losses.

(c) Customer concentration risk

For the year ended September 30, 2024, three customers accounted for 13.3%, 5.7% and 5.3% of the Group’s total revenues. For the year ended September 30, 2023, one customer accounted for 9.0% of the Company’s total revenues. No other customer accounts for more than 5% of the Company’s revenue for the years ended September 2024 and 2023, respectively.

As of September 30, 2024, five customers accounted for 17.2%, 14.8%, 7.5%, 6.0% and 5.5% of the total balance of accounts receivable. As of September 30, 2023, four customers accounted for 22.0%, 17.3%, 11.6% and 10.1% of the total balance of accounts receivable. No other customer accounts for more than 5% of the Company’s accounts receivable as of September 30, 2024, and 2023, respectively.

F-16

(d) Vendor concentration risk

For the year ended September 30, 2024, two vendors accounted for 13.9% and 5.6% of the Group’s total cost of sales. For the year ended September 30, 2023, two suppliers accounted for 22.3% and 7.1% of the Group’s total cost of sales. No other vendors account for more than 5% of the Group’s total cost of sales for the years ended September 30, 2024, and 2023, respectively. As of September 30, 2024, three vendors accounted for 45.9%, 6.9% and 6.0% of the total balance of accounts payable. As of September 30, 2023, two vendors accounted for 43.7% and 9.3% of the total balance of accounts payable. No other vendors account for more than 5% of the Company’s accounts payable as of September 30, 2024, and 2023, respectively.

Note 3 Accounts receivable, net

Accounts receivable, net consist of the following:

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Accounts receivable	8,945	5,746
Allowance for doubtful accounts	(1,697)	(1,500)
Total accounts receivable, net	7,248	4,246

Movements of allowance for doubtful accounts are as follows:

Beginning balance	1,500	452
Provision	301	1,071
Reversal	(104)	(23)
Ending balance	1,697	1,500

Note 4 Prepayment, deposit and other receivables

Prepayment, deposit and other receivables consist of the following:

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Deposit	293	302
Prepayment	60	139
Loan receivables	695	1,214
Other receivables, net	95	128
	1,143	1,783
Non-current portion - Deposits	(7)	-
Current portion	1,136	1,783

Note 5 Property and equipment, net

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Leasehold improvement	69	69
Computer and office equipment	519	505
Sub-total	588	574
Less: accumulated depreciation	(474)	(423)
Property and equipment	114	151

Depreciation expenses recognized for the year ended September 30, 2024, and 2023 were $47,000 and $58,000, respectively.

F-17

Note 6 Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Accrued expenses	137	156
Other payables	297	171
	434	327

Note 7 Contract assets and contract liabilities

When the Group provides freight forwarding services in advance of receiving consideration, unbilled amounts resulting from in-transit transportation would be recognized as contract assets as the Group can only have the unconditional right to payment once a transportation has been completed. As of September 30, 2024, and 2023, the Group had contract assets of $1,871,000 and $1,343,000, respectively. The amounts of contract assets that are expected to be recovered within one year.

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Contract assets	1,901	1,363
Allowance for doubtful accounts	(30)	(20)
Total contract assets, net	1,871	1,343

As of September 30, 2024, and 2023, the Group had contract liabilities of $358,000 and $244,000, respectively. Certain transportation service contracts would require the customer to pay a portion of the total price before services are rendered. These advance payments from customers for services to be performed in the future are recognized as contract liabilities, and the Group reduces such liabilities and recognizes revenues after it fulfills pertinent performance obligations, usually within one year.

The movement of contract liabilities was as follows:

	September 30, 2024	September 30, 2023
	US$’000	US$’000
Balance at the beginning of year	244	179
Advances received from customers	358	244
Amount recognized as revenue during the year	(244)	(179)
Exchange realignment	-	-
Balance at the end of year	358	244

F-18

Note 8 Credit facilities

Bank borrowings

Summary of outstanding bank borrowings as of September 30, 2024, and 2023 consisted of the following:

Bank Name	Drawdown Date	Due Date	Interest rate	Guarantee	Date of paid off	September 30, 2024 US$’000	September 30, 2023 US$’000
Bank of China*	April 28,2023	April 27, 2024	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron	March 19, 2024	-	385
Bank of China**	December 1, 2020	November 30, 2025	2.5% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023	-	131
Bank of China***	June 3, 2020	June 2, 2025	2.5% below Prime rate	Guarantee by Mr. Lee Fook Chuen Byron	December 19, 2023	-	187

Bank of China****	March 17, 2024	March 18, 2025	1-year loan prime rate issued from the National Interbank Funding Center (LPR) minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	427	-
Industrial Bank Co., Ltd.*****	July 8, 2024	July 8, 2027	1-year LPR	Guarantee by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	569	-
Short-term bank borrowing						996	703

* This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 10,000,000 since March 31, 2021, and fully repaid on March 19, 2024.

**This is a term loan agreement up to HKD 1,764,000. The Group utilized HKD 1,764,000 since December 1, 2020, and fully repaid on December 19, 2023.

*** This is a term loan agreement up to HKD 3,236,000. The Group utilized HKD 3,236,000 since June 3, 2020, and fully repaid on December 19, 2023.

**** This is a term loan agreement up to RMB 3,000,000. The Group utilized HKD 3,000,000 since March 18, 2024.

***** This is a term loan agreement up to RMB 4,000,000. The Group utilized HKD 4,000,000 since July 8, 2024.

The above bank borrowings were classified as current liabilities as they include a repayment-on-demand clause.

Interest expense incurred from the bank borrowing were USD 26,000 and USD 74,000 for the year ended September 30, 2024, and 2023, respectively, the interest expense represents the weighted average rate of 3.1% and 6.3% for the year ended September 30, 2024, and 2023, respectively

F-19

Note 9 Leases

The Group entered into leases for offices space located in HK and all PRC offices, including Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen.

As of September 30, 2024, and 2023, the Group’s operating lease has an average remaining lease term of 2.06 year and 2.49 years, respectively. As of the same date, the Group’s operating leases had a weighted average discount rate of 3% and 3%, respectively. Future lease payments as of September 30, 2024, and 2023 are as follows:

	September 30, 2024 US$’000	September 30, 2023 US$’000
Within 1 year	176	180
After 1 year but within 2 years	120	104
After 2 years but within 5 years	228	212
After 5 years	283	354
Future minimum operating lease payment	807	850
Less: imputed interest	(72)	(100)
Total operating lease liability	735	750
Less: Current portion	(156)	(160)
Non-current portion	579	590

The depreciation of right of use assets of the Group for the years ended September 30, 2024, and 2023 were USD 202,000 and USD 144,000, respectively. The finance cost recognized in relation to the leases for the years ended September 30, 2024, and 2023 were USD22,000 and USD 4,000, respectively.

Note 10 Related party balances and transactions

Related party balances

The amount due from a director consists of the followings:

Name	Relationship	Nature	September 30, 2024 (US$’000)	September 30, 2023 (US$’000)
Mr. Lee Fook Chuen Byron	Sole shareholder / director	interest free advance	586	1

The above amount represents unsecured, non-interest-bearing advance provided to Mr. Lee which is repayable on demand. On March 31, 2025, the Company set off the amount due from Mr. Lee against a dividend declared to him.

Details of related party balances are summarized as follow:

Amounts due from related parties

	September 30, 2024	September 30, 2023
	US$’000	US$’000

Current asset
Fook Star International Holding Limited	3	2

Non-current asset
Prominent Way Investment Limited	18	18

Amounts due from (to) related parties were interest-free, unsecured and due (repayable) on demand. The Group made (obtained) funds to (from) its related parties for business purposes.

F-20

Related party transaction (Guarantee)

The related parties made guarantees to the Group in relation to all the bank borrowings of the Group. Please refer to the Note 8 for the detail of each guarantee made by the related parties to the Group as of September 30, 2024, and 2023.

Related party transaction

With the exception of the guarantee made by the related parties to the Group, the Group entered into the rental agreements with the related parties for the offices premise situated in Hong Kong and PRC, as followings:

Office premise	Relationship with the lessor	Rental expenses for the year ended September 30, 2024, (US$’000)	Rental expenses for the year ended September 30, 2023, (US$’000)
Guangzhou	Lessor is a company owned by Mr. Lee, sole shareholder	13	13
Qingdao	Lessor is Mr. Lee, sole shareholder	14	14
Shanghai	Lessor is a company owned by Mr. Lee, sole shareholder	36	37
Shenzhen	Lessor is Mr. Lee, and his spouse	48	49
Xiamen	Lessor is a company owned by Mr. Lee, sole shareholder	8	8
Hong Kong	Lessor is a company owned by Mr. Lee, sole shareholder	71	71
		190	192

The related party transactions are determined on an arm-length basis by reference to the market price of the comparable office premises.

Note 11 Employee benefits government plan

The Group participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement; medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Revenue and segment information

The Group follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Mr. Lee, the Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the management’s assessment on the type of services provided, the Group determined that it has only one operating segment which is the provision of freight forwarding and agency services and therefore one reportable segment as defined by ASC 280. The single segment represents the Group’s core business of providing (i) air freight services; (ii) sea freight services; (iii) rail freight; and (iv) agency services to its customers in Hong Kong and China.

The following table presents revenue by geographic locations for the years ended September 30, 2024, and 2023, respectively:

	For the year ended September 30,
	2024	2023
	US$’000	US$’000
Hong Kong	23,000	9,132
PRC	8,809	11,738
	31,809	20,870

F-21

The following table presents revenue by major revenue type for the years ended September 30, 2024, and 2023, respectively:

	For the year ended September 30,
	2024	2023
	US$’000	US$’000
Air freight	2,661	1,682
Sea freight	26,482	16,894
Rail freight	21	107
Agency services	2,645	2,187
	31,809	20,870

The following table presents revenue by timing of revenue recognition for the years ended September 30, 2024, and 2023, respectively:

	For the year ended September 30,
	2024	2023
	US$’000	US$’000
Timing of Revenue Recognition
Services transferred over time	29,164	18,683
Services transferred at a point in time	2,645	2,187
	31,809	20,870

Note 13 Income taxes

	For the year ended September 30
	2024	2023
	US$’000	US$’000
Income before income tax	2,881	(407)
Income tax computed at statutory tax rate	365	150
Effect of different tax rates available to different jurisdictions	(21)	-
Non-taxable income	(1)	(3)
Non-deductible expenses	36	7
Temporary difference-not recognized	(1)	101
Effect of tax loss not recognized*	407	93
Income tax expense	785	348

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

CGL Holding limited and China Global Lines Holding Limited are incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

CGL is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 8.25% for the first HK$ 2 million assessable profits and 16.5% for the assessable profits over the first HK$ 2 million.

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

*

These amounts are tax losses incurred by subsidiaries in the respective years of which no deferred tax assets were recognized due to uncertainty of the utilization of tax losses. The amounts are computed as applying the respective statutory tax rates on the allowable losses incurred.

F-22

Note 14 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on 3 March 2022. The authorized number of ordinary shares was 303,000,000 shares with a par value of USD 0.0001 per ordinary share.

For the purpose of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 15,000,000 shares of ordinary shares outstanding effected on June 9, 2022.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 15 Commitments and Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records accruals for loss contingency resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2024, and 2023 and through the issuance date of these consolidated financial statements.

Lease Commitments

The Company entered into leases for offices space located in HK and all PRC offices, including Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen. The Company’s commitments for minimum lease payment under these operating leases as of September 30, 2024, is disclosed in Note 9 - lease.

Note 16 Subsequent events

The Company has assessed all events from September 30 2024, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

F-23

CGL LOGISTICS HOLDINGS LIMITED

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in U.S. dollars and in thousands, except for number of shares)

	As of March 31,	As of September 30,
	2025 (unaudited)	2024
	US$’000	US$000
ASSETS
Current assets:
Cash and cash equivalents	4,828	3,205
Accounts receivable, net	7,274	7,248
Contract asset	1,663	1,871
Contract cost	404	633
Prepayments, deposits and other receivables	1,036	1,136
Amounts due from related parties	448	3
Amount due from a director	-	586
Deferred offering costs	84	-
Total current assets	15,737	14,682

Non-current assets:
Right of use assets	669	726
Property and equipment, net	95	114
Deferred tax assets	411	416
Deposits	7	7
Amount due from a related party	17	18
Total non-current assets	1,199	1,281

TOTAL ASSETS	16,936	15,963

Current liabilities:
Accounts payable	6,869	5,756
Other payables and accrued liabilities	464	434
Contract liabilities	235	358
Tax payables	3,188	2,833
Operating lease liabilities – current	138	156
Bank borrowings - current	1,346	996
Total current liabilities	12,240	10,533

Non-current liabilities:
Operating lease liabilities – non-current	538	579
Deferred tax liabilities	124	136
Total non-current liabilities	662	715

TOTAL LIABILITIES	12,902	11,248

Commitments and contingencies (Note 16)

Shareholders’ equity:
Ordinary shares, US$0.0001 par value; 303,000,000 shares authorize, 15,000,000 shares issued and outstanding as of March 31, 2025 and September 30, 2024	2	2
Additional paid-in capital	48	48
Accumulated other comprehensive losses	(120)	(411)
Statutory reserve	806	806
Retained earnings	3,298	4,270
Total shareholders’ equity	4,034	4,715
Non-controlling interests	-	-
TOTAL EQUITY	4,034	4,715
TOTAL LIABILITIES AND EQUITY	16,936	15,963

F-24

CGL LOGISTICS HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in U.S. dollars and in thousands, except for number of shares and per share amount)

	For the six months ended March 31,
	2025 (unaudited)	2024 (unaudited)
	US$’000	US$’000
REVENUE	17,700	11,525

COST AND EXPENSES
Cost of revenue	(14,051)	(9,271)
General and administrative expense	(2,932)	(2,105)

Total cost and expenses	(16,983)	(11,376)

INCOME FROM OPERATIONS	717	149

OTHER INCOME AND EXPENSES
Other income and gain, net	462	510
Interest expense	(31)	(22)

INCOME BEFORE INCOME TAX	1,148	637

Income tax expense	(131)	(172)

NET INCOME	1,017	465

NET INCOME ATTRIBUTABLE TO:
Owner of the Company	1,017	465
Non-controlling interest	-	-
	1,017	465
OTHER COMPREHENSIVE INCOME
Foreign currency translation	291	(15)

TOTAL COMPREHENSIVE INCOME	1,308	450

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owner of the Company	1,308	450
Non-controlling interest	-	-
	1,308	450
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted (number of shares)	15,000,000	15,000,000

Net Income (loss) per share attributable to ordinary shareholders
Basic and diluted (in US$)	0.07	0.03

F-25

CGL LOGISTICS HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

(Amounts in U.S. dollar and in thousands, except for number of shares)

	Ordinary	Amount	Additional paid in capital	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total shareholder equity	Non-controlling interests	Total
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

As of October 1, 2023	15,000,000	2	48	(517)	806	2,174	2,513	-	2,513

Net income for the period	-	-	-	-	-	465	465	-	465
Foreign currency translation	-	-	-	(15)	-	-	(15)	-	(15)
As of March 31, 2024 (unaudited)	15,000,000	2	48	(532)	806	2,639	2,963	-	2,963

As of October 1, 2024	15,000,000	2	48	(411)	806	4,270	4,715	-	4,715

Net income for the period	-	-	-	-	-	1,017	1,017	-	1,017
Foreign currency translation	-	-	-	291	-	-	291	-	291
Dividend	-	-	-		-	(1,989)	(1,989)	-	(1,989)

As of March 31, 2025 (unaudited)	15,000,000	2	48	(120)	806	3,298	4,034	-	4,034

F-26

CGL LOGISTICS HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in U.S. dollars and in thousands, except for number of shares)

	For the six months ended March 31,
	2025	2024
	US$’000	US$’000
Cash flows from operating activities

Income before income tax	1,148	637

Adjustments to reconcile net income to net cash provided by operating activities
Provision for credit losses	45	147
Depreciation of property and equipment	22	23
Depreciation of right-of-use assets	104	101
Exchange difference	332	(32)
Changes in operating assets and liabilities:
Accounts receivable	(87)	(987)
Prepayments, deposits and other receivables	42	569
Contract asset	151	108
Contract cost	215	(78)
Deferred offering costs	(84)	-
Contract liabilities	(112)	(23)
Trade payable	1,188	(64)
Other payables and accrued liabilities	41	446
Tax payables	221	-
Operating lease liabilities	(109)	(105)
Tax paid	26	-
Net cash generated from operating activities	3,143	742

Cash flow from investing activities
Advanced to related parties	(1,859)	(20)
Net cash used in investing activities	(1,859)	(20)

Cash flow from financing activities
Proceeds from bank borrowings	797	66
Repayment to bank borrowings	(414)	(769)
Net cash generated from/(used in) financing activities	383	(703)

Net increase in cash and cash equivalents	1,667	19
Effect of exchange rate change on cash and cash equivalents	(44)	(6)
Cash and cash equivalents at the beginning of the year	3,205	2,230
Cash and cash equivalents at the end of the year	4,828	2,255

Supplemental cash flow information:
Cash paid for interest expense	20	11
Cash paid for income taxes
	8	-

Supplemental disclosure of significant non-cash financing activity:

During the six months ended March 31, 2025, there was settlement of amount due from director of US$1,989,000 though dividend declared to the controlling shareholder of the Company.

F-27

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of business and organization

CGL Logistics Holdings Limited (the “Company”) and its subsidiaries (collectively referred as “CGL Group” or “Group”) primarily engaged in the provision of freight forwarding and agency logistics services.

CGL Logistics Holdings Limited is an investment holding company incorporated in the Cayman Islands on 3 March 2022. The Company has no substantive operations other than holding the equity interest in CGL Holding Limited and China Global Lines Holdings Limited.

Reorganization

Reorganization structure of the Group was completed on June 9, 2022. The reorganization involved the incorporation of the Company and the transfer of all equity ownership of CGL Holding Limited and China Global Lines Holding Limited from the former shareholder. After the reorganization, the controlling shareholder of the Company is the same as for CGL Holding Limited and China Global Lines Holding Limited. The Company and its subsidiaries are effectively controlled by the same shareholder before and after the reorganization, as such the reorganization was accounted for under common control.

Note 2 Summary of significant accounting policies

Basis of preparation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP “).

Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated between the Company and its subsidiaries upon combination.

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

F-28

The accompanying consolidated financial statements reflect the activities of the Company and each of the following subsidiaries:

Name of subsidiaries	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of March 31, 2025	Effective ownership as of September 30, 2024
CGL Holding Limited	British Virgin Islands (“BVI”)	November 19, 2008	Investment holding	100%	100%
China Global Lines Holding Limited	BVI	November 16, 2016	Investment holding	100%	100%
CGL Flying Fish Logistics (Shanghai) Limited (“CGLSH”)	The Peoples’s Republic of China (“PRC”)	November 30, 2004	Provision of freight forwarding and agency logistics services, situated in PRC	100%	100%
China Global Lines Limited (“CGL”)	Hong Kong (“HK”)	October 24, 1996	Provision of freight forwarding and agency logistics services, situated in HK	100%	100%
CGL Flying Fish Logistics (Beijing) Limited	PRC	September 8, 2021	Provision of freight forwarding and agency logistics services, situated in PRC	100%	100%

All ownership of the entities comprising the Group reflected above are held by direct equity interests and there is no contractual arrangement, i.e. variable interest entity arrangement comprising the Group.

Business combinations and non-controlling interests

Except for the reorganization accounted for under common control, the Group accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Group and equity instruments issued by the Group. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Group may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

For the Group’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly or indirectly, to the Company.

F-29

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Group’s consolidated financial statements include percentage of service income recognized, useful lives of property and equipment and right of use assets, impairment of long-lived assets and allowance for credit losses. Actual results could differ from these estimates

Foreign currency translation and transaction

The functional currencies of the Group are the local currency of the country in which the subsidiaries operate. The reporting currency of the Group is the United States Dollars (“US$”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency in the consolidated statement of income and comprehensive income.

The functional currency of the Company is US$. The functional currency of CGL is the Hong Kong dollar (“HK$”). The Company’s subsidiaries with operations in the PRC use the local currency, Renminbi (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiaries using HK$ as functional currency, the Company’s assets and liabilities are expressed in US$ at the exchange rate of 7.8, a pegged rate determined by the linked exchange rate system in Hong Kong.

For the purpose of presenting these financial statements of subsidiaries using RMB as functional currency, the Group’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.2741 and 7.0251 as of March 31, 2025 and September 30, 2024, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 7.2754 and 7.1892 for the six months ended March 31, 2025 and 2024, respectively.

Cash

Cash comprises of cash at banks and on hand. Cash was held in accounts at financial institutions located in Hong Kong and the PRC. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

F-30

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors including historical experience, ageing of accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss.

Prepayments and deposits

Prepayments and deposits are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided, or amounts made to the Group’s landlord. These amounts are refundable and bear no interest. Prepayments and deposits are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Other receivables

Other receivables primarily include short-term interest-bearing advances made to third parties. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Leasehold improvement	5 years
Computer and office equipment	3-5 years
Motor vehicle	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to profit or loss as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. The Group has elected not to recognize right-of-use asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

F-31

Bank borrowings

Bank borrowings are recognized initially at fair value, net of incidental fees. Incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Commitments and contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, lawsuits, and tax disputes. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred, and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. As of March 31, 2025 and September 30, 2024, the Group had no such potential material loss contingency. For other commitments and contingencies, please refer to Note 16 for more details.

Impairment of long-lived assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets, if applicable, based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Fair Value Measurement

The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

The Group follows the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

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Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at carrying values, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

The fair value of the Company’s long-term debts approximated the carrying value as at March 31, 2025 and September 30, 2024, as the weighted average interest rate on these long-term debt approximates the market rate for similar debts.

Revenue Recognition

The Group generates revenues from the provision of freight forwarding and agency services. The Group accounts for recognition of revenues under ASC 606 “Revenue from Contracts with Customers”.

The core principle underlying ASC 606 is that the Group will recognize revenue to represent the transfer of services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of services transfers to a customer.

The Group generates majority of its revenue from provision of freight forwarding services. The Group enters into distinct contract with each customer for the provision of freight forwarding services. Under each contract, the Group obtains control of the services to transport the customer’s goods, cargos or project components from one point to another and to provide pick-up services, warehousing services and/or customs clearance/declaration services as instructed by the customer. The Group commits direct responsibilities to the customer, notwithstanding there are involvement of other freight forwarders/carriers and services providers. These services are usually a distinct bundle of services without other specified services to be provided and are considered to represent one single performance obligation satisfied over the period that services are provided to the customer.

In our provision of freight forwarding services, the customers simultaneously receive and consume the benefits provided by the Group’s performance as the Group performs, thus performance obligation is satisfied over time. The progress towards complete satisfaction of performance obligation is measured based on the progress, i.e. time elapsed, of each shipment from the time of acceptance of the goods to the delivery to the final destination. In very rare circumstances we are requested by customers to arrange third party warehouse services during a shipment of goods, of which storage of goods in the warehouses are within one to two days, such days of storage in warehouses are estimated into the time of travel. Customs clearance/declaration, if requested by customers, are usually completed on the day of shipment when the goods arrive the destination. The Group considers the output selected directly reflects the value provided to the customers and is objectively measurable, it is therefore considered the output method used provide a faithful depiction of the transfer of services.

The Group generally acts as the principal for freight forwarding services and such revenues are primarily recorded on a gross basis. When the Group is the principal in a transaction, it has critically determined that it is in control of the services, including establishing the transaction price, managing all aspects of the shipments process, directing third party freight forwarders/carriers and is primarily responsible for fulfilling the promise to provide the shipment and bearing the risk of loss of any damages or loss of goods to the customers.

On some occasions, the Group receive requests from customers to lodge bookings with shipping liners/airlines/train operators on their behalf while the Group only act as an agent without entering into the house bills with customers. Under such arrangement, the Group is neither primarily responsible for fulfilling the promise to the customers nor primarily responsible for the risk of loss of any damages or loss of goods. The Group would provide limited assistance to the customers to look after their loading of goods to the departure ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at departures.

On some occasions, the Group receive requests from overseas freight forwarding companies to refer service providers to provide certain ancillary services like pick-up services, warehousing services and/or customers clearance/declaration services in Hong Kong and the PRC. Under such arrangement, the Group is not able to direct the third-party service providers in their provision of the ancillary services, in addition the Group is neither primarily responsible for fulfilling the promise to the overseas freight forwarding companies nor primarily responsible for the risk of loss of any damages or loss of goods. The Group act as an agent to assign the tasks to other services providers, and the Group would provide limited monitoring assistance when the goods of the freight forwarding companies loaded to the arrival ports/gates/stations. Revenue is recognized at a point in time when the goods are loaded at arrivals.

Interest income from banks is recognized when received.

Contract assets and liabilities

Contract assets are unbilled amounts resulting from in-transit transportations, as the Group can only have the unconditional right to payment once a transportation has been completed. The allowance for expected credit loss is estimated based upon the Group’s assessment of various factors including historical experience, ageing of balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Group’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Group to reasonably estimate the amount of probable loss. As of March 31, 2025, and September 30, 2024, the Group recognized contract assets of US$1,663,000 and US$1,871,000, respectively.

Contract liabilities are recognized for contracts where payment has been received in advance of the transfer of service. As of March 31, 2025 and September 30, 2024, the Group recognized contract liabilities of US$235,000 and US$358,000, respectively.

Contract costs

Contract costs are the assets recognized from the costs incurred to obtain or fulfill a contract with a customer. As of March 31, 2025 and September 30, 2024, the Company recognized contract costs of US$404,000 and US$633,000, respectively.

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Cost of revenue

The cost of revenue primarily consists of the air freight, shipment costs, rail costs and the trucking expense incurred to transport customers’ goods to specified destinations.

Employee benefit

The Group operates a defined contribution Mandatory Provident Fund retirement benefit scheme (the “MPF Scheme”) under the Mandatory Provident Fund Schemes Ordinance in Hong Kong for all of its employees in Hong Kong. Contributions are made based on a percentage of the employees’ basic salaries and are charged to the statement of profit or loss as they become payable in accordance with the rules of the MPF Scheme. The assets of the MPF Scheme are held separately from those of the Group in an independently administered fund. The Group’s employer contributions vest fully with the employees when contributed into the MPF Scheme.

Hong Kong employees that have been employed continuously for at least five years are entitled to long service payments in accordance with the Hong Kong Employment Ordinance under certain circumstances. These circumstances include where an employee is dismissed for reasons other than serious misconduct or redundancy, that employee resigns at the age of 65 or above, or the employment contract is of fixed term and expires without renewal. The amount of Long Service Payment (“LSP”) payable is determined with reference to the employee’s final salary (capped at HK$22,500) and the years of service, reduced by the amount of any accrued benefits derived from the Group’s contributions to MPF scheme, with an overall cap of HK$390,000 per employee. Currently, the Group does not have any separate funding arrangement in place to meet its LSP obligation.

In June 2022, the Government gazetted the Amendment Ordinance, which will eventually abolish the statutory right of an employer to reduce its LSP payable to a Hong Kong employee by drawing on its mandatory contributions to the MPF scheme. The Government has subsequently announced that the Amendment Ordinance will come into effect from the Transition Date i.e. 1 May 2025. Separately, the Government has also introduced a subsidy scheme to assist employers after the abolition.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the LSP in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the LSP in respect of the employee’s service up to that date; in addition, the LSP in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date.

The Group has determined that the Amendment Ordinance has no material impact on the Group’s LSP liability with respect to employees in Hong Kong.

The employees of the Group’s subsidiaries which operate in Mainland China are required to participate in a central pension scheme operated by the local municipal government. These subsidiaries are required to contribute 23% to 39% of their payroll costs to the central pension scheme. The contributions are charged to the statement of profit or loss as they become payable in accordance with the rules of the central pension scheme.

Income taxes

The Group accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Group recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax liabilities (if any) in interest expenses and administrative expenses, respectively.

Related parties and transactions

The Group identifies related parties, accounts for, and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be a corporation or individual, are considered to be related if the Group has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Transactions between related parties commonly occurring in the normal course of business are considered to be related party transactions. Transactions between related parties are also considered to be related party transactions even though they may not be given accounting recognition. While ASC 850 does not provide accounting or measurement guidance for such transactions, it nonetheless requires their disclosure. See Note 10 to the consolidated financial statements for further details.

F-34

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the owners of the Company divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended March 31, 2025 and 2024, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Group has accumulated loss from prior periods, the Group is able to use the current period net income after tax to offset against the accumulate loss.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Group’s business segments.

The Group’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who is responsible for the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance. The Group has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Group does not provide additional segment reporting in these accompanying notes.

F-35

Recent issued Accounting Pronouncements

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted this ASU from October 1, 2024, which did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in our consolidated financial statements, once adopted. This ASU is currently not expected to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure, in the notes to financial statements, of specified information about certain costs and expenses. A reporting entity is required to 1) disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e); 2) include certain amounts that are already required to be disclosed under current generally accepted accounting principles in the same disclosure as the other disaggregation requirements; 3) disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and 4) disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on the Company’s consolidated financial statements.

Other accounting standards issued by FASB do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

F-36

Concentrations of Risks

(a) Foreign currency risk

A majority of the Group’s revenue and expense transactions are denominated in functional currency of its subsidiaries.

For the Hong Kong operation, as the HK dollar is pegged to the USD since 1983, and since May 2005, the USD 1 is within the range of HKD 7.75 to HKD 7.85. The management considered that the foreign currency risk for Hong Kong dollar is limited under the pegging arrangement.

For the PRC operations, the RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the US$ may affect the Group’s financial results reported in the US$ terms without giving effect to any underlying changes in the Group’s business or results of operations. Remittances in currencies other than RMB by the Group in PRC must be processed through the PBOC or other PRC foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Group is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the US$ and RMB. If the RMB depreciates against the US$, the value of RMB revenues, earnings and assets as expressed in US$ financial statements will decline. The Group has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Concentration of Credit risk

Financial instruments that potentially subject the Group to a significant concentration of credit risk consist primarily of cash. As of March 31, 2025 and September 30, 2024 substantially all of the Group’s cash were held by major financial institutions located in Hong Kong and the PRC, which management believes are of high credit quality. For the credit risk related to accounts receivable, the Group performs ongoing credit evaluations of its customers. The Group establishes an allowance for doubtful accounts based upon past events, current conditions, estimates about the future, factors surrounding the credit risk of specific customers and other information. Significant events or conditions that affect the current estimate but were not contemplated or relevant during a previous period. The changes in the factors that may influence management’s current estimate of expected credit losses.

(c) Customer concentration risk

For the six months ended March 31, 2025, three customers accounted for 11.2%, 6.7% and 6.1% of the Group’s total revenues. For the six months ended March 31, 2024, two customers accounted for 17.9% and 5.8% of the Company’s total revenues. No other customer accounts for more than 5% of the Company’s revenue for the six months ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, three customers accounted for 26.9%, 17.6%, and 9.4% of the total balance of accounts receivable. As of September 30, 2024, five customers accounted for 17.2%, 14.8%, 7.5%, 6.0% and 5.5% of the total balance of accounts receivable. No other customer accounts for more than 5% of the Company’s accounts receivable as of March 31, 2025 and September 30, 2024, respectively.

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(d) Vendor concentration risk

For the six months ended March 31, 2025, three vendors accounted for 16.7%, 6.4% and 5.7% of the Group’s total cost of sales. For the six months ended March 31, 2024, two vendors accounted for 17.3% and 6.6% of the Group’s total cost of sales. No other vendors account for more than 5% of the Group’s total cost of sales for the six months ended March 31, 2025, and 2024, respectively. As of March 31, 2025, one vendor accounted for 69% of the total balance of accounts payable. As of September 30, 2024, three vendors accounted for 45.9%, 6.9% and 6.0% of the total balance of accounts payable. No other vendors account for more than 5% of the Company’s accounts payable as of March 31, 2025, and September 30, 2024, respectively.

Note 3 Accounts receivable, net

Accounts receivable, net consist of the following:

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Accounts receivable	8,979	8,945
Allowance for doubtful accounts	(1,705)	(1,697)
Total accounts receivable, net	7,274	7,248

Movements of allowance for doubtful accounts are as follows:

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Beginning balance	1,697	1,500
Provision	40	301
Reversal	(32)	(104)
Ending balance	1,705	1,697

Note 4 Prepayment, deposit and other receivables

Prepayment, deposit and other receivables consist of the following:

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Deposit	177	293
Prepayment	305	60
Loan receivables	426	695
Other receivables, net	135	95
	1,043	1,143
Non-current portion - Deposits	(7)	(7)
Current portion	1,036	1,136

Note 5 Property and equipment, net

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Leasehold improvement	69	69
Computer and office equipment	518	519
Sub-total	587	588
Less: accumulated depreciation	(492)	(474)
Property and equipment	95	114

Depreciation expenses recognized for the six months ended March 31, 2025, and 2024 were US$22,000 and US$23,000, respectively.

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Note 6 Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Accrued expenses	128	137
Other payables	336	297
	464	434

Note 7 Contract assets and contract liabilities

When the Group provides freight forwarding services in advance of receiving consideration, unbilled amounts resulting from in-transit transportation would be recognized as contract assets as the Group can only have the unconditional right to payment once a transportation has been completed. As of March 31, 2025 and September 30, 2024, the Group had contract assets of $1,663,000 and $1,871,000, respectively. The amounts of contract assets that are expected to be recovered within one year.

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Contract assets	1,706	1,901
Allowance for doubtful accounts	(43)	(30)
Total contract assets, net	1,663	1,871

As of March 31, 2025 and September 30, 2024, the Group had contract liabilities of US$235,000 and US$358,000, respectively. Certain transportation service contracts would require the customer to pay a portion of the total price before services are rendered. These advance payments from customers for services to be performed in the future are recognized as contract liabilities, and the Group reduces such liabilities and recognizes revenues after it fulfills pertinent performance obligations, usually within one year.

The movement of contract liabilities was as follows:

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000
Beginning balance	358	244
Advances received from customers	235	358
Amount recognized as revenue during the year	(358)	(244)
Exchange realignment	-	-
Balance at the end of year	235	358

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Note 8 Credit facilities

Bank borrowings

Summary of outstanding bank borrowings as of March 31, 2025 and September 30, 2024 consisted of the following:

Bank Name	Drawdown Date	Due Date	Interest rate	Guarantee	Date of paid off	March 31, 2025 (Unaudited) US$’000	September 30, 2024 US$’000
Bank of China*	January 15, 2025	July 14, 2025	2.125% over HIBOR	Guarantee by Mr. Lee Fook Chuen Byron, Mr. Lee Wing On Samson and a company owned by Mr. Lee Fook Chuen Byron	-	385	-
Bank of China****	March 17, 2024	March 18, 2025	1-year loan prime rate issued from the National Interbank Funding Center (LPR) minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	March 17, 2025	-	427
Bank of China******	March 17, 2025	March 16, 2026	1-year LPR minus 0.4%	Guarantee by Mr. Lee Fook Chuen Byron and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	412	-
Industrial Bank Co., Ltd.*****	July 8, 2024	July 8, 2027	1-year LPR	Guarantee by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar and legal charges over certain properties owned by Mr. Lee Fook Chuen Byron and his spouse, Ms. Cheng Siu Nar	-	549	569
Short-term bank borrowing						1,346	996

* This is a revolving loan agreement up to HKD 10,000,000. The Group utilized HKD 3,000,000 on January 15, 2025.

**** This is a term loan agreement up to RMB 3,000,000. The Group utilized RMB 3,000,000 since March 18, 2024 and repaid RMB 3,000,000 on March 17, 2025.

****** This is a revolving term loan agreement up to RMB 7,600,000. The Group utilized RMB 3,000,000 at the inception date of March 17, 2025.

***** This is a term loan agreement up to RMB 4,000,000. The Group utilized RMB 4,000,000 at the inception date of July 8, 2024 and repaid RMB10,000 on December 21, 2024.

The above bank borrowings were classified as current liabilities as they include a repayment-on-demand clause.

Interest expense incurred from the bank borrowing were USD20,000 and USD11,000 for the six months ended March 31, 2025 and 2024, respectively, the interest expense represents the weighted average rate of 4.0% and 3.3% for the six months ended March 31, 2025 and 2024, respectively.

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Note 9 Leases

The Group entered into leases for offices space located in HK and all PRC offices, including Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen.

As of March 31, 2025 and September 30, 2024, the Group’s operating lease has an average remaining lease term of 1.86 year and 2.06 years, respectively. As of the same date, the Group’s operating leases had a weighted average discount rate of 3% and 3%, respectively. Future lease payments as of March 31, 2025 and September 30, 2024 are as follows:

	March 31, 2025 (Unaudited) US$’000	September 30, 2024 US$’000
Within 1 year	157	176
After 1 year but within 2 years	131	120
After 2 years but within 5 years	216	228
After 5 years	248	283
Future minimum operating lease payment	752	807
Less: imputed interest	(76)	(72)
Total operating lease liability	676	735
Less: Current portion	(138)	(156)
Non-current portion	538	579

The depreciation of right of use assets of the Group for the six months ended March 31, 2025 and 2024 were US$104,000 and US$101,000, respectively. The finance cost recognized in relation to the leases for the six months ended March 31, 2025 and 2024 were US$11,000 and US$11,000, respectively.

Note 10 Related party balances and transactions

Related party balances

The amount due from a director consists of the followings:

Name	Relationship	Nature	March 31, 2025 (Unaudited) US$’000	September 30, 2024 US$’000
Mr. Lee Fook Chuen Byron	Sole shareholder / director	interest-free advance	-	586

The above amount represents unsecured, non-interest-bearing advance provided to Mr. Lee which is repayable on demand. On 31 March 2025, the Company set off the amount due from Mr. Lee against a dividend declared to him.

Details of related party balances are summarized as follow:

Amounts due from related parties

	March 31, 2025 (Unaudited)	September 30, 2024
	US$’000	US$’000

Current asset
Fook Star International Holding Limited	3	3
SG OVERSEAS LOGISTICS LTD	442	-
Prominent Way Investment Limited	3	-

Non-current asset
Prominent Way Investment Limited	17	18

Amounts due from (to) related parties were interest-free, unsecured and due (repayable) on demand. The Group made (obtained) funds to (from) its related parties for business purposes.

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Related party transaction (Guarantee)

The related parties made guarantees to the Group in relation to all the bank borrowings of the Group. Please refer to the Note 8 for the detail of each guarantee made by the related parties to the Group as of March 31, 2025 and 2024.

Related party transaction

With the exception of the guarantee made by the related parties to the Group, the Group entered into the rental agreements with the related parties for the offices premise situated in Hong Kong and PRC, as followings:

Office premise	Relationship with the lessor	Rental expenses for the six months ended March 31, 2025 (Unaudited) US$’000	Rental expenses for the six months ended March 31, 2024 (Unaudited) US$’000
Guangzhou	Lessor is a company owned by Mr. Lee, sole shareholder	6	6
Qingdao	Lessor is Mr. Lee, sole shareholder	6	7
Shanghai	Lessor is a company owned by Mr. Lee, sole shareholder	18	18
Shenzhen	Lessor is Mr. Lee, and his spouse	24	24
Xiamen	Lessor is a company owned by Mr. Lee, sole shareholder	4	4
Hong Kong	Lessor is a company owned by Mr. Lee, sole shareholder	35	35
		93	94

The related party transactions are determined on an arm-length basis by reference to the market price of the comparable office premises.

Note 11 Employee benefits government plan

The Group participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement; medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Revenue and segment information

The Group follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Mr. Lee, the Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the management’s assessment on the type of services provided, the Group determined that it has only one operating segment which is the provision of freight forwarding and agency services and therefore one reportable segment as defined by ASC 280. The single segment represents the Group’s core business of providing (i) air freight services; (ii) sea freight services; (iii) rail freight; and (iv) agency services to its customers in Hong Kong and China.

The following table presents revenue by geographic locations for the six months ended March 31, 2025 and 2024, respectively:

	For the six months ended March 31,
	2025 (Unaudited)	2024 (Unaudited)
	US$’000	US$’000
Hong Kong	14,290	7,832
PRC	3,410	3,693
	17,700	11,525

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The following table presents revenue by major revenue type for the six months ended March 31, 2025 and 2024, respectively:

	For the six months ended March 31,
	2025 (Unaudited)	2024 (Unaudited)
	US$’000	US$’000
Air freight	959	1,239
Sea freight	14,085	9,799
Rail freight	-	8
Agency services	2,656	479
	17,700	11,525

The following table presents revenue by timing of revenue recognition for the six months ended March 31, 2025 and 2024, respectively:

	For the six months ended March 31,
	2025 (Unaudited)	2024 (Unaudited)
	US$’000	US$’000
Timing of Revenue Recognition
Services transferred over time	15,044	11,046
Services transferred at a point in time	2,656	479
	17,700	11,525

Note 13 Income taxes

	For the six months ended March 31,
	2025 (Unaudited)	2024 (Unaudited)
	US$’000	US$’000
Income before income tax	1,148	637
Income tax computed at statutory tax rate	399	34
Effect of different tax rates available to different jurisdictions	-	(21)
Non-taxable income	(3)	(5)
Non-deductible expenses	21	5
Temporary difference-not recognized	(8)	1
Tax loss utilized	(260)	-
Over-provision in prior years	(34)	-
Effect of tax loss not recognized*	16	158
Income tax expense	131	172

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

CGL Holding limited and China Global Lines Holding Limited are incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

CGL is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 8.25% for the first HK$ 2 million assessable profits and 16.5% for the assessable profits over the first HK$ 2 million.

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

* These amounts are tax losses incurred by subsidiaries in the respective periods of which no deferred tax assets were recognized due to uncertainty of the utilization of tax losses. The amounts are computed as applying the respective statutory tax rates on the allowable losses incurred.

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Note 14 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on 3 March 2022. The authorized number of ordinary shares was 303,000,000 shares with a par value of USD 0.0001 per ordinary share.

For the purpose of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 15,000,000 shares of ordinary shares outstanding effected on June 9, 2022.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 15 Dividend

On March 31, 2025, the Company declared dividends of $1,989,000 to Mr. Lee, the controlling shareholder and the director of the Company. The amount offset against the balance due from the director as on March 31, 2025 in full.

Note 16 Commitments and Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records accruals for loss contingency resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and September 30, 2024 and through the issuance date of these consolidated financial statements.

Lease Commitments

The Company entered into leases for offices space located in HK and all PRC offices, including Beijing, Guangzhou, Ningbo, Qingdao, Shanghai, Shenzhen and Xiamen. The Company’s commitments for minimum lease payment under these operating leases as of March 31, 2025, is disclosed in Note 9 - lease.

Note 17 Subsequent events

The Company has assessed all events from March 31, 2025, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

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CGL LOGISTICS HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

1,750,000 Ordinary Shares

Through and including [_____________], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles that will become effective immediately prior to the completion of this offering, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

II-1

Ordinary Shares

Pursuant to a group reorganization in 2022 that involved several steps, the Registrant issued an aggregate of 15,000,000 Ordinary Shares, par value US$0.0001.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration

Fook Star International Holding Limited, a company incorporated in the BVI with limited liability on November 14, 2016, and wholly-owned by Mr. Byron Lee, our CEO	March 3, 2022	1	$0.01

Fook Star International Holding Limited, a company incorporated in the BVI with limited liability on November 14, 2016, and wholly-owned by Mr. Byron Lee, our CEO	April 26, 2022	2	Consideration for the allotment of ordinary shares is satisfied in full by share contribution of 100% of the ownership of each of CGL Holding Limited and China Global Lines Holdings Limited

Fook Star International Holding Limited, a company incorporated in the BVI with limited liability on November 14, 2016, and wholly-owned by Mr. Byron Lee, our CEO	June 9, 2022	14,999,997	$1,500

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-2

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR § 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1***	Amended Memorandum and Articles of Association of the Registrant dated April 26, 2022
5.1**	Opinion of Appleby regarding the validity of securities being registered
8.1**	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion SH Wong & Co. regarding certain Hong Kong legal matters
8.3**	Opinion of PacGate Law Office regarding certain PRC legal matters
10.1***	Form of Directors’ Agreement
10.2***	Form of Indemnification Agreement
10.3***	Agency Agreement between Kristal and China Global Lines Limited
10.4***	Agency Agreement between Optimoto LLC and China Global Lines Limited
10.5***	Blocked Space Cargo Agreement between Silk Way West Airlines and China Global Lines Ltd.
10.6***	Employment Agreement between the Registrant and Mr. Lee Fook Chuen Byron
10.7***	Employment Agreement between the Registrant and Mr. Lee, Wing On Samson
10.8***	Employment Agreement between the Registrant and Mr. Sohrab Khan
10.9***	Employment Agreement between the Registrant and Mr. Jian Yibin
10.10***	Form of CSA Arrangement
10.11***	Financial Consulting Agreement – Fortuna Investment Holding Limited
10.12***	Lease Agreement – Guangzhou
10.13***	Lease Agreement - Hong Kong
10.14***	Lease Agreement – Ningbo
10.15***	Lease Agreement – Qingdao
10.16***	Lease Agreement – Shanghai
10.17***	Lease Agreement – Shenzhen
10.18***	Lease Agreement – Xiamen
10.19***	Lease Agreement – Beijing
10.20**	Lock-Up Agreements
14***	Form of Code of Ethics of the Registrant
21.1***	Form of List of Subsidiaries of the Registrant
23.1*	Consent of PKF Littlejohn LLP
23.2**	Consent of Appleby (included in Exhibit 5.1)
23.3***	Consent of Chan Sau Kuen Cathine
23.4***	Consent of Meyrick Ying Keung Wong
23.5***	Consent of Yee Shuen Wilson Wong
23.6***	Consent of Stave Horizon Initiative
23.7**	Consent of SH Wong & Co. (included in Exhibit 8.2)
23.8**	Consent of PacGate Law Office (included in Exhibit 8.3)
24.1***	Form of Power of Attorney (included on signature pages)
99.1***	Audit Committee Charter
99.2***	Nomination Committee Charter
99.3***	Compensation Committee Charter
107*	Filing Fees

* Filed herewith

**To be Filed

*** Previously Filed

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on December 12, 2025.

CGL LOGISTICS HOLDINGS LIMITED

By:	/s/ Lee Fook Chuen Byron
Name:	LEE Fook Chuen Byron
Title:	Chief Executive Office and Executive Director (Principal Executive Officer)

We, the undersigned directors and executive officers of CGL Logistics Holdings Limited and its subsidiaries hereby severally constitute and appoint LEE Fook Chuen Byron, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	December 12, 2025	/s/ Lee Fook Chuen Byron
LEE Fook Chuen Byron, Chief Executive Officer), and Executive Director (Principal Executive Officer)

Date:	December 12, 2025	/s/ Jian Yibin
JIAN Yibin, Principal Accounting Officer/Chief Financial Officer, Executive Director (Principal Financial Officer)

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on December 12, 2025.

AUTHORIZED U.S. REPRESENTATIVE

COGENCY GLOBAL, INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

II-6